U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

General Form for Registration of Securities
Pursuant to Section 12(b) or 12(g)
of the Securities Exchange Act of 1934

or

Algodon Wines & Luxury Development Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	52-2158952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

135 Fifth Avenue, Floor 10

New York, NY 10010

Phone: 212-739-7700

(Address and telephone number of Registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Name of Each Exchange On Which Registered:
None	None

Securities registered or to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

EXPLANATORY NOTE

Algodon Wines & Luxury Development Group, Inc. is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on a voluntary basis to provide current public information to the investment community and to comply with applicable requirements for the quotation or listing of its securities on a national securities exchange or other public trading market. In this Registration Statement, the terms “Company,” “AWLD,” “we,” “us,” and “our” refer to Algodon Wines & Luxury Development Group, Inc. and its subsidiaries. We refer to our $.01 par value common stock as our common stock.

Once this Registration Statement is deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Special Note—Forward-Looking Statements

This Registration Statement contains forward-looking statements that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of the Company’s various projects and investments, growth strategy, and future financial performance, including operations, economic performance, financial condition, prospects, and other future events. AWLD and its management have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on current expectations. These forward-looking statements appear in a number of places in this Registration Statement.

In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements, including the risks outlined under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Important factors to consider in evaluating forward-looking statements include:

•	the risks and additional expenses associated with international operations and operations in a country (Argentina) which has had significantly high inflation in the past and is reflected in recent reports as having substantial political risk factors;

•	the risks associated with a start-up business that has never been profitable and has significant working capital needs;

•	the possibility of external factors preventing or delaying the acquisition, development or expansion of real estate projects;

•	changes in external market factors;

•	changes in the industry’s overall performance;

•	changes in business strategies;

•	possible inability to execute the Company’s business strategies due to industry changes or general changes in the economy generally;

•	changes in productivity and reliability of third parties, counterparties, joint venturers, suppliers or contractors; and

•	the success of competitors and the emergence of new competitors.

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Although AWLD currently believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. AWLD does not expect to update any of the forward-looking statements after the date of this Registration Statement or to conform these statements to actual results, except as may be required by law. You should not place undue reliance on forward-looking statements contained in this Registration Statement.

Industry and Market Data

Information about market and industry statistics contained in this Registration Statement is included based on information available to AWLD that it believes is complete and accurate in all material respects. It is generally based on third-party publications that are not produced for purposes of securities offerings or economic analysis. AWLD has not reviewed all the available market and industry information, and cannot assure potential investors of the accuracy or completeness of the information included in this Registration Statement. Forecasts and other forward-looking information obtained from these sources, including estimates of future market size, revenue and market acceptance of projects, services and investment opportunities, are subject to the same qualifications and the additional uncertainties accompanying any forward-looking statements.

SUMMARY

The following summary contains basic information about this Registration Statement. It may not contain all the information that is important to an investor. For a more complete understanding of this Registration Statement, we encourage you to read this entire Registration Statement and the documents that are referred to in this Registration Statement, together with any accompanying supplements.

Company Structure and History

AWLD conducts most of its business operations and holds assets through various subsidiaries. To avoid confusion among the various entities referred to and described in this Registration Statement, unless otherwise indicated, the terms “AWLD,” “Company,” “we,” “us,” and “our” refer to Algodon Wines & Luxury Development Group, Inc. and its subsidiaries. The term “Parent” refers to the single entity, Algodon Wines & Luxury Development Group, Inc.

AWLD is a company whose primary focus is to create, develop, market and manage real estate assets in Argentina. Currently, AWLD invests in, develops, and operates a hotel, vineyard and producing winery, and a golf and tennis resort located in Argentina. AWLD is also active in acquiring additional real estate located near the resort and developing the property for residential development.

The Company’s other operations are positioned to promote and enhance the ALGODON® brand and facilitate its real estate development operation. In addition to its real estate, resort development, and wine production businesses, AWLD owns a broker-dealer that is registered under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”) with a traditional retail commission-based business that specializes in offering private placement, venture capital-type opportunities in AWLD projects.

AWLD also holds as one of its assets, a public reporting shell corporation that is current in its reporting obligations under the Securities Exchange Act of 1934 and a ready target for merger or sale. The shell corporation is consolidated with AWLD and its assets and liabilities are de minimis.

The Parent is a Delaware corporation formed on April 5, 1999 under the name “Investprivate.com, Inc.” and was originally conceived as an Internet-based brokerage firm, the mission of which was to provide entrepreneurial and institutional investment opportunities to qualified or accredited investors to whom such opportunities historically were largely unavailable. On February 9, 2001, the Parent changed its name to “InvestPrivate Holdings Corp.” and created its broker dealer subsidiary and began to expand its business model in specific market sectors where it focused on creating and financing various operating businesses. On October 15, 2002, the Parent changed its name to “Diversified Biotech Holdings Corp.”

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On February 22, 2007, the Parent changed its name to “Diversified Private Equity Corp.” in order to reflect AWLD’s evolution from an Internet-based brokerage firm into a retail brokerage firm focusing on the marketing of private offerings and a developer of real estate projects in Argentina. AWLD has transitioned from a diversified private equity platform to a luxury real estate development company under the “Algodon” brand, and is now more widely recognized as “Algodon” than as DPEC. Thus, on October 1, 2012, the Parent changed its name to “Algodon Wines & Luxury Development Group, Inc.” which better describes AWLD’s current operating business and better reflects its trajectory. “Algodon” is the name that most of AWLD’s investors and customers are familiar with.

From AWLD’s inception, its goal to its investors has consistently been to provide entrepreneurial and institutional investment opportunities to qualified or accredited investors to whom such opportunities historically were unavailable. Under current SEC regulations, a large number of accredited investors in the United States can participate in the private equity products that AWLD offers, and management believes that the investment products it structures will be attractive to qualified investors.

The current corporate organizational structure of AWLD and how we have operated substantially for the past year appears below.

RISK FACTORS

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. In general, you take more risk when you invest in the securities of issuers in emerging markets such as Argentina than when you invest in the securities of issuers in the United States. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the price of our common stock could decline, and you may lose all or part of your investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Relating to Argentina

Economic and Political Risks Specific to Argentina

The Argentinian economy has been characterized by frequent and occasionally extensive intervention by the Argentinian government and by unstable economic cycles. The Argentinian government has often changed monetary, taxation, credit, tariff and other policies to influence the course of Argentina’s economy, and taken other actions which do, or are perceived to weaken the nation’s economy especially as it relates to foreign investors and other overall investment climate. For example, in 2008, the Argentine government assumed control over approximately $30 billion held in private pension funds, which caused a significant temporary decline in the Argentine stock market, a decline in the Argentine peso and prompted Standard & Poor’s to downgrade Argentina’s credit rating. The Argentine peso has devalued significantly against the U.S. dollar, from about 6.1 Argentine pesos per dollar in December 2013 to about 8.0 pesos per dollar in May 2014. The Argentine government has also instituted foreign exchange controls which may make foreign investment into Argentina to be less attractive.

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The overall state of Argentinian politics and the Argentina economy have resulted in numerous investment reports that warn about foreign investment in Argentina. Investors considering an investment in AWLD should be mindful of these potential political and financial risks.

Argentina’s economy may not support foreign investment or our business.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth, high inflation and currency deflation. Currently there is significant inflation, labor unrest, and currency deflation. There has also been significant governmental intervention into the Argentine economy, including price controls and foreign currency restrictions. As a result, uncertainty remains as to whether economic growth in Argentina is sustainable and whether foreign investment will be successful.

Recent efforts by Argentina to nationalize businesses.

In April 2012, Argentine President Cristina Fernández announced her decision to nationalize YPF, the country’s largest oil company, from its majority stakeholder, thus contributing to declining faith from foreign investors in the country and again resulting in a downgrade by Standard and Poor’s of Argentina’s economic and financial outlook to “negative”. There have been other discussions in Argentina about the possibility of nationalizing other businesses and industries, and there is no assurance that any investment in AWLD will be safe from government control or nationalization.

Continuing inflation may have an adverse effect on the economy.

The devaluation of the Argentine peso in January 2002 created pressures on the domestic price system that generated high inflation throughout 2002, before inflation stabilized in 2003. According to the National Institute of Statistics and Census (“Instituto Nacional de Estadísticas y Censos” or the “INDEC”), inflation was nearly 26% in 2012 and has continued at accelerated rates 2013 – including monthly inflation at 10.9% in December 2013. According to news reports, inflation during 2014 is approaching 30% and has resulted in nationwide strikes, devaluation of the Argentine peso in January 2014, and a price control program. The uncertainty surrounding the Argentine economy and future inflation may impact the country’s growth.

In the past, inflation has undermined the Argentine economy and the government’s ability to create conditions conducive to growth. A return to a high inflation environment would adversely affect the availability of long-term credit and the real estate market and may also affect Argentina’s foreign competitiveness by diluting the effects of the peso devaluation and negatively impacting the level of economic activity and employment.

Additionally, high inflation would also undermine Argentina’s foreign competitiveness and adversely affect economic activity, employment, real salaries, consumption and interest rates. In addition, the dilution of the positive effects of the peso devaluation on the export-oriented sectors of the Argentine economy will decrease the level of economic activity in the country. In turn, a portion of the Argentine debt is adjusted by the Coefciente de Estabilización de Referencia, (the “Stabilization Coefficient Index, or “CER Index”), a currency index that is strongly tied to inflation. Therefore, any significant increase in inflation would cause an increase in Argentina’s debt and, consequently, the country`s financial obligation.

If inflation remains high or continues to rise, Argentina’s economy may be negatively impacted and our business could be adversely affected. Periods of higher inflation may slow the rate of growth of the Argentinian economy which in turn would likely increase the Company’s costs and expenses, reduce its profitability and adversely affect its financial performance.

A highly inflationary economy is defined as an economy with a cumulative inflation rate of approximately 100 percent or more over a three-year period. If a country’s economy is classified as highly inflationary, the functional currency of the foreign entity operating in that country must be remeasured to the functional currency of the reporting entity. The cumulative inflation rate for Argentina over the last three years approximated 64%.

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Argentina’s ability to obtain financing from international markets is limited, which may impair its ability to implement reforms and foster economic growth.

In 2005 and 2010, Argentina restructured over 91% of its sovereign debt that had been in default since the end of 2001. Some of the creditors who did not participate in the 2005 or 2010 exchange offers continued their pursuit of a legal action against Argentina for the recovery of debt.

In April 2010, a New York court granted an attachment over reserves of the Argentine Central Bank in the United States requested by creditors of Argentina on the basis that the Central Bank was its alter ego. In subsequent court rulings Argentina was ordered to pay $1.33 billion to hedge fund creditors who refused to participate in the debt restructuring along with those who did. In February 2014, Argentina filed an appeal to the U.S. Supreme Court seeking to reverse these lower court decisions. As of April 2014, the U.S. Supreme Court has not yet made a ruling.

As a result of Argentina’s default and its aftermath of litigation, the government may not have the financial resources necessary to implement reforms and foster economic growth, which, in turn, could have a material adverse effect on the country’s economy and, consequently, our businesses and results of operations. Furthermore, Argentina’s inability to obtain credit in international markets could have a direct impact on our own ability to access international credit markets to finance our operations and growth.

The Argentine government has placed currency limitations on withdrawals of funds.

The Argentine government, led by populist president Cristina Fernández, has instituted economic controls that include limiting the ability recently of individuals and companies to exchange local currency (Argentine peso) into U.S. dollars and to transfer funds out of the country. Public reports state that government officials are micromanaging money flows by limiting dollar purchases and discouraging dividend payments and international wire transfers. As a result of these controls, Argentine companies currently have limited access to U.S. dollars through regular channels (e.g., banks) and consumers are facing difficulty withdrawing and exchanging invested funds. Given the Company’s investment in Argentinian projects and developments, its ability to mobilize and access funds may be affected by the above-mentioned political actions.

The Argentine government may, in the future, impose additional controls on the foreign exchange market and on capital flows from and into Argentina, in response to capital flight or depreciation of the peso. These restrictions may have a negative effect on the economy and on our business if imposed in an economic environment where access to local capital is constrained.

The stability of the Argentine banking system is uncertain.

Adverse economic developments, even if not related to or attributable to the financial system, could result in deposits flowing out of the banks and into the foreign exchange market, as depositors seek to shield their financial assets from a new crisis. Any run on deposits could create liquidity or even solvency problems for financial institutions, resulting in a contraction of available credit.

In the event of a future shock, such as the failure of one or more banks or a crisis in depositor confidence, the Argentine government could impose further exchange controls or transfer restrictions and take other measures that could lead to renewed political and social tensions and undermine the Argentine government’s public finances, which could adversely affect Argentina’s economy and prospects for economic growth which could adversely affect our business.

Government measures to preempt or respond to social unrest may adversely affect the Argentine economy and our business.

The Argentine government has historically exercised significant influence over the country’s economy. Additionally, the country’s legal and regulatory frameworks have at times suffered radical changes, due to political influence and significant political uncertainties. In April 2014, there were nationwide strikes that paralyzed the Argentine economy, shutting down air, train and bus traffic, closing businesses and ports, emptying classrooms, shutting down non-emergency hospital attention and leaving trash uncollected. This is consistent with past periods of significant economic unrest and social and political turmoil.

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Future government policies to preempt, or in response to, social unrest may include expropriation, nationalization, forced renegotiation or modification of existing contracts, suspension of the enforcement of creditors’ rights, new taxation policies, including royalty and tax increases and retroactive tax claims, and changes in laws and policies affecting foreign trade and investment. Such policies could destabilize the country and adversely and materially affect the economy, and thereby our business.

The Argentine economy could be adversely affected by economic developments in other global markets.

Financial and securities markets in Argentina are influenced, to varying degrees, by economic and market conditions in other global markets. Although economic conditions vary from country to country, investors’ perception of the events occurring in one country may substantially affect capital flows into other countries. Lower capital inflows and declining securities prices negatively affect the real economy of a country through higher interest rates or currency volatility.

In addition, Argentina is also affected by the economic conditions of major trade partners, such as Brazil and/or countries that have influence over world economic cycles, such as the United States. If interest rates rise significantly in developed economies, including the United States, Argentina and other emerging market economies could find it more difficult and expensive to borrow capital and refinance existing debt, which would negatively affect their economic growth. In addition, if these developing countries, which are also Argentina’s trade partners, fall into a recession the Argentine economy would be affected by a decrease in exports. All of these factors would have a negative impact on us, our business, operations, financial condition and prospects.

The Argentine government may order salary increases to be paid to employees in the private sector, which would increase our operating costs.

There have been recent nationwide strikes in Argentina over wages and benefits paid to workers which workers believe to be inadequate in light of the high rate of inflation. In the past, the Argentine government has passed laws, regulations and decrees requiring companies in the private sector to maintain minimum wage levels and provide specified benefits to employees and may do so again in the future. In the aftermath of the Argentine economic crisis, employers both in the public and private sectors have experienced significant pressure from their employees and labor organizations to increase wages and to provide additional employee benefits. Due to the high levels of inflation, the employees and labor organizations have begun again demanding significant wage increases. It is possible that the Argentine government could adopt measures mandating salary increases and/or the provision of additional employee benefits in the future. Any such measures could have a material and adverse effect on our business, results of operations and financial condition.

Restrictions on the supply of energy could negatively affect Argentina’s economy.

As a result of a prolonged recession, and the forced conversion into pesos and subsequent freeze of gas and electricity tariffs in Argentina, there has been a lack of investment in gas and electricity supply and transport capacity in Argentina in recent years. At the same time, demand for natural gas and electricity has increased substantially, driven by a recovery in economic conditions and price constraints, which has prompted the government to adopt a series of measures that have resulted in industry shortages and/or cost increases.

The federal government has been taking a number of measures to alleviate the short-term impact of energy shortages on residential and industrial users. If these measures prove to be insufficient, or if the investment that is required to increase natural gas production and transportation capacity and energy generation and transportation capacity over the medium-and long-term fails to materialize on a timely basis, economic activity in Argentina could be limited, which could have a significant adverse effect on our business.

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Real Estate Considerations and Risks Associated with the International Projects that AWLD Operates

The Real Estate Industry and International Investing

Investments in real estate are subject to numerous risks, including the following:

•	Increased expenses and uncertainties related to international operations;
•	Risks associated with Argentina’s past political uncertainties, economic crises, and high inflation;
•	Risks associated with currency, exchange, and import/export controls;
•	Adverse changes in national or international economic conditions;
•	Adverse local market conditions;
•	Construction and renovation costs exceeding original estimates;
•	Price increases in basic raw materials used in construction;
•	Delays in construction and renovation projects;
•	Changes in availability of debt financing;
•	Risks due to dependence on cash flow;
•	Changes in interest rates, real estate taxes and other operating expenses;
•	Changes in the financial condition of tenants, buyers and sellers of properties;
•	Competition with others for suitable properties;
•	Changes in environmental laws and regulations, zoning laws and other governmental rules and fiscal policies;
•	Changes in energy prices;
•	Changes in the relative popularity of properties;
•	Risks related to the potential use of leverage;
•	Costs associated with the need to periodically repair, renovate and re-lease space;
•	Increases in operating costs including real estate taxes;
•	Risks and operating problems arising out of the presence of certain construction materials;
•	Environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established;
•	Uninsurable losses and acts of terrorism;
•	Acts of God; and
•	Other factors beyond the control of the Company.

Investment in Argentine real property is subject to economic and political risks.

Investment in foreign real estate requires consideration of certain risks typically not associated with investing in the United States. Such risks include, among other things, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or political instability in foreign nations or changes in laws which affect foreign investors. Any one of these risks has the potential to reduce the value of our real estate holdings in Argentina and have a material adverse effect on the Company’s financial condition.

The real estate market is highly competitive in Argentina.

Due to a scarcity of properties in sought-after locations and the increasing number of local and international competitors, the real estate market in Argentina is highly competitive. Furthermore, the Argentinian real estate industry is generally fragmented and does not have high-entry barriers restricting new competitors from entering the market. The main competitive factors in the real estate development business include availability and location of land, price, funding, design, quality, reputation and partnerships with developers. A number of residential and commercial developers and real estate services companies will compete with the Company in seeking land for acquisition, financial resources for development and prospective purchasers. Other companies, including joint ventures of foreign companies and local companies have become increasingly active in the real estate business in Argentina, further increasing this competition. To the extent that one or more of the Company’s competitors are able to acquire and develop desirable properties, as a result of greater financial resources or otherwise, the Company’s business could be materially and adversely affected. If the Company is not able to respond to such pressures as promptly as its competitors, or should the level of competition increase, its financial position and results of operations could be adversely affected.

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There are limitations on the ability of foreign persons to own Argentinian real property.

In December 2011, the Argentine Congress passed Law 26.737 (Regime for Protection of National Domain over Ownership, Possession or Tenure of Rural Land) limiting foreign ownership of rural land, even when not in border areas, to a maximum of 15 percent of all national, provincial or departmental productive land. Every non-Argentine national must request permission from the National Land Registry of Argentina in order to acquire non-urban real property.

As approved, the law has been in effect since February 28, 2012 but is not retroactive. Furthermore, the general limit of 15 percent ownership by non-nationals must be reached before the law is applicable and each provincial government may establish its own maximum area of ownership per non-national.

In the Mendoza province, the maximum area allowed per type of production and activity per non-national is as follows: Mining—25,000 hectares (6,1776 acres), cattle ranching—18,000 hectares (44,479 acres), cultivation of fruit or vines—15,000 hectares (37,066 acres), horticulture—7,000 hectares (17,297 acres), private lot—200 hectares (494 acres), and other—1,000 hectares (2,471 acres). A hectare is a unit of area in the metric system equal to approximately 2.471 acres. However, these maximums will only be considered if the total 15 percent is reached. Although currently, the area under foreign ownership in Mendoza is approximately 8.6 percent, this law may apply to the Company in the future, and could affect the Company’s ability to acquire additional real property in Argentina.

There may be a lack of liquidity in the underlying real estate.

Because a substantial part of the assets managed by the Company will be invested in illiquid real estate, there is a risk that the Company will be unable to realize its investment objectives through the sale or other disposition of properties at attractive prices or to do so at a desirable time. This could hamper the Company’s ability to complete any exit strategy with regard to investments it has structured or participated in.

There is limited public information about real estate in Argentina.

There is generally limited publicly available information about real estate in Argentina, and the Company will be conducting its own due diligence on future transactions. Moreover, it is common in Argentinian real estate transactions that the purchaser bears the burden of any undiscovered conditions or defects and has limited recourse against the seller of the property. Should the pre-acquisition evaluation of the physical condition of any future investments have failed to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should estimates of the costs of developing, improving, repositioning or redeveloping an acquired property prove too low or estimates of the market demand or the time required to achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Our construction projects may be subject to delays in completion.

Algodon Mansion and Algodon Wine Estates have each required significant redevelopment construction (including potentially building residential units for Algodon Wine Estates). The quality of the construction and the timely completion of these projects are factors affecting operations and significant delays or cost overruns could materially adversely affect the Company’s operations. Delays in construction or defects in materials and/or workmanship have occurred and may continue to occur. Defects could delay completion of one or all of the projects or, if such defects are discovered after completion, expose the Company to liability. In addition, construction projects may also encounter delays due to adverse weather conditions, natural disasters, fires, delays in the provision of materials or labor, accidents, labor disputes, unforeseen engineering, environmental or geological problems, disputes with contractors and subcontractors, or other events. If any of these materialize, there may be a delay in the commencement of cash flow and/or an increase in costs that may adversely affect the Company.

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The Company may be subject to certain losses that are not covered by insurance.

AWLD, its affiliates and/or subsidiaries currently maintain insurance coverage against liability to third parties and property damage as is customary for similarly situated businesses, however the Company does not hold any country-risk insurance. There can be no assurance, however, that insurance will continue to be available or sufficient to cover any such risks. Insurance against certain risks, such as earthquakes, floods or terrorism may be unavailable, available in amounts that are less than the full market value or replacement cost of the properties or subject to a large deductible. In addition, there can be no assurance the particular risks which are currently insurable will continue to be insurable on an economic basis.

The Company often enters into joint ventures to develop its projects in which the Company does not have complete control.

The Company or one or more of its affiliates may acquire, develop or redevelop projects through joint ventures with third parties. Joint venturers often share control over the operation of the joint venture assets. Joint venture partners might have economic or business objectives that are inconsistent with the Company’s objectives. Joint venture partners could go bankrupt, leaving the Company or one of its affiliates liable for their share of joint venture liabilities. Although the Company will generally seek to maintain sufficient control of any joint venture to permit its objectives to be achieved, it might not be able to take action without the approval of the joint venture partners. In addition, the Company’s joint venture partners could take actions binding on the joint venture without the Company’s consent. Any potential dispute with a joint venture partner would likely be subject to foreign jurisdiction in which the Company, its affiliate or the Company would be the non-local party and would likely result in significant costs and disruption of management attention. Accordingly, the use of joint ventures could present additional risk to the business model.

Boutique Hotel

In addition to the risks that apply to all real estate investments, hotel and hospitality investments are subject to additional risks which include:

•	Competition for guests from other hotels based upon brand affiliations, room rates offered including those via internet wholesalers and distributors, customer service, location and the condition and upkeep of each hotel in general and in relation to other hotels in their local market;
•	Specific competition from well-established operators of “boutique” or “lifestyle” hotel brands which have greater financial resources and economies of scale;
•	Adverse effects of general and local political and/or economic conditions;
•	Dependence on demand from business and leisure travelers, which may fluctuate and be seasonal;
•	Increases in energy costs, airline fares and other expenses related to travel, which may deter travel;
•	Impact of financial difficulties of the airline industry and potential reduction in demand on hotel rooms;
•	Increases in operating costs attributable to inflation and other factors;
•	Overbuilding in the hotel industry, especially in individual markets; and
•	Disruption in business and leisure travel patterns relating to perceived fears of terrorism or political unrest.

The boutique hotel market is highly competitive.

The Company competes in the boutique hotel segment, which is highly competitive, is closely linked to economic conditions and may be more susceptible to changes in economic conditions than other segments of the hospitality industry. Competition within the boutique hotel segment is also likely to continue to increase in the future. Competitive factors include name recognition, quality of service, convenience of location, quality of the property, pricing, and range and quality of dining, services and amenities offered. Additionally, success in the boutique hotel market depends, largely, on an ability to shape and stimulate consumer tastes and demands by producing and maintaining innovative, attractive, and exciting properties and services. The Company competes in this segment against many well-known companies that have established brand recognition and significantly greater financial resources. If it is unable to achieve and maintain consumer recognition for its brand and otherwise compete with well-established competitors, the Company’s business and operations will be negatively impacted. There can be no assurance that the Company will be able to compete successfully in this market or that the Company will be able to anticipate and react to changing consumer tastes and demands in a timely manner.

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Currently, the Company’s hotel incurs overhead costs higher than the total gross margin.

The overhead costs for the Algodon Mansion hotel currently exceed its total gross margin. There can be no assurance that the Company will be able to increase revenues and lower the hotel’s overhead cost in the future.

The profitability of the Company’s hotels will depend on the performance of hotel management.

The profitability of the Company’s hotel and hospitality investments will depend largely upon the ability of any management company or general manager that it employs to generate revenues that exceed operating expenses. The failure of hotel management to manage the hotels effectively would adversely affect the cash flow received from hotel and hospitality operations.

Algodon Wine Estates and Land Development

The tourism industry is highly competitive and may affect the success of the Company’s projects.

The success of the tourism and real estate development projects underway at Algodon Wine Estates depends primarily on recreational and secondarily on business tourists and the extent to which the Company can attract tourists to the region and to its properties. The Company is in competition with other hotels and developers based upon brand affiliations, room rates, customer service, location, facilities, and the condition and upkeep of the lodging in general, and in relation to other lodges/hotels/investment opportunities in the local market. Algodon Wine Estates operates as a multi-functional resort and winery and serves a niche market, which may be difficult to target. Algodon Wine Estates may also be disadvantaged because of its geographical location in the greater Mendoza region. While the San Rafael area continues to increase in popularity as a tourist destination, it is currently less traveled than other regions of Mendoza, where tourism is more established.

The profitability of Algodon Wine Estates will depend on consumer demand for leisure and entertainment.

Algodon Wine Estates is dependent on demand from leisure and business travelers, which may be seasonal and fluctuate based on numerous factors. Demand may decrease with increases in energy costs, airline fares and other expenses related to travel, which may deter travel. Business and leisure travel patterns may be disrupted due to perceived fears of local unrest or terrorism both abroad and in Argentina. General and local economic conditions and their effects on travel may adversely affect Algodon Wine Estates.

Development of the Company’s projects will proceed in phases and is subject to unpredictability in costs and expenses.

It is contemplated that the expansion and development plans of Algodon Wine Estates will be completed in phases and each phase will present different types and degrees of risk. Algodon Wine Estates may be unable to acquire the property it needs for further expansion or be unable to raise the property to the standards anticipated for the ALGODON® brand. This may be due to difficulties associated with obtaining required future financing, purchasing additional parcels of land, or receiving the requisite zoning approvals. Algodon Wine Estates may have problems with local laws and customs that cannot be predicted or controlled. Development costs may also increase due to inflation or other economic factors.

The ability of the Company to operate its businesses may be adversely affected by U.S. and Argentine government regulations.

Many aspects of the Company’s businesses face substantial government regulation and oversight. For example, hotel properties are subject to numerous laws, including those relating to the preparation and sale of food and beverages, including alcohol and those governing relationships with employees such as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Additionally, hotel properties may be subject to various laws relating to the environment and fire and safety. Compliance with these laws may be time consuming and costly and may adversely affect hotel operations.

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Another example is the wine industry which is subject to extensive regulation by local and foreign governmental agencies concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. New or revised regulations in Argentina, or other foreign countries, could have a material adverse effect on Algodon Wine Estates’ financial condition or operations.

Finally, because many of the Company’s properties are located in Argentina, they are subject to its laws and to the laws of various local districts that affect ownership and operational matters. Compliance with applicable rules and regulations requires significant management attention and any failure to comply could jeopardize the Company’s ability to operate or sell a particular property and could subject the Company to monetary penalties, additional costs required to achieve compliance, and potential liability to third parties. Regulations governing the Argentinian real estate industry as well as environmental laws have tended to become more restrictive over time. The Company cannot assure that new and stricter standards will not be adopted or become applicable to the Company, or that stricter interpretations of existing laws and regulations will not be implemented.

Algodon Wine Estates—Vineyard and Wine Production

Competition within the wine industry could have a material adverse effect on the profitability of wine sales.

The operation of a winery is a highly competitive business and the dollar amount and unit volume of wine sales through the ALGODON® label could be negatively affected by a variety of competitive factors. Many other local and foreign producers of wine have significantly greater financial, technical, marketing and public relations resources and wine producing expertise than the Company, and many have more refined, developed and established brands. The wine industry is characterized by fickle demand and success in this industry relies heavily on successful branding. Thus, the ALGODON® brand concept may not appeal to a large segment of the market, preventing the Company from successfully competing against other Argentinian and foreign brands. Wholesaler, retailer and consumer purchasing decisions are also influenced by the quality, pricing and branding of the product, as compared to competitive products. Unit volume and dollar sales could be adversely affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by competitors, which could affect the supply of, or consumer demand for, product produced under the ALGODON® brand.

Algodon Wine Estates is subject to import and export rules and taxes which may change.

Algodon Wine Estates primarily exports its products to the United States through Jomada Imports and to Europe through Algodon Europe Ltd., a wholly-owned subsidiary. In these countries and others in which Algodon Wine Estates intends to export, Algodon Wine Estates will be subject to excise and other taxes on wine products in varying amounts, which are subject to change. Significant increases in excise or other taxes could have a material adverse effect on Algodon Wine Estates’ financial condition or operations. Political and economic instabilities of foreign countries may also disrupt or adversely affect Algodon Wine Estates’ ability to export or make profitable sales in that country. Moreover, exporting costs are subject to macro-economic forces that affect the price of transporting goods (e.g., the cost of oil and its impact on transportation systems), and this could have an adverse impact on operations.

The Company’s business would be adversely affected by natural disasters.

Natural disasters, floods, hurricanes, fires, earthquakes, hailstorms or other environmental disasters could damage the vineyard, its inventory, or other physical assets of the Algodon Wine Estates’ resort, including the golf course. If all or a portion of the vineyard or inventory were to be lost prior to sale or distribution as a result of any adverse environmental activity, or if the golf course and facilities were damaged, Algodon Wine Estates would become significantly less attractive as a destination resort and therefore lose a substantial portion of its anticipated profits and cash flow. Such a loss would seriously harm the business and reduce overall sales and profits. Moderate, but irregular weather conditions may adversely affect the grapes, making any one season less profitable than expected. In addition to weather conditions, many other factors, such as pruning methods, plant diseases, pests, the number of vines producing grapes, and machine failure could also affect the quantity and quality of grapes. Any of these conditions could cause an increase in the price of production or a reduction in the amount of wine Algodon Wine Estates is able to produce and a resulting reduction in business sales and profits.

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Loss of one or more of the Company’s key employees could adversely affect the Company’s businesses.

The production of wine depends on the services and expertise of highly skilled individuals in all facets of the growth and production process. Although arrangements have been made with additional winemaking talent to assist in the process, the loss of service of any of Algodon Wine Estates’ significant employees (Anthony Foster, Master of Wine; Mauro Nosenzo, winemaker; and Marcelo Pelleriti, Senior Wine Advisor of AWE) could have a material adverse effect on the Company. Further, as the manager of the property, the profitability of Algodon Wine Estates will depend largely upon Algodon Wine Estates to generate revenues that exceed operating expenses. Any failure to manage the vineyard, winery and resort effectively, or up to the caliber of the ALGODON® brand, would adversely affect Algodon Wine Estates’ cash flow received from operations and consequently the Company’s investment. Problems with local labor could also have a material adverse effect on Algodon Wine Estates.

Risks Associated with DPEC Capital’s Business

DPEC, as a broker-dealer, is subject to extensive regulation.

The securities industry in the United States is subject to extensive regulation under both federal and state laws. Broker-dealers are subject to regulations covering all aspects of the securities business, including: (1) sales methods; (2) trade practices among broker-dealers; (3) use and safekeeping of customers’ funds and securities; (4) capital structure; (5) record keeping; (6) conduct of directors, officers, and employees; and (7) supervision of employees, particularly those in branch offices. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers.

Uncertainty regarding the application of these laws and other regulations to DPEC Capital’s business may adversely affect the viability and profitability of the business. The SEC, FINRA, other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders, or suspend or expel a broker-dealer or any of its officers or employees. DPEC Capital’s ability to comply with all applicable laws and rules is largely dependent on its establishment and maintenance of a compliance system to ensure such compliance, as well as its ability to attract and retain qualified compliance personnel. DPEC Capital could be subject to disciplinary or other actions due to claimed noncompliance in the future, and the imposition of any material penalties or orders could have a material adverse effect on the business, operating results and financial condition. In addition, it is possible that noncompliance could subject DPEC Capital to future civil lawsuits, the outcome of which could harm the business.

In addition, the mode of operation and profitability may be directly affected by: (1) additional legislation; (2) changes in rules promulgated by the SEC, state regulators, FINRA, and other regulatory and self-regulatory organizations; and (3) changes in the interpretation or enforcement of existing laws and rules.

DPEC Capital and certain of its principals have a significant number of disclosure events publicly reported at www.finra.org.

As a broker-dealer registered with the SEC and a member of FINRA, DPEC Capital must make its compliance with the rules of the SEC and FINRA and various state agencies publicly available. These reports are available for DPEC Capital at Broker Check, available at www.finra.org. The report for DPEC Capital includes eight disclosure items, including four regulatory sanctions and four awards or judgments. In addition, several registered representatives of DPEC Capital, including principals Scott L. Mathis and Keith T. Fasano also have personal disclosure events reported to FINRA. See Item 8—Legal Proceedings for more information.

The Chairman and CEO of AWLD is currently subject to a regulatory matter.

Scott Mathis, Chairman of the Board of Directors of AWLD and Chief Executive Officer of AWLD, is a registered representative associated with DPEC Capital. The publicly-available FINRA disclosure report for Mr. Mathis reflects a number of disclosure events, including one ongoing regulatory matter (discussed in the following paragraph). A description of certain of the matters underlying these disclosures is set forth below. See Item 8 - Legal Proceedings.

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In 2007, Scott Mathis was found by FINRA to have willfully failed to make, or timely make, certain disclosures on his Form U-4 in connection with certain tax liens. Mr. Mathis has consistently disputed the willfulness finding, and has challenged that finding on appeal to the SEC and the U.S. Court of Appeals. However, both of those appeals were unsuccessful. Under applicable FINRA rules, the finding that Mr. Mathis acted willfully subjects him to a “statutory disqualification,” which could prevent him from working in the securities industry. In accordance with FINRA rules, Mr. Mathis in September 2012 formally requested that he be permitted to continue working in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. While a denial of that application would not preclude Mr. Mathis from continuing to perform his duties for non-securities related entities, including Algodon Wines & Luxury Development Group, Inc., InvestProperty Group, LLC, and all of the Company’s Argentina subsidiaries, it would preclude him from continuing to work at the Company’s broker-dealer (DPEC Capital). See Item 8—Legal Proceedings for more information.

Potential misconduct by DPEC employees would have a material adverse effect on its business.

There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and DPEC Capital runs the risk that employee misconduct could occur. Misconduct by employees could include binding DPEC Capital to transactions that exceed authorized limits or present unacceptable risks, or hiding unauthorized or unsuccessful activities. In either case, this type of conduct could result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and serious reputational harm. It is not always possible to deter employee misconduct, and the precautions DPEC Capital takes to prevent and detect this activity may not be effective in all cases.

DPEC Capital is subject to the SEC’s Net Capital Rule which at times it may not be able to meet.

The SEC, FINRA and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers, including the SEC’s Uniform Net Capital Rule. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by FINRA and other regulatory bodies and ultimately could require the firm’s liquidation. A significant operating loss or any unusually large charge against net capital could adversely affect the ability of DPEC Capital to operate and/or expand, which could have a material adverse effect on its business, financial condition and operating results.

At least ten years ago, DPEC Capital had a negative net capital, which is a violation of SEC rules. Upon realization of this situation, DPEC Capital took action to immediately re-establish full compliance with net capital requirements. Thus, while DPEC Capital believes that it is presently in compliance with net capital requirements, there can be no assurance that it will not fall below minimum net capital requirements in the future.

DPEC is subject to risks in meeting customer margin requirements.

The brokerage business is subject to risks related to defaults by customers in paying for securities they have agreed to purchase or failure to deliver securities they have agreed to sell. DPEC Capital’s clearing firm may make margin loans to its customers in connection with their purchase of securities. DPEC Capital is required by contract to indemnify its clearing firm for, among other things, any loss or expense incurred due to defaults by its customers in failing to repay margin loans or maintain adequate collateral for those loans. DPEC Capital is therefore subject to risks inherent in extending credit, especially during periods of rapidly declining markets or in connection with the purchase of highly volatile stocks which could lead to a higher risk of customer defaults. Such defaults could lead to significant liabilities for DPEC Capital.

Major declines in the public markets may adversely affect DPEC’s profitability.

Future revenues are likely to be lower during periods of declining securities prices or securities market inactivity in the sectors in which DPEC Capital focuses. The public markets have historically experienced significant volatility not only in the number and size of share offerings, but also in the secondary market trading volume and prices of newly issued securities. Activity in the private equity markets frequently reflects prevailing trends in the public markets. As a result, revenues from brokerage activities may also be adversely affected during periods of declining prices or inactivity in the public markets.

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For example, investments that are traded on exchanges or over-the-counter and the risks associated therewith will vary in response to a wide array of events that affect such markets and that are beyond the control of DPEC Capital. Market disruptions such as those that occurred during October 1987, September 2001, and 2008-09, could result in substantial losses to DPEC Capital.

From time to time, DPEC may be subject to certain legal proceedings.

There is a risk of litigation inherent in conducting a securities brokerage business, both from the investor/customer side and from the company/issuer side. These risks include potential liability for violations under federal and state securities and other laws for allegedly false or misleading statements made in connection with securities offerings or other financial transactions. DPEC Capital also faces the possibility that customers or counterparties will claim that it improperly failed to apprised them of applicable risks or that they were not authorized or permitted under applicable corporate or regulatory requirements to enter into transactions with DPEC Capital and that their obligations to DPEC Capital are not enforceable.

These risks are often difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. DPEC Capital may incur significant legal expenses in defending against litigation or in a regulatory proceeding. Substantial legal liability or the imposition of regulatory sanctions against DPEC Capital could have a material adverse effect on DPEC Capital.

General Corporate Business Considerations

Insiders continue to have substantial control over the Company.

As of April 30, 2014, the Company’s directors and executive officers hold the current right to vote approximately 14.97% of the Company’s outstanding voting stock (common and preferred as-converted). Of this total, 93.46% is owned or controlled, directly or indirectly by Company CEO Scott Mathis. In addition, the Company’s directors and executive officers have the right to acquire additional shares which could increase their voting percentage significantly. As a result, Mr. Mathis acting alone, and/or many of these individuals acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to stockholders for approval, including the election and removal of a director, the removal of any officer and any merger, consolidation or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm a future market price of the Shares by:

•	Delaying, deferring or preventing a change in control of the Company;
•	Impeding a merger, consolidation, takeover or other business combination involving the Company; or
•	Discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

The Company may not be able to continue as a going concern.

Our independent auditors note that our recurring losses from operations and negative operating cash flows raise substantial doubt about our ability to continue as a going concern. This may hinder our future ability to obtain financing, or may force us to obtain financing on less favorable terms than would otherwise be available.

Revenues are currently insufficient to pay operating expenses and costs which may result in the inability to execute the Company’s business concept.

The Company’s operations have to date generated significant operating losses, as reflected in the financial information included in this Registration Statement. Management’s expectations in the past regarding when operations would become profitable have been not been realized, and this has continued to put a strain on working capital. Business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of operations. If the Company is not successful in addressing these risks, its business and financial condition will be adversely affected. In light of the uncertain nature of the markets in which the Company operates, it is impossible to predict future results of operations.

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The Chief Executive Officer and the Chief Financial Officer of AWLD are also involved in outside businesses which may affect their ability to fully devote their time to the Company.

Scott Mathis, Chairman of the Board of Directors of AWLD, Chief Executive Officer, President and Treasurer of AWLD is also the Chairman and Chief Executive Officer of Hollywood Burger Holdings, Inc., a private company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United Arab Emirates. His duties as CEO of Hollywood Burger Holdings, Inc. consume approximately 15-25% of his time, which may interfere with Mr. Mathis’ duties as the CEO of AWLD. In addition, Tim Holderbaum, Executive Vice President, Chief Financial Officer and Secretary of AWLD is also the Chief Financial Officer of Hollywood Burger Holdings, Inc. His duties as CFO of Hollywood Burger Holdings, Inc. consume approximately 10% of his time, which may interfere with Mr. Holderbaum’s duties as the CFO of AWLD. Mark Downey, who will replace Mr. Holderbaum as CFO and Chief Operating Officer of AWLD, will also serve as CFO of Hollywood Burger Holdings Inc. and devote approximately the same amount of time, possibly interfering with his duties as CFO and COO of AWLD.

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

The Company will face significant regulation by the SEC and state securities administrators.

The holders of shares of AWLD’s common stock and preferred stock may not offer or sell the shares in private transactions or (should a public market develop, of which there can be no assurance) public transactions without compliance with regulations imposed by the SEC and various state securities administrators. To the extent that any holder desires to offer or sell any such shares, the holder must prove to the reasonable satisfaction of AWLD that he has complied with all applicable securities regulations, and AWLD may require an opinion of the holder’s legal counsel to that effect. Thus, there can be no assurance that the holder will be able to resell the shares or any interest therein when the holder desires to do so.

The Company is dependent upon additional financing which it may not be able to secure in the future.

As it has in the past, the Company will likely continue to require financing to address its working capital needs, continue its development efforts, support business operations, fund possible continuing operating losses, and respond to unanticipated capital requirements. For example, the continuing development of the Algodon Wine Estates project requires significant ongoing capital expenditures. There can be no assurance that additional financing or capital will be available and, if available, upon acceptable terms and conditions. To the extent that any required additional financing is not available on acceptable terms, the Company’s ability to continue in business may be jeopardized.

Additionally, if the Company’s debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy.

The Company’s officers and directors are exculpated and indemnified against certain conduct that may prove costly to defend.

The Company may have to spend significant resources indemnifying its officers and directors or paying for damages caused by their conduct. The Company’s Amended and Restated Certificate of Incorporation exculpates the Board of Directors and its affiliates from liability, and the Company has procured directors’ and officers’ liability insurance to reduce the potential exposure to the Company in the event damages result from certain types of potential misconduct. Furthermore, the General Corporation Law of Delaware provides for broad indemnification by corporations of their officers and directors, and the Company’s bylaws implement this indemnification to the fullest extent permitted under applicable law as it currently exists or as it may be amended in the future. Consequently, subject to the applicable provisions of the General Corporation Law of Delaware and to certain limited exceptions in the Company’s Amended and Restated Certificate of Incorporation, the Company’s officers and directors will not be liable to the Company or to its stockholders for monetary damages resulting from their conduct as an officer or director.

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The Company has not paid dividends to date.

Neither AWLD nor any of its constituent companies has ever paid any dividends or made any distributions to their stockholders or members. The Company plans to pay dividends to the Series A convertible preferred stockholders as of the effective date of this Registration Statement as set forth in the Company’s Amended and Restated Certificate of Designation. The Company does not contemplate or anticipate declaring or paying any dividends on its common stock in the foreseeable future. It is anticipated that earnings, if any, will be used to finance the development and expansion of the Company’s business.

Former stakeholders of certain of AWLD’s subsidiaries holding assets in Argentina may challenge the transactions acquiring AGP and IPG.

On September 30, 2010, AWLD and IPG entered into an Exchange Agreement, whereby all members of IPG, including The WOW Group, LLC exchanged their membership units for shares of AWLD common stock (the “IPG Exchange Transaction”). Consequently all former IPG members became stockholders of AWLD and AWLD became the sole member of IPG.

When it was acquired by AWLD in 2010, IPG had substantial ownership interests in, and developed and managed, two primary projects in Argentina: (1) the Algodon Mansion, a luxury boutique hotel located in the Recoleta district of Buenos Aires; and (2) the Algodon Wine Estates, located in San Rafael, in the Mendoza region of Argentina. The ownership interests in these projects not owned by IPG were subsequently acquired by AWLD in June 2012 when AWLD and Algodon Global Properties, LLC (“AGP”) entered into an Exchange Agreement, and all members of AGP exchanged their membership units for shares of AWLD common stock (the “AGP Exchange Transaction”). Consequently all former AGP members became stockholders of AWLD and AWLD became the sole member of AGP. As a result of that transaction, AWLD now owns 100% of the Argentina projects which IPG has been developing since 2007.

The IPG Exchange Transaction and the AGP Exchange Transaction were approved by a majority vote of the combining stakeholders, however it is possible that AWLD stockholders or former members of the combined entities could challenge these transactions. To date, AWLD has not received any such notice.

ITEM 1. BUSINESS.

Business and Overview of AWLD

Through its wholly-owned subsidiaries, AWLD invests in, develops and operates real estate projects in Argentina. AWLD operates a hotel, golf and tennis resort, vineyard and producing winery in addition to developing residential lots located near the resort. The activities in Argentina are conducted through its operating entities: InvestProperty Group, LLC, Algodon Global Properties, LLC, The Algodon – Recoleta S.R.L, Algodon Properties II S.R.L., and Algodon Wine Estates S.R.L. AWLD distributes its wines in Europe through its United Kingdom entity, Algodon Europe, LTD.

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Another wholly-owned subsidiary, DPEC Capital, Inc. is a traditional retail securities brokerage firm which offers various non-public investment opportunities in AWLD projects and Hollywood Burger Holdings, Inc. (a private company founded by Scott Mathis which is developing Hollywood-themed American fast food restaurants in Argentina and the United Arab Emirates) to qualified investors. DPEC Capital, Inc. is a registered broker-dealer and member of FINRA (Financial Industry Regulatory Authority), SIPC (Securities Investor Protection Corporation), and SIFMA (Securities Industry and Financial Markets Association). Since approximately 2004, DPEC Capital has concentrated its efforts on raising money for investment vehicles that were formed by its corporate affiliates, many of which were in the biotech sector, for corporate affiliates that were raising capital to invest in the various projects being developed in Argentina, or for other operating businesses under common control with AWLD.

In the U.S., AWLD currently employs approximately 12 full time employees, including seven who are registered representatives of DPEC Capital, Inc. and are compensated in part on a commission basis. None of these employees is covered by a collective bargaining agreement and management believes it has good relations with its employees. Including the operating subsidiaries in Argentina, the Company has approximately 110 full-time and 15 part-time employees.

AWLD also holds as one of its assets, a shell corporation that is current in its reporting obligations under the Securities Exchange Act of 1934 and a ready target for merger or sale.

The below table provides an overview of AWLD’s operating entities.

Entity Name	Abbreviation	Jurisdiction & Date of Formation	Ownership	Business
InvestProperty Group, LLC (“InvestProperty Group”)	IPG	Delaware, October 27, 2005	100% by AWLD	Real estate acquisition and management in Argentina

Algodon Global Properties, LLC	AGP	Delaware, March 17, 2008	100% by AWLD	Holding company

DPEC Capital, Inc. (“DPEC Capital”)	CAP	Delaware, February 9, 2001	100% by AWLD	Registered broker-dealer and FINRA member offering private placement and venture capital type opportunities

Mercari Communications Group, Ltd. (“Mercari”)	MCAR	Colorado, August 31, 2001	96.5% by AWLD	Public shell company—no currently active business operations

The Algódon – Recoleta S.R.L.	TAR	Argentina, September 29, 2006	100% by AWLD through IPG, AGP and APII	Hotel owner and operating entity in Buenos Aires

Algodon Europe, LTD	AEU	United Kingdom, September 23, 2009	100% by IPG	Algodon Wines distribution company

Algodon Properties II S.R.L.	APII	Argentina, March 13, 2008	100% by AWLD through IPG and AGP	Holding company in Argentina

Algodon Wine Estates S.R.L.	AWE	Argentina, July 16, 1998	100% by AWLD through IPG, AGP, APII and TAR	Resort complex including real estate development and wine making in Argentina; owns vineyard, hotel, restaurant, golf and tennis resort in San Rafael, Mendoza, Argentina

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Argentina Activities

AWLD, through its wholly-owned subsidiary and holding company, InvestProperty Group (“IPG”), identifies and develops specific investments in the boutique hotel, hospitality and luxury property markets and in other lifestyle businesses such as wine production and distribution, golf, tennis and real estate development. AWLD also operates hotel, hospitality and related properties and is actively seeking to expand its real estate investment portfolio by acquiring additional properties and businesses in Argentina, or by entering into strategic joint ventures. Using Algodon’s icon wines as its ambassador, AWLD’s mission is to develop a group of real estate projects under its ALGODON® brand with the goal of developing synergies among its luxury properties. AWLD’s senior management is based in its corporate offices in New York City. AWLD’s local operations are managed by professional staff with substantial hotel, hospitality and resort experience in Buenos Aires and San Rafael, Argentina.

On September 30, 2010, AWLD and IPG entered into the IPG Exchange Transaction, whereby all members of IPG, including The WOW Group, LLC (comprised of affiliated persons of AWLD; for more information see “Item 4—Security Ownership of Certain Beneficial Owners and Management” below) exchanged their membership units for shares of AWLD common stock. Consequently all former IPG members became stockholders of AWLD and AWLD became the sole member of IPG.

When it was acquired by AWLD in 2010, IPG had substantial ownership interests in, and developed and managed, two primary projects in Argentina: (1) the Algodon Mansion, a luxury boutique hotel located in the Recoleta district of Buenos Aires; and (2) the Algodon Wine Estates, located in San Rafael, in the Mendoza region of Argentina. The ownership interests in these projects not owned by IPG were subsequently acquired by AWLD in June 2012 when AWLD and Algodon Global Properties, LLC (“AGP”) entered into the AGP Exchange Transaction. Consequently all former AGP members became stockholders of AWLD and AWLD became the sole member of AGP.

As a result of that transaction, AWLD now owns 100% of the Argentina projects which IPG has been developing since 2007. Details about the Argentina properties and the Argentinian subsidiaries formed to own and operate those properties are described below.

AWLD’s Concept and Business: Repositioning of Hotel Properties, Luxury Destinations and Residential Properties

AWLD, through IPG, focuses on opportunities that create value through repositioning of underperforming hotel and commercial assets such as hotel/residential/retail destinations. This trend has been well received in large metropolitan areas which have become quite competitive. However, management believes that the trend is now trickling down to secondary metropolitan, resort and foreign markets where there is significantly less competition from the established major operators. AWLD seeks opportunities where it believes value can be added through re-capitalization, repositioning, expansion, improved marketing and/or professional management. Management believes that AWLD can increase demand for all of a property’s various offerings, from its rooms, to its dining, meeting and entertainment facilities, to its retail establishments through careful branding and positioning of properties. While the maxim remains true that the three most important factors in real estate are “location, location, location,” management believes that “style and superior service” have grown in importance and can lead to increased operating revenues and capital appreciation.

AWLD has built a team of industry professionals to assist in implementing its vision toward repositioning real estate assets. See “Item 5—Directors and Executive Officers.”

Plan of Operations

AWLD continues to implement its growth and development strategy that includes a luxury boutique hotel, a resort estate, vineyard and winery, and a large land development project including residential houses within the vineyard. See “Algodon Wine Estates” below and Item 2—Financial Information “Results of Operations.”

The 2014 revenue and expense projections prepared by our management team in Argentina demonstrate progress toward profitability by reducing our operational costs and increasing revenues in all of our business areas. In 2014 on the cost side, the Company is seeking to reduce administrative costs below 2013 levels. Operational costs will continue to be held as low as possible to maintain Relais & Chateaux quality standards. On the revenue side, food and beverage is expected to increase because of more social and corporate events business. In addition, room revenues are expected to grow because of an increase in direct bookings, a higher occupancy percentage in general and a better presence and sales in the Brazilian market.

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Rooms and the Food & Beverage (“F&B”) operation at Algodon Mansion are producing positive gross margins. However the hotel’s overhead costs are higher than the total gross margin. In 2014 the main goal will be to increase revenues and to lower the hotel’s overhead cost to bring the entire hotel’s EBITDA to break-even.

Long Term Growth Strategy

One of AWLD’s goals include positioning its brand ALGODON® as one of luxury and is working on forming strategic alliances with well-established luxury brands that have strong followings to create awareness of the Algodon brand and help build customer loyalty. To date, Algodon has been associated and co-branded with several world-class luxury brands including Relais & Châteaux, Veuve Clicquot Champagne (owned by Louis Vuitton Moët Hennessy), Davidoff Cigars, and L’Occitane.

The Company hopes to continue to self-finance future acquisition and development projects because in countries like Argentina, having cash available to purchase land and other assets provides an advantage to buyers. Bank financing in such countries is often difficult or impossible to obtain. To be able to grow our business and expand into new projects, the Company would first want to deploy excess cash generated by operations, but significant amounts of excess cash flow is not anticipated for at least a number of years. Another option would be obtaining new investment funds from investors, including a possible public offering, and/or borrowing from institutional lenders. Management also believes that by becoming a public company, AWLD will be in a better position to acquire property for stock instead of cash.

The ALGODON® Brand

Management believes that of paramount importance in the luxury real estate/hotel market is the force and power of brand. AWLD has developed the ALGODON® brand, one of distinction, refinement and elegance. Inspired by both the Cotton Club days of the Roaring 20’s and the distinctive style and glamour of the 50’s Rat Pack when travel and leisure was synonymous with cultural sophistication, this brand concept was taken from the Spanish word for “cotton.” ALGODON® connotes a clean and pure appreciation for the good life, a sense of refined culture, and ultimately a destination where the best elements of the illustrious past meet the affluent present. AWLD is looking to attract attention and upscale demographic visitors to the ALGODON® properties and to round out the brand experience in various other forms including music, dining, wine, sports and apparel by marketing themes that highlight active lifestyles and the pleasures of life. Management believes that these types of brand extensions will serve to reinforce the overall brand recognition and further build upon AWLD’s core presence in the luxury hotel segment.

Description of Specific Investment Projects

AWLD has invested in two ALGODON® brand properties located in Argentina. The first property is Algodon Mansion, a Buenos Aires-based luxury boutique hotel that opened in 2010 and is held in IPG’s subsidiary, The Algodon – Recoleta S.R.L. (“TAR”). The second property, held by Algodon Wine Estates S.R.L., is a Mendoza-based winery and golf resort called Algodon Wine Estates, which was subdivided for residential development, and expanded by acquiring adjoining wine producing properties.

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Algodon Mansion

The Company, through TAR, has renovated a hotel in the Recoleta section of Buenos Aires called Algodon Mansion, a stately six-story mansion (including roof-top facilities and basement) located at 1647 Montevideo Street, a tree-lined street in Recoleta, one of the most desirable neighborhoods in Buenos Aires. The property is approximately 20,000 square feet and is a ten-suite premium-luxury hotel with a restaurant (seating approximately 62), a wine bar (seating approximately 20), a private dining room (seating approximately 16) and a rooftop that houses a luxury spa, terrace pool, and chic open-air cigar bar and lounge. Each guest room is an ultra-luxury two-to-three room suite, each approximately 510-1,200 square feet. Recoleta is Buenos Aires’ embassy and luxury hotel district and has fashionable boutiques, high-end restaurants, cafés, art galleries, and opulent belle époque architecture.

Hotel operations are also led by a team of professionals. Algodon Mansion’s General Manager, Mr. Gregor Beck, oversees all operations of Algodon Mansion’s hospitality services, while implementing the vision and mission of Algodon’s luxury brand, and working to uphold the standards and quality for which the Algodon brand represents. See also “Additional Key Personnel” below.

In November 2011, it was announced that Relais & Châteaux, the renowned fellowship of the world’s finest hotels and restaurants, extended membership to Algodon Mansion hotel. Having reached the highest standards of service required by Relais & Châteaux only a year after celebrating its grand openings, Algodon Mansion is the first Relais & Châteaux hotel in Buenos Aires to be awarded this distinction. As of April 21, 2014, Relais & Châteaux’s global fellowship of individually owned and operated luxury hotels and restaurants has 520 members in 60 countries on five continents.

Algodon Club, the restaurant on the main floor of Algodon Mansion, offers a sophisticated menu emphasizing Argentinian-style cuisine. The dining room comfortably seats 62 persons and offers a seasonal menu, serving ingredients acquired locally and from the plantation at Algodon Wine Estates in San Rafael, Mendoza. Algodon products include estate cultivated extra virgin olive oil, fresh fruits and vegetables, cheeses, smoked meats, and homemade breads to exemplify the restaurant’s wholesome, farm-to-table daily fare. Algodon Club’s menu complements the wines and local products of Argentina’s wine region and includes Algodon’s own premium and icon wines.

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Algodon Wine Bar, located in the Algodon Mansion lobby, offers a unique wine list that exemplifies the Argentinean wine portfolio, with emphasis on the premium and icon vintages of Algodon’s own private collection from Algodon Wine Estates in Mendoza.

Algodon Mansion’s rooftop pool features teak decks and loungers that invite afternoon tanning in the summer sun. An open-air bar and tented cigar lounge, the “Davidoff Lounge,” in association with the world-renowned Davidoff Cigars, features a menu of drinks from around the world, and is well suited for twilight soirées, rooftop parties and late night cocktail events. Also on the rooftop is Le Spa, which features steam, sauna, and massage rooms as well as relaxation areas where guests may be pampered in a calm and tranquil atmosphere and indulge in a variety of treatment options. Le Spa at Algodon Mansion combines natural elements of Argentina’s native regions with the latest treatments and technology from Europe’s finest spas.

Algodon Wine Estates

In July 2007, Algodon Wine Estates S.R.L. (“AWE”) acquired 718 acres located in the Cuadro Benegas district of San Rafael, Mendoza. Subsequently, in 2007 and 2008, AWE purchased additional land adjacent to the original 718-acre property, culminating in a 2,050 acre area to be known as Algodon Wine Estates. The resort property is part of the Mendoza wine region nestled in the foothills of the Andes mountain range. This property includes a winery (whose vines date back to the mid-1940’s), a newly-expanded 18-hole golf course, tennis, restaurant and hotel. The estate is situated on Mendoza’s Ruta del Vino (Wine Trail). The original 718-acre property has an impressive lineage, both in terms of wine production and golf, and features structures on the property that date back to 1921.

In July 2012, AWE signed a sales agreement to acquire an additional 850 hectares (2,100 acres) connected to the southwestern end of the property. Pending a successful completion of the final sales agreement, Algodon Wine Estates will encompass approximately 1,675 hectares (4,138 acres) of contiguous property, or approximately 6.47 square miles. Although the deadline for completing this purchase has passed, the Company is continuing a dialogue with the seller and believes that when sufficient funding is available and if the purchase fits in with the Company’s overall strategy at that time, an acquisition can be concluded successfully.

Management has focused on reducing the high cost of operating Algodon Wine Estates (AWE). Each of AWE’s business segments, the vineyard, the winery, the lodge, the restaurant and event-hosting operation, and related activities, have been and continue to be separately evaluated in order to better track profitability. Some of AWE’s business areas are on their way to becoming profitable units, such as the winery (wine production and sales), production (grape production for our winery and third parties and fruit production) and the lodge operation.

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Algodon Wine Estates features Algodon Villa, a private lodge originally built in 1921 that has been fully restored and refurbished to its original farmhouse design of adobe walls and cane roof. The lodge offers three suites, a gallery for private gatherings, a living area that may also serve as a dining and conference room, swimming pool, and adjacent vine-covered picnic area. The Algodon Villa offers five-star service and is situated for vacationing families, business conferences, retreat travelers, golfing companions, or wine route globe trekkers. Algodon Wine Estates has also recently completed the construction of a new lodge which lies adjacent to the original one. The new lodge features six additional suites and a gallery with two fireplaces and a bar.

Algodon Wine Estates recently completed the expansion of its nine-hole golf course to 18 holes, including irrigation canals and ponds. Adjacent to the course is a clubhouse, pro shop, driving range, and award winning restaurant and the Tennis Center.

Algodon Wine Estates’ Tennis Center seeks to position itself as one of Argentina’s top tennis centers. The academy is expected to hold individual and group classes for all levels and ages and the tennis center expects to attract top-level tennis players, championship finals, exhibition games, tournaments, and clinics. The tennis center currently features many varieties of Grand Slam playing surfaces including seven clay courts, one hard court and the only two grass courts in Mendoza, all of which have recently been added. Management plans to build a Grand Center Court that will accommodate approximately 700 spectators and will be situated below ground level. The tennis center expects to feature high-end amenities including a players’ clubhouse, tennis pro shop, state-of-the-art gym, locker rooms (complete with steam shower, sauna, and massage room), players’ lounge and a restaurant with a second-floor balcony dining patio overlooking the Grand Center Court.

In addition, AWLD has made significant improvements to Algodon Wine Estates with new signs, cleared roadways, planted trees, manicured landscapes, re-painting of a number of “common buildings” (warehouses, garages, etc.) and the upgrading of the driving range for functional and cosmetic purposes.

Additional future amenities intended for the estate within the next two to four years, depending on cash flow are expected to include a polo and sports field, an equestrian center featuring numerous riding trails and pastures, an additional large-scale pool and a new state-of-the-art winery and wine cellar (in addition to the existing boutique winery and cellar).

Algodon Wines

Algodon Wine Estates also contains a vineyard, with 310 acres of vines. Over 60 acres have been cultivated since the 1940’s, and approximately 20 acres since the 1960’s. The property produces eight varieties of grapes, including Argentina’s signature varietal, Malbec, as well as Bonarda, Cabernet Sauvingnon, Merlot, Syrah, Pinot Noir, Chardonnay and Semillon. The primary difference between the old and new vines is the style of pruning. Algodon Wine Estates utilizes a boutique wine making process, typified by production of a low volume of premium wines sold at a higher than average price in the market. In April 2012, Algodon Wine Estates completed construction on a new barrel room, in order to allow for significantly increased production of our premium and fine wines.

In March 2014, Algodon Wine Estates acquired its own bottling machine in order to improve the winery’s production capacity. Utilizing our own bottling machine allows our winemakers to bottle when desired and when necessary, rather than depending on the availability of external bottling facilities. In April 2014, new stainless steel wine tanks were added to the winery, increasing storage capacity by 55,000 liters. This includes five 5,000 liter tanks and three 10,000 liter tanks. These upgrades have had a significant impact on our ability to increase production significantly. For the production year of 2014, we anticipate output of over 200,000 liters, which will translate roughly to about 240,000 bottles or 20,000 cases. This would be a production increase of 120% over last year’s production.

In an effort to increase distribution of its wines, Algodon Wine Estates is working with a number of importers operating in some of the world’s chief markets for premium wines. Algodon Wine Estates currently exports its products to the United States primarily through Jomada Imports (www.jomadaimports.com), and is currently in discussions with additional importers in an effort to develop further distribution channels in the U.S. In Toronto, Canada, BND Wines & Spirits (www.bndwines.com) represents Algodon Wines. In Europe, Algodon Wine Estates warehouses its wines in Amsterdam for central distribution to clients in Germany and in the U.K. through Condor Wines (www.condorwines.co.uk), which works with regional distribution partners throughout the U.K. such as hotel and restaurant chains, regional and national brewers, pub companies, wholesalers and wine merchants. In Brazil, Algodon has entered the competitive Sao Paulo market in cooperation with www.lupin.com.br and www.initiumworldwide.com, and believes this may result in a significantly improved presence of Algodon wines in the Brazilian market. In its home market of Argentina, Algodon Wines made significant progress in 2012, having developed a new sales group and national distribution agreements resulting in over 120 sales locations throughout the country including wine shops and restaurants.

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Algodon Wine Estates has hired a wine consultant, Marcelo Pelleriti, who has guided AWE’s winemaking process and as a result AWE now uses microvinification (barrel fermentation) for its premium varietals and blends. Microvinification is commonly used in France, but is uncommon in Argentina, and Algodon Wine Estates is one of the few wineries in the country to implement this specialized process. Mr. Pelleriti is the first Argentine winemaker to receive 100 points from wine critic Robert Parker for a Bordeaux wine (his 2010 Chateau La Violette - Pomeral, following a 96-98 point rating for the 2009 vintage, and a 95-98 point rating for his Chateau Le Gay – Pomeral), and was voted “Winemaker of the Year” by readers of the Argentinean lifestyle magazine Cuisine & Vins.

Algodon Wine Estates recently engaged James Galtieri to join Algodon’s Advisory Board as Senior Wine Advisor.  James is a founding partner and former President/CEO of Pasternak Wine Imports, a renowned national wine importer and distributor, founded in 1988 in partnership with Domaines Barons de Rothschild (Lafite).  He currently maintains an advisory role to Domaines Barons de Rothschild (Lafite), and he is the current President/CEO at Seaview Imports LLC., a national wine importer (based in New York) covering the U.S. market with high-quality, exclusive wine brands.  James has considerable background and experience in wine knowledge and wine market dynamics, and he is specialized in corporate management in the wine & spirit industry.

Algodon Wine Estates launched its ultra-premium wine under the “PIMA” brand in November 2012. PIMA by Algodon is a single vineyard wine that has been crafted from the finest handpicked grapes of Algodon’s 1946 Malbec and 1946 Bonarda vineyards utilizing microvinification (barrel fermentation) process from day one of harvest. PIMA wine is a limited collection which currently retails for approximately $100 per bottle.

Most recently, Algodon Wine’s 2010 Bonarda and 2009 Malbec/Bonarda blend ranked among the World Association of Wine & Spirit Writers’ and Journalists’ (WAWWJ®) Top 100 Wines of the World 2014. Based on awards received at 75 international wine shows in 2013, Algodon Bonarda is the world’s best performing Bonarda. Algodon Malbec/Bonarda blend is also the only blend of its kind to be recognized on this year’s list of the Top 100 Wines of the World. Algodon Sparkling Chenin Blanc, a sparkling wine (or “espumante”) was recently bottled and placed on the Argentine market.

Olive Oil and Potential Truffle Production and Distribution

Although Argentina is better known for its Malbec wines, it is also South America’s leading producer of olive oil and fourth largest exporter of olives in the world. Argentina’s olive oil exports and profits are climbing, and its high-end virgin oils are being exported to the United States, Europe, South Africa, Australia, Japan, Canada, and China, among others. Olive oil is at its best in the first six months, and is meant to be consumed young. This puts Argentina in a competitively advantageous position because its production and harvest season falls opposite to Europe’s, when demand is high for fresh, newly bottled oils. In recent years, some Mendoza wineries have redefined the traditional role of the wine estate by selling estate grown, high-end olive oil varietals and blends to complement their Malbecs. Many productive farming estates value cultivating olive trees because they are an incredibly resilient crop with a life expectancy of 500 years or more. Algodon Wine Estates’ 50+ year old olive orchard cultivates the Pendolino, Arauco, and the Arbequina olives, and top quality, extra virgin olive oil is produced at the estate and freshly bottled after its first cold pressing. Algodon Extra Virgin Olive Oil received the Gold Medal in the “blended” category of the OLIVINUS International Olive Oil Competitions in 2011, 2010, and 2009.

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Finally, with an abundance of walnut trees, Algodon Wine Estates hopes to soon plant correlative oak and almond trees, all of which will provide an essential root base for the cultivation of black and white truffles. San Rafael’s soil quality and climate may be optimal for growing truffles, which are often grown in the world’s top wine regions.

Algodon Wine Estates – Real Estate Development

AWE has acquired a substantial amount of contiguous real estate surrounding its project in Mendoza, Argentina. This land was purchased for cash with the purpose of developing a vineyard-resort and attracting investment in second or third homes for the well-to-do from around the world. AWLD continues to invest in the ongoing costs of building out infrastructure and anticipates that sales of lots will gradually improve and accelerate as worldwide economic conditions improve.

AWLD is currently marketing portions of the property to be developed into luxury residential homes and vineyard estates. Management believes that the power of the ALGODON® brand combined with an attractive package of amenities will promote interest in the surrounding real estate. The estate’s master plan features a luxury golf and vineyard living community, made up of six distinct village sectors, with 610 home sites ranging in size from 0.2 to 2.8 hectares (0.5 to 7 acres) for private sale and development. The development’s village sectors have been designed and named in accordance with their characteristic surroundings and landscape: the Wine & Golf Village, the Polo & Equestrian Village, the Sierra Pintada Village, The North Vineyard & Orchard Village, The South Vineyard & Orchard Village, and the Desert Vista Village. The development is located fifteen minutes from both the local airport and city center. For a map of the estate, please see Exhibit 99.1 of this Registration Statement.

The first three private homes at Algodon Wine Estates have been delivered to their owners while two remain under construction. Two additional homes are slated to begin construction within the next three months. Thirty-four lots have been either sold, or are currently in advanced negotiations, and homeowners anticipate breaking ground on construction later this year for up to six additional homes.

•	Survey and lot approval process: A new technical team was formed with the surveyors, AWLD’s architect and notary to begin the survey and lot approval process. AWLD anticipates having its first individual titles for lots on the E section by November 2014.

•	Electricity Medium Tension Line: The Medium Tension Line Project, which will provide electricity to all the property, is now in operation. AWLD estimates that will take an additional USD $40,000 (approximately) to construct a short medium tension line to reach the lots on the U section that AWLD anticipates will be completed within the year.

•	Low Tension Distribution Lines Project. The Low Tension Distribution Lines Project to supply electricity to each individual lot in Phase 1 (as required by law to obtain the subdivision approval) is underway and AWLD anticipates completing the electricity feed all E lots by end of May 2015.

•	Water: Approximately 70% of water pipes have been completed to distribute water to individual lots in Phase 1. Finishing the water distribution system is mandatory by law for receiving project approval by the government. All lots on the E section are served and ready for inspection and AWLD is continuing with the water distribution system for the remaining Phase 1 lots.

•	Internal roads and other field jobs: AWLD and its personnel have completed cleaning, leveling and clearing for the main internal streets. New ditches for water pipes are under construction and once finished and pipes laid, gravel covering will be done gradually. All roads serving E lots , U lots and connecting Tabanera Street with the fairway are fully opened, and ditches for water were begun during the end of February 2014. Gravel covering continues to move forward as planned.

•	AWLD is in the process of surveying and opening all internal roads and lots in Phase 1, however the Company must have water and electricity on each lot before permitted to have title. The Company expects that approximately 50 lots will have full services this year and the Company will have capacity to issue the individual titles on those lots.

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•	Lot Sales and Negotiations: Negotiations with potential buyers are under way. These leads were generated during the second half of 2012 and the first months of 2013.

•	Working team: AWLD reduced its labor force in Argentina from December 2011 to 70 employees due to a more efficient allocation of resources.

•	The Company is involved in two separate negotiations with potential investors, one focused on hotel/resort development, and the other on a smaller housing project.

Owning real estate in Argentina is subject to risk. For more information see “Risk Factors.”

The Business of DPEC Capital, Inc.

DPEC Capital, Inc. (“DPEC Capital”) was formed on February 9, 2001 under the name “InvestPrivate, Inc.” and subsequently filed a Certificate of Amendment of Certificate of Incorporation changing its name to DPEC Capital, Inc. on January 16, 2008. DPEC Capital is charged with raising sufficient capital for the development of AWLD’s operations. DPEC Capital is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (FINRA, formerly known as the NASD). It is fully licensed to engage in traditional retail commission-based business. However, the focus of its business over the past few years has been private placement offerings on behalf of IPG and other affiliated entities developing investment opportunities in international real estate ventures, which to date have all been located in Argentina.

DPEC Capital generates operating income principally from placement agent fees and also receives warrants from the companies for which it conducts private placement offerings. Since approximately 2004, DPEC Capital has concentrated its efforts on raising money for investment vehicles that were formed by its corporate affiliates, many of which were in the biotech sector, for corporate affiliates that were raising capital to invest in the various projects being developed in Argentina, or for other operating businesses under common control with AWLD.

As noted above, DPEC Capital has earned warrants to purchase the shares of certain companies including AWLD affiliates for which DPEC Capital has provided investment banking services. A summary of the currently outstanding warrants owned by DPEC Capital is set forth in Item 7—Certain Relationships and Related Transactions, and Director Independence.

Net-Capital Requirement

DPEC Capital, as a registered broker-dealer, is subject to the SEC’s Uniform Net Capital Rule 15c3-1 of the Securities Exchange Act of 1934 that requires the maintenance of minimum net capital of $5,000 and that the ratio of aggregate indebtedness, as defined, to net capital shall not exceed 15 to 1. Advances, dividend payments, and other equity withdrawals are restricted by the regulations of the SEC, and other regulatory agencies are subject to certain notification and other provisions of the net capital rules of the SEC. The Company qualifies under the exemptive provisions of Rule 15c3-3 as the Company does not carry security accounts for customers or perform custodial functions related to customer securities.

Government Regulation

The securities industry in which DPEC Capital operates is heavily regulated by the SEC, FINRA and state regulators. If DPEC Capital fails to comply with applicable laws and regulations, it may face penalties or other sanctions that may be detrimental to its business.

The securities industry in the United States is also subject to extensive regulation under both federal and state laws. Uncertainty regarding the application or violation of these laws and other regulations to its business may adversely affect the viability and profitability of business. DPEC Capital’s ability to comply with all applicable laws and rules is largely dependent on its establishment and maintenance of a system to ensure such compliance, as well as its ability to attract and retain qualified compliance personnel. DPEC Capital could be subject to disciplinary or other actions due to claimed noncompliance in the future, and the imposition of any material penalties or orders on it could have a material adverse effect on its business, operating results and financial condition. In addition, it is possible that noncompliance could subject the Company to future civil lawsuits, the outcome of which could harm the business.

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Competition

DPEC Capital encounters intense competition in all aspects of its business, and this competition is likely to increase. The financial services industry is highly competitive. DPEC Capital’s competitors include large and well-established Wall Street firms as well as relatively new securities firms. DPEC Capital’s private placement and investment banking activities face direct competition primarily from established investment banks and venture capital firms.

Mercari Communications Group, Ltd.

On November 9, 2009, AWLD entered into a Stock Purchase Agreement (the “Stock Purchase”) with Mercari Communications Group, Ltd., a Colorado corporation (“Mercari”), Kanouff, LLC (“KLLC”) and Underwood Family Partners, Ltd. (the “Partnership”), whereby AWLD purchased Mercari shares and from Mercari, KLLC and the Partnership. Immediately following the closing of the Stock Purchase Agreement, AWLD owned an aggregate of 43,822,401 shares of Mercari’s common stock out of the total of 45,411,400 shares of common stock issued and outstanding at the closing, or approximately 96.5% of Mercari’s issued and outstanding shares.

The Stock Purchase Agreement contains post-closing covenants whereby Mercari and AWLD agree to utilize their commercially reasonable efforts to cause Mercari to (i) remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act; and (ii) cause all of the assets and business or equity interest of AWLD, its subsidiaries and affiliated companies to be transferred to Mercari and, in connection with such transactions, cause Mercari’s stock to be distributed by AWLD to AWLD’s stockholders and the holders of equity interests in the affiliated companies (“Reorganization Transaction”).

AWLD’s Board of Directors has determined that a Reorganization Transaction is no longer commercially reasonable, taking into account all relevant material factors, including without limitation, current economic, financial and market conditions.

Mercari has no material assets and no operations, and is a public reporting shell company as that term is defined in SEC Rule 144(i). Nevertheless, Mercari has continued to file its reports under the Securities Exchange Act of 1934, although there is no meaningful public market for the shares of its outstanding common stock and one is not expected to develop in the near term.

AWLD does provide some non-material services to Mercari, such as the lease of office space.

Reserved Ticker Symbol

AWLD has reserved the ticker symbol “VINO” with NASDAQ OMX Corporate Services through August 2014.

Item 1A. Risk Factors.

See “Risk Factors” above.

Item 2. Financial Information.

Selected Financial Data

Not applicable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the accompanying notes included elsewhere in this Form 10 filing. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Algodon Wines & Luxury Development Group, Inc., a Delaware corporation. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Special Note - Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this Form 10 filing. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

We are an integrated, lifestyle related real estate development company, capitalizing on our unique brand of affordable luxury, branded as “Algodon”, to create a diverse set of interrelated products and services. Our wines, hotels and real estate ventures, currently concentrated in Argentina, offer a blend of high-end, luxury and adventures products. We hope to further broaden the reach and depth of our services to strengthen and cement the reach of our brand. Ultimately, we intend to further expand and grow our business by combining unique and promising opportunities with our brand and clientele.

Through our subsidiaries, we currently operate Algodon Mansion, a Buenos Aires-based luxury boutique hotel property and we have redeveloped, expanded and repositioned a winery and golf resort property called Algodon Wine Estates for subdivision of a portion of this property for residential development.

Recent Developments and Trends

As reflected in our consolidated financial statements for the years ended December 31, 2013 and 2012, we have generated significant losses raising substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for these years stating that we have not achieved a sufficient level of revenues to support our business and have suffered recurring losses from operations. Our ability to execute our business plan is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot execute our business plan, our stockholders may lose their entire investment in us.

We expect that, with the infusion of additional capital and with additional management, we will be able to increase revenues, market our products and continue the development of our real estate holdings.

Financings

In 2012, we raised, net of repayments, approximately $7,282,000 of new capital through the issuance of debt and equity. We used the net proceeds from the closings of these private placement offerings for general working capital, purchase of noncontrolling interests and capital expenditures.

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In 2013, we raised, net of repayments, approximately $4,359,000 of new capital through the issuance of debt and equity. We used the net proceeds from the closings of these private placement offerings for general working capital and capital expenditures.

Initiatives

We have implemented a number of initiatives designed to expand revenues and control costs. Revenue enhancement initiatives include expanding marketing, investment in additional winery capacity and developing new real estate development revenue sources. Cost reduction initiatives include investment in equipment that will decrease our reliance on subcontractors, plus outsourcing and restructuring of certain functions. Our goal is to become more self-sufficient and less dependent on outside financing.

Consolidated Results of Operations

Year ended December 31, 2013 Compared to the Year ended December 31, 2012

Overview

We reported net losses of approximately $8.8 million and $9.9 million for the years ended December 31, 2013 and 2012, respectively, a decrease of $1.1 million or 11%. The decrease in the net loss is due to a $1.9 million decrease in other expenses, a $0.3 million increase in gross profit, partially offset by a $1.1 million increase in operating expenses.

Revenues

Revenues were approximately $2.8 million and $3.0 million during the years ended December 31, 2013 and 2012, respectively. Hotel room and event revenues were approximately $1.2 million and $1.1 million during the years ended December 31, 2013 and 2012, respectively, representing an increase of $0.1 million, or 6% due to higher occupancy and average room rates. Restaurant revenues were approximately $0.7 million and $1.0 million during the years ended December 31, 2013 and 2012, respectively, representing a decrease of $0.3 million, or 29% due to the reduction of staff and fewer operating hours. Winemaking revenues were approximately $0.4 million and $0.2 million during the years ended December 31, 2013 and 2012, respectively, representing an increase of $0.2 million, or 83%, due to an expansion of distribution channels and additional investments in marketing and sales staff.

Gross profit

While revenues stayed fairly consistent, we generated a gross profit of approximately $230,000 for the year ended December 31, 2013 as compared to a gross loss of approximately $75,000 for the year ended December 31, 2012, primarily due to a reduction of staff and therefore direct labor costs.

Selling and marketing expenses

Selling and marketing expenses were approximately $284,000 and $294,000, for the years ended December 31, 2013 and 2012, respectively, a decline of $10,000 or 4%.

General and administrative expenses

General and administrative expenses were $7,420,000 and $6,139,000 for the years ended December 31, 2013 and 2012, respectively, an increase of $1,281,000 or 21%. This increase resulted primarily from a one-time charge of $1,995,000 to stock based compensation for the issuance of immediately vested stock options on June 30, 2013.

Depreciation and amortization expense

Depreciation and amortization expense was $534,000 and $659,000 during the years ended December 31, 2013 and 2012, respectively, a decrease of $125,000 or 19%. It should be noted that an additional $175,000 and $192,000 of depreciation and amortization expense is included within cost of sales during the years ended December 31, 2013 and 2012, respectively. Most of our property and equipment is located in Argentina and gross cost being depreciated declined year-over-year due to the devaluation of the Argentine peso relative to the United States dollar.

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Interest expense, net

Interest expense was approximately $407,000 and $1,064,000 during the years ended December 31, 2013 and 2012, respectively, representing a decrease of $657,000, or 62%. The decrease was primarily attributable to the decrease in weighted average outstanding convertible note obligations from 2012 to 2013 (the principal balance outstanding prior to the conversion of the notes obligations in connection with the offering of Series A convertible preferred stock (“Series A Preferred”) on October 1, 2012 was approximately $9,000,000, as compared to the principal balance outstanding of approximately $1,879,000 on December 31, 2013).

Loss on extinguishment of convertible debt

Loss on extinguishment of convertible debt was approximately $379,000 and $1,669,000 during the years ended December 31, 2013 and 2012, respectively, a decline of $1,290,000 or 77%. The extinguishment losses resulted from the excess of the fair market value of the issued Series A Preferred over the carrying value of the exchanged convertible notes that was not pursuant to the original terms of the convertible notes. The total shares of Series A Preferred received by exchanging convertible note holders was 795,077 and 3,437,389 in the years ended December 31, 2013 and 2012, respectively.

Liquidity and Capital Resources

We measure our liquidity a variety of ways, including the following:

	December 31,
	2013	2012
Cash	$207,418	$114,763

Working Capital Deficiency	$(3,474,474)	$(3,419,610)

Based upon our working capital situation as of December 31, 2013, we require additional equity and/or debt financing in order to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2013 and 2012, we relied primarily on debt and equity private placement offerings to third party independent, accredited investors to sustain operations. These offerings were conducted by our wholly-owned subsidiary DPEC Capital, Inc. Additionally, from time to time, we secured individual, direct loans from our CEO and other shareholders.

During an offering that commenced on November 1, 2011 and ultimately ended on June 15, 2012, we issued convertible notes with an interest rate of 10% and an amended maturity date of August 29, 2012 (the “10% Notes”) for gross proceeds of $6,711,820.

During 2012, we issued 199,998 shares of common stock at $2.25 per share to accredited investors by direct subscription for gross proceeds of $450,000. This common stock was convertible into convertible preferred stock.

We issued 1,561,534 and 946,927 shares of Series A Preferred at $2.30 per share to accredited investors in a private placement transaction for gross proceeds of $3,591,525 and $2,177,932 for the years ended December 31, 2013 and 2012, respectively.

The proceeds from these financing activities were used to fund our existing operating deficits, legal and accounting expenses in preparation of being a public company, capital expenditures associated with our real estate development projects, enhanced marketing efforts to increase revenues and the general working capital needs of the business.

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Availability of Additional Funds

As a result of the above developments, we have been able to sustain operations. However, we will need to raise additional capital in order to meet our future liquidity needs for operating expenses, capital expenditures for the winery expansion and to further invest in our real estate development. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations.

Sources and Uses of Cash for the Years Ended December 31, 2013 and 2012

Net Cash Used in Operating Activities

Net cash used in operating activities for the years ended December 31, 2013 and 2012, amounted to approximately $4,544,000 and $6,209,000 respectively. During the year ended December 31, 2013, the net cash used in operating activities was primarily attributable to the net loss of $8,793,000, adjusted for $3,133,000 of net non-cash expenses, partially offset by $1,117,000 provided by changes in the levels of operating assets and liabilities. During the year ended December 31, 2012, the net cash used in operating activities was primarily attributable to the net loss of $9,900,000, adjusted for $2,744,000 of net non-cash expenses, partially offset by $947,000 provided by changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2013 and 2012 amounted to approximately $202,000 and $1,160,000, respectively. The net cash used in investing activities for the year ended December 31, 2013 was primarily related to the purchase of property and equipment. The net cash used in investing activities for the year ended December 31, 2012 related to the purchase of property and equipment totaling $510,000, final payments for the purchase of the noncontrolling interest of AWE totaling $823,000, partially offset by $174,000 of proceeds received from the instalment sale of an investment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the years ended December 31, 2013 and 2012 amounted to approximately $4,359,000 and $7,282,000, respectively. For the year ended December 31, 2013, the net cash provided by financing activities resulted primarily from new borrowings, net of repayments, of $276,000, and issuance of equity for net proceeds of $4,083,000. For the year ended December 31, 2012, the net cash provided by financing activities resulted primarily from new borrowings, net of repayments, of $4,368,000 and issuance of equity for net proceeds of $2,914,000.

Liquidity, Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As discussed in Note 2 to the accompanying consolidated financial statements, we have not achieved a sufficient level of revenues to support our business and development activities and have suffered substantial recurring losses from operations since our inception, which conditions raise substantial doubt that we will be able to continue operations as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

We believe we presently have enough cash on hand to sustain our operations through December 2014. If we are unable to obtain additional financing on a timely basis and, notwithstanding any request we may make, the Company’s debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, we may have to delay note and vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations, liquidate and/or seek reorganization under the U.S. bankruptcy code. As a result, our auditors have issued a going concern opinion in conjunction with their audit of our December 31, 2013 and 2012 consolidated financial statements.

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Off-Balance Sheet Arrangements

None.

Contractual Obligations

Not applicable.

Critical Accounting Policies and Estimates

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, we must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions are the valuation of equity instruments, the fair value of acquired assets, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

Foreign Currency Translation

Our functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound). There has been a steady devaluation of the Argentine peso relative to the United States dollar in recent years. Assets and liabilities are translated into U.S. dollars at the balance sheet date (6.5049 and 4.9071 at December 31, 2013 and 2012, respectively) and revenue and expense accounts are translated at a weighted average exchange rate for the period or for the year then ended (5.4714 and 4.5458 for the years ended December 31, 2013 and 2012, respectively). Resulting translation adjustments are made directly to accumulated other comprehensive income. Losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency of $259,864 and $147,492 for the years ended December 31, 2013 and 2012, respectively, are recognized in operating results in the consolidated statements of operations. We engage in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies.

A highly inflationary economy is defined as an economy with a cumulative inflation rate of approximately 100 percent or more over a three-year period. If a country’s economy is classified as highly inflationary, the functional currency of the foreign entity operating in that country must be remeasured to the functional currency of the reporting entity. The cumulative inflation rate for Argentina over the last three years approximated 64%.

Inventory

Inventories are comprised primarily of vineyard in process, wine in process, finished wine, plus food and beverage items and are stated at the lower of cost or market, with cost being determined on the first-in, first-out method. Costs associated with winemaking, and other costs associated with the creation of products for resale, are recorded as inventory. Vineyard in process represents the monthly capitalization of farming expenses (including farming labor costs, usage of farming supplies and depreciation of the vineyard and farming equipment) associated with the growing of grape, olive and other fruits during the farming year which culminates with the February/March harvest. Wine in process represents the capitalization of costs during the winemaking process (including the transfer of grape costs from vineyard in process, winemaking labor costs and depreciation of winemaking fixed assets, including tanks, barrels, equipment, tools and the winemaking building). Finished wines represent wine available for sale and includes the transfer of costs from wine in process once the wine is bottled and labeled. Other inventory represents olives, other fruits, golf equipment and restaurant food.

In accordance with general practice within the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year. As required, we reduce the carrying value of inventories that are obsolete or in excess of estimated usage to estimated net realizable value. Our estimates of net realizable value are based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of sales. If future demand and/or pricing for our products are less than previously estimated, then the carrying value of the inventories may be required to be reduced, resulting in additional expense and reduced profitability. There were negligible inventory write-downs recorded during 2013 and 2012, respectively.

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Property and Equipment

Investments in property and equipment are recorded at cost. These assets are depreciated using the straight-line method over their estimated useful lives as follows:

Buildings	10-30 years
Computer hardware and software	3-5 years
Furniture and fixtures	3-10 years
Machinery and equipment	3-20 years
Vineyards	7-20 years
Leasehold improvements	3-5 years

We capitalize internal vineyard improvement costs when developing new vineyards or replacing or improving existing vineyards. These costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. Expenditures for repairs and maintenance are charged to operating expense as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and the resulting gains and losses are included as a component of operating income. Real estate development consists of costs incurred to ready the land for sale, including primarily costs of infrastructure as well as master plan development and associated professional fees. Given that they are not currently in service, the assets are currently not being depreciated.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the shares expected to ultimately vest is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

Acquisition Accounting

We follow acquisition accounting for all acquisitions that meet the business combination definition. Under acquisition accounting, we are required to measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest are measured at the acquisition-date fair value. We use our best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date; however these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to our consolidated statements of operation.

Comprehensive Income (Loss)

Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The guidance requires other comprehensive income (loss) to include foreign currency translation adjustments.

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Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, we perform an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets for the years ended December 31, 2013 and 2012, respectively.

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. We operate in one segment which is the business of real estate development in Argentina. Our chief operating decision-maker reviews our operating results on an aggregate basis and manages our operations as a single operating segment. Certain of our activities such as the U.S. Broker Dealer Operations, is considered a service or support division to us, by providing capital raising efforts substantially to support the AWLD real estate development activities, and is not considered a business for segment purposes.

Segment Information

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. The Company operates in one segment which is the business of real estate development in Argentina. The Company’s chief operating decision-maker reviews the Company’s operating results on an aggregate basis and manages the Company’s operations as a single operating segment. Certain activities of the Company such as the U.S. Broker Dealer Operations, is considered a service or support division to the Company, by providing capital raising efforts substantially to support the AWLD real estate development activities, and is not considered a business for segment purposes.

Revenue Recognition

We earn revenues from our real estate, hospitality, food & beverage, broker-dealer and other related services. Revenue from rooms, food and beverage, and other operating departments are recognized as earned at the time of sale or rendering of service. Cash received in advance of the sale or rendering of services is recorded as advance deposits or deferred revenue on the consolidated balance sheets. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by us in connection with agreements to sell barrels of wine. These wine barrel deposits are recognized as revenues (along with any outstanding balance) when the barrel of wine is shipped to the purchaser. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are presented on a net basis with revenues in the consolidated statements of operations.

Noncontrolling Interests

The net earnings attributable to the controlling and noncontrolling interests are included within our statement of operations before backing out the portion attributable to the noncontrolling interests.

Income Taxes

We account for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Additionally, we establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820)”. This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update became effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s financial position or results of operations.

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In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU No. 2011-05” (“ASU 2011-12”). ASU 2011-12 defers the requirement that companies present reclassification adjustments for each component of Accumulated Other Comprehensive Income in both net income and Other Comprehensive Income on the face of the financial statements. All other requirements in ASU No. 2011-05 are not affected by ASU No. 2011-12, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities began applying these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011. Nonpublic entities began applying these requirements for fiscal years ending after December 15, 2012, and interim and annual periods thereafter.

In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” This ASU addresses the requirements regarding the financial statement presentation of an unrecognized tax benefit within ASC Topic 740 for the purpose of providing consistency between the financial reporting of U.S. GAAP entities. Generally, this ASU provides guidance for the preparation of financial statements and disclosures when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This ASU is effective for periods beginning after December 15, 2013 and is not expected to have a material impact on our consolidated financial statements or disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Item 3. Properties.

AWLD and its operating subsidiaries maintain their corporate headquarters at 135 Fifth Avenue, 10th Floor, New York, NY under a lease covering approximately 3,300 square feet, which expires in August 2015. The Company expects to remain in these offices for the immediate future, unless its growth, or the growth of its affiliates, necessitates a move into larger or separate offices.

The Algodon – Recoleta, SRL owns a hotel in the Recoleta section of Buenos Aires called Algodon Mansion, located at 1647 Montevideo Street. The hotel is approximately 20,000 square feet and has ten suites, a restaurant and wine bar, a dining room, and a luxury spa, pool, and cigar bar and lounge on the rooftop.

Algodon Wine Estates owns and operates a resort property located Ruta Nacional 144 Km 674, Cuadro Benegas, San Rafael (5603) in Argentina and consisting of 2,050 acres. The property has a winery, 18-hole golf course, tennis courts, dining and a hotel.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of April 30, 2014, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock and Series A Preferred on an as-converted basis (1:1), (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options, warrants or convertible debt. Shares underlying such options, warrants, and convertible promissory notes, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. In addition, the address of each of the persons set forth below (unless otherwise specified) is c/o AWLD, 135 Fifth Avenue, 10th Floor, New York, New York 10010.

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Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding as of April 30, 2014(1)
More than 5% Stockholders
The WOW Group, LLC	4,713,807		14.44%

Murdock and Janie Richard(2)	2,789,913		8.54%

Ralph & Mary Rybacki(3)	2,782,348		8.52%

Directors and Named Executive Officers
Scott L. Mathis	7,601,368	(4)	22.67%

Julian H. Beale	592,895	(5)	1.79%

Peter J.L. Lawrence	704,050	(6)	2.12%

Tim F. Holderbaum	521,248	(7)	1.57%

Mark G. Downey	0	(8)	0%

All directors and executive officers as a group:	9,419,561		28.16%

(1)	Including Series A Preferred on an as-converted basis (1:1).
(2)	5950 Sherry Lane, Suite 210, Dallas, TX 75225.
(3)	500 Capital Drive, Lake Zurich, IL 60047.
(4)	This amount includes (a) 4,713,807 shares owned by The WOW Group, LLC, of which Mr. Mathis and Mr. Holderbaum are managing members and of which Mr. Mathis is a controlling member; (b) 73,467 shares owned by Mr. Mathis’ 401(k) account; (c) warrants to acquire 272,620 shares of Series A Preferred and 92,724 shares of common stock; (d) the right to acquire 1,796,289 shares of common stock subject to the exercise of options; and (e) the right to acquire 315,916 shares of Series A Preferred subject to the conversion of outstanding convertible promissory notes.
(5)	This amount includes the right to acquire 495,307 shares of common stock subject to the exercise of options.
(6)	This amount includes (a) 10,729 shares owned by Mr. Lawrence and his spouse as trustees for the Peter Lawrence 1992 Settlement Trust; and (b) the right to acquire 497,020 shares of common stock subject to the exercise of options.
(7)	This amount includes (a) 24,310 shares owned by Mr. Holderbaum’s 401(k) account; and (b) the right to acquire 469,287 shares of common stock subject to the exercise of options. This amount does not include 4,713,807 shares owned by The WOW Group, LLC, of which Mr. Holderbaum is a managing member but does not possess voting or investment power.
(8)	Mr. Downey started employment in April 2014. The Company’s Board of Directors is currently contemplating granting an equity award of options to acquire 320,000 shares of common stock.

The WOW Group, LLC

On October 27, 2005, Scott Mathis and Tim Holderbaum formed The WOW Group, LLC, a Delaware limited liability company (“The WOW Group”) for the purpose of acting as managing member to InvestProperty Group. After the IPG Exchange Transaction on June 30, 2010, AWLD became IPG’s managing member and The WOW Group became a shareholder in AWLD. Mr. Mathis and Mr. Holderbaum are both managing members and hold 56.57% and 18.5% of The WOW Group, respectively. Non-managing members include certain DPEC Capital employees, certain former DPEC Capital employees, and certain AWLD shareholders.

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Item 5. Directors, Executive Officers AND CERTAIN SIGNIFICANT EMPLOYEES.

The management team of the Company is led by executives who have experience in real estate investment, hotel management, broker-dealer operations and identifying and pursuing investment opportunities. The management team will be assisted by the Company’s key personnel and advisors, who together with their experience and expertise are also discussed below.

Name	Age	Entity/Title		Year Appointed
Scott L. Mathis	52	AWLD	Chairman, Chief Executive Officer, President, Treasurer	1999
		CAP	Chairman, Chief Executive Officer, President, Treasurer, Secretary	2011
		MCAR	Chairman, Chief Executive Officer, President	2009
		TAR	General Manager(1)	2011
		APII	General Manager(1)	2011
		AWE	General Manager(1)	2012

Mark G. Downey	48	AWLD	Chief Financial Officer, Chief Operating Officer, and Secretary(3)	2014
		CAP	Financial and Operations Principal(3)	2014
		MCAR	Treasurer, Secretary(3)	2014
		TAR	Alternate Manager(1)(3)	2014
		APII	Alternate Manager(1)(3)	2014
		AWE	Alternate Manager(1)(3)	2014

Tim F. Holderbaum	40	AWLD	Executive Vice President and Chief Financial Officer, Secretary(2)	2007
		CAP	Financial and Operations Principal(2)	2005
		MCAR	Treasurer, Secretary(2)	2009
		TAR	Alternate Manager(1)(2)	2011
		APII	Alternate Manager(1)(2)	2011
		AWE	Alternate Manager(1)(2)	2012

Julian H. Beale	79	AWLD	Director	1999
		CAP	Director	2001
		MCAR	Director	2009

Peter J.L. Lawrence	80	AWLD	Director	1999
		CAP	Director	2001
		MCAR	Director	2009
		AEU	Director	2014

Keith T. Fasano	46	CAP	Managing Director, Chief Compliance Officer	2010

Pedro D. Bernacchi	51	AWE	Chief Operating Officer	2012

Sergio O. Manzur Odstrcil	45	TAR	Chief Financial Officer	2011
		APII	Chief Financial Officer	2011
		AWE	Chief Financial Officer	2010
		AEU	Chief Financial Officer	2013

Gregor Beck	42	TAR	General Manager Hotel Operations	2012

Anthony Foster	70	AEU	Director	2009

(1)	Translation of Argentine statutory corporate office.
(2)	Mr. Holderbaum has resigned from his positions effective May 19, 2014.
(3)	Mr. Downey’s appointment is effective May 19, 2014.

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Executive Officers

Scott L. Mathis. Mr. Mathis is the founder of AWLD and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in 1999. Mr. Mathis is also the founder, Chief Executive Officer, and Chairman of IPG, AGP and various affiliated entities. At the present time, Mr. Mathis is also the Chief Executive Officer and Chairman of Hollywood Burger Holdings, Inc., a company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United Arab Emirates. Mr. Mathis is also the Chairman and Chief Executive Officer of InvestBio, Inc., a former subsidiary of AWLD that was spun off in 2010. Including his time with AWLD and its subsidiaries, Mr. Mathis worked for over 25 years in the securities brokerage field. From 1995-2000, he worked for National Securities Corporation and The Boston Group, L.P. Before that, he was a partner at Oppenheimer and Company and a Senior Vice President and member of the Directors Council at Lehman Brothers. Mr. Mathis also worked with Alex Brown & Sons, Gruntal and Company, Inc. and Merrill Lynch. Mr. Mathis received a Bachelor of Science degree in Business Management from Mississippi State University.

Mark G. Downey. Mr. Downey will serve as the Chief Financial Officer and Chief Operating Officer of AWLD effective May 19, 2014. He joins AWLD, with over 25 years’ experience in the financial services industry, including more than 15 years as a Chief Financial Officer within the metro New York area. Most recently, Mr. Downey served as Director of Financial Services at CFO Consulting Partners LLC. He has held numerous senior executive positions as CFO, COO, Treasurer and Head of Credit at Dahlman Rose & Co., Tullett Prebon Americas, LaBranche Financial Services Inc. and Commerzbank AG. He has managed and directed the financial, operational and strategic due diligence, pre-deal and post-deal integration of five domestic and two international merger and acquisition entities, and two domestic carve-outs as well as opened up several global (London, Hong Kong and Canada) and domestic (Chicago and Palm Beach) offices. He has built up two finance, operations, credit and treasury groups from inception and successfully consolidated two finance and operations groups. In addition to his executive management experience, he served as a senior-level manager for approximately 13 years at global financial firms including Schroder & Co. and Deutsche Bank Securities Corp. Mr. Downey, a CPA and a Series 27 FINOP, started his career at Coopers and Lybrand. He holds a B.B.A. in Accounting from Iona College and is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

Tim F. Holderbaum. Mr. Holderbaum has served as the Executive Vice President and Chief Financial Officer of AWLD since 2007. Effective May 19, 2014, Mr. Holderbaum has resigned from his positions with the Company and its subsidiaries and affiliates. Mr. Holderbaum’s resignation is for personal reasons and not from any disagreement with AWLD and its subsidiaries on any matter relating to the Company’s operations, policies, or practices. Mr. Holderbaum is responsible for the operational and financial aspects – including day-to-day operations, auditing, accounting and filings – for AWLD and its subsidiaries. Previously Mr. Holderbaum served as Vice President of Marketing and Operations and Marketing Manager for AWLD from 2000 to 2003, and as Senior Vice President and Comptroller from 2003 to 2007. Mr. Holderbaum also serves as the Financial and Operations Principal for DPEC Capital, Inc., is a member of the Board of Managers for The Algodon – Recoleta, SRL, Algodon Properties II, SRL, and Algodon Wine Estates, SRL, and is the Treasurer and Secretary of Mercari Communications Group, Ltd. Since 2005, Mr. Holderbaum has been a managing member of The WOW Group, LLC. Since 2003, he has served as CFO for InvestBio, Inc. Mr. Holderbaum also currently serves as an executive officer of Hollywood Burger Holdings, Inc. Prior to joining AWLD, Mr. Holderbaum was the Director of International Affairs for Impact Media, Ltd. where he coordinated and managed several focused special-advertising sections for various international markets. His career began at Burmah Oil in Hamburg, Germany where his responsibilities involved the forecasting and budgeting for thirteen Central and Eastern European countries. Mr. Holderbaum attended Northwood University in West Palm Beach, Florida where he received a Bachelor of Business Administration degree.

Julian H. Beale. Mr. Beale has served as a director of AWLD since 1999. Since 1996, Mr. Beale has managed his own investments, which include listed “blue chip” shares, numerous speculative stocks, and real estate. In 2003, he was appointed and currently serves as a director of Adacel Technologies Ltd., an Australian Stock Exchange listed company providing air traffic simulations, training, and management activities. Mr. Beale is also a director of Private Branded Beverage Ltd., a private company, and since 2001 a director of InvestBio, Inc. After 14 years in engineering and after forming a plastics processing company that he built to employ more than 200 people, Mr. Beale has since the early 1970’s been involved in consulting and investing. In 1977, he was part of a consortium that purchased what became the Moonie Oil Company, a resources corporation that had interests in petroleum production. In 1984, he entered Federal Parliament (Australia). During his 11 years in politics, he held many Shadow Minister portfolios (i.e., cabinet level position with minority party). He has a Bachelor of Engineering degree from Sydney University, Australia and an MBA from Harvard University.

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Peter J.L. Lawrence. Mr. Lawrence has served as a director of AWLD since 1999. Since 2000, Mr. Lawrence has been a director of Spruce Aegis plc, a U.K. company that designs and sells smoke and carbon monoxide detectors for fire-fighters principally in the U.K.; Chairman of Infinity IP, a private company involved with intellectual property and distribution in Australasia; and director of Hollywood Burger Holdings, Inc. Since 2001, he has served as a director of InvestBio, Inc. Until recently, Mr. Lawrence was Chairman of Polastar plc, a UK company that specializes in the development, manufacture and sale of a patent- pending intelligent low-location lighting system. Prior to joining Polastar, Mr. Lawrence served as the Chairman of Associated British Industries plc, a company that manufactured car engine and aviation jointings and sealants for both original equipment manufacturers and after markets, specialty waxes and anti-corrosion coatings for the automotive tire and plastics industries. The company was acquired for £40 million in 1995 by AlliedSignal Corp. which was later acquired by Honeywell. Mr. Lawrence also served as a director of Beacon Investment Trust PLC for many years after its founding in 1994. Beacon invested in small and recently floated companies on the Alternative Investment Market of the London Stock Exchange. Mr. Lawrence served on the investment committee of ABI Pension fund for 20 years as well as the investment committee of Coram Foundation Children Charity founded in 1939 as the Foundling Hospital from 1977 to 2004. He received a Bachelor of Arts in Modern History from Oxford University where he graduated with honors.

Additional Key Personnel

Keith T. Fasano. Mr. Fasano currently serves as Managing Director and Chief Compliance Officer of DPEC Capital. Mr. Fasano has over 20 years of experience in the securities industry, particularly with managing portfolios for institutional and high net-worth individuals. Since 2001, Mr. Fasano has served as a Managing Director at DPEC Capital, where his responsibilities have involved offering private equity investment opportunities to individual investors. He also assisted with the founding of Hollywood Burger Holdings, Inc. in 2009 and since then has continued to provide services to that company. Previously, Mr. Fasano held similar positions at Gilford Securities, Whale Securities, and Lehman Brothers. In early 2010, he assumed the position of Chief Compliance Officer. Mr. Fasano received his Bachelor of Arts in Economics from Rutgers University.

Pedro D. Bernacchi. Algodon Wine Estates Vineyard Living, Chief Operating Officer. As Algodon´s Chief Operating Officer, Mr. Bernacchi´s responsibilities include the general management of the development, generating vineyard home sites and lot sales, and coordinating sales and operations of hospitality services and wine sales, while maintaining the standards and quality for which the Algodon brand represents. He actively works with international brokers and marketing experts to further build our brand recognition and reputation, paying particular attention to Algodon’s commitment to providing the highest quality services, wines and investment opportunities. A native of Buenos Aires, Mr. Bernacchi has lived in San Rafael for the past six years. Before committing full time to Algodon, he served as the CEO of Grupo PBA, a real estate firm administering to both residential and commercial agricultural real estate. With over 20 years of entrepreneurial experience, including real estate brokerage and consulting in tourism and other commercial businesses, he is an experienced realtor and specializes in external management for commercial projects in Mendoza, Patagonia and Buenos Aires.

Sergio O. Manzur Odstrcil. Algodon Mansion & Algodon Wine Estates, Chief Financial Officer. Mr. Manzur Odstrcil is a Certified Public Accountant whose professional experience includes administration and management positions with companies in Argentina, Brazil, Mexico and Chile. As CFO for all of AWLD’s Argentine subsidiaries, he is responsible for day-to-day management including financial planning and analysis, overseeing the implementation of financial strategies for the corporation, and for ensuring prudent corporate governance. Prior to joining Algodon, Mr. Manzur Odstrcil was the Administration and Finance Director for Bodega Francois Lurton since 2007, where he also served as a member of the Company’s executive committee. From 1990 to 2007 he previously held the position of Country Controller for the Boston Scientific Corporation (BSC) in Chile, and prior to that he served as Controller for Southern Cone BSC in Buenos Aires and Mexico City. He also served as Senior Financial Analyst for BSC’s Latin American Headquarters in Buenos Aires, as well as in Sao Paulo, Brazil, and prior to that he served as BSC’s Accountant Analyst in Buenos Aires. Mr. Manzur Odstrcil began his career at Cerveceria y Malteria Quilmes in Argentina. He obtained his MBA at INCAE in Costa Rica in 1996, and received his CPA from the Universidad Nacional de Tucumán, San Miguel de Tucumán, Argentina in 1994.

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Gregor Beck. General Manager, Algodon Mansion. Mr. Gregor Beck oversees all operations of Algodon Mansion’s hospitality services, while implementing the vision and mission of Algodon’s luxury brand, and working to uphold the standards and quality for which the Algodon brand represents. Mr. Beck was trained at the Lausanne Hotel School in Switzerland and has served as GM at several luxury and high end boutique properties around the world. He is fluent in German, Spanish, English and French. Algodon Mansion is Buenos Aires’ only Relais & Châteaux hotel, and appeared last year on Condé Nast Traveler’s 2011 Hot List (US & UK Editions), and Travel+Leisure’s 2011 It List. A native of Switzerland, Mr. Beck has previously served as GM and in other management positions for luxury hotels in Mexico, the Dominican Republic, Switzerland and Venezuela. He studied at the business college at the Swiss Bank Corporation in Berne, Switzerland from 1989 to 1992 and received his Bachelor of Science in Hospitality Management from the Lausanne Hotel School in Switzerland, in 1998.

Advisors

Jasper A. van Duuren. Mr. van Duuren is the owner and managing director of Van Duuren Districenters BV, a European road-based transportation management company in the Netherlands. His company manages major European distribution centers for NSK, Yanmar, Diesel Jeans, Cisco, Proctor & Gamble, and many others. Prior to joining AGP he was the owner and managing director of Van Duuren International B.V.; Nederlandse Pakket Dienst Amsterdam B.V.; and Van Duuren Warehousing B.V. In 2000 these companies were sold to Royal Mail and Mr. van Duuren was appointed Director of Logistics Division of the Royal Mail subsidiaries. Mr. van Duuren has extensive experience and expertise in the real estate sector with a focus in commercial real estate. He is currently working on other major development projects, including a golf course in Spain and private residences in Antigua. He holds a Bachelor in Economics and Business Administration from the HEAO in Alkmaar, Netherlands.

Steven A. Moel, M.D., J.D. Senior Business Advisor, AWLD. Dr. Moel is a transactional attorney in private practice in Santa Barbara, California, and he serves as counsel and/or as an officer for many corporations and non-profits. He is presently: a member of the Board of Directors of Hollywood Burger Holdings, Inc.; Vice-President, Business Development and Mergers & Acquisitions of Virgilian, LLC (nutraceuticals/agricultural); Business Advisor and Vice-President, Finance, of viaMarket Consumer Products, LLC (manufacturer of consumer products); Vice-President, Business Development of Employment in Australia, LLC (immigrant worker/industry connections); Vice-President, Business Development and Senior Business Advisor of Agaia LLC (green cleaning products); and on the Advisory Board of Mahlia Collection (jewelry design/manufacturing). Previously, Dr. Moel has served as: CEO of U.S. Highland, which is traded on NASDAQ (UHLN) (motorcycles, motorsports); President, Chief Operating Officer and Executive Director of American Wine Group (wine production/distribution); Chairman of the Board and Chief Operating Officer of WayBack Granola Company (granola manufacturing); member of the Board of Directors of Grudzen Development Corp. (real estate); Chief Operating Officer and Chairman of the Board of Paradigm Technologies (electronics/computer developer); and President and Chief Executive Officer of Sem-Redwood Enterprises (stock pool). He was also a founder of Akorn, Inc., a biotechnology/ pharmaceutical company which is traded on the NASDAQ (AKRX), where he served as a Director on the Executive Board, and Vice-President of Mergers and Acquisitions. Dr. Moel is also a Board Certified Ophthalmologist who was in academic and private practice and has edited and authored multiple journal articles, medical studies, and text books, and is an Emeritus Fellow of the American Academy of Ophthalmology. His academic history includes University of Miami in Florida, the Santa Barbara College of Law, and West Virginia University Medical School.

Involvement in Certain Legal Proceedings

See Item 8—Legal Proceedings.

Committees of the Board of Directors

The Company does not currently have a separately designated audit committee.  Instead, the Board of Directors as a whole acts as the Company’s audit committee.  Consequently the Company does not currently have a designated audit committee financial expert.

The Company also does not have a separately designated compensation committee. To date, the Company has not retained an independent compensation advisor to assist the Company review and analyze the structure and terms of the Company’s executive officers.

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Item 6. Executive Compensation.

Summary Compensation Table

The following table summarizes the compensation that was earned by, or paid or awarded to, the executive officers of AWLD. In each case, compensation is stated for the fiscal years ended December 31.

Summary Compensation Table for Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Options Awards ($)(2)(3)		Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Scott L. Mathis	2013	387,832	-	-	618,154	(5)	-	-	69,555	1,075,541
Chairman of the Board and	2012	337,529	-	-	34,634	(6)	-	-	439	372,602
Chief Executive Officer

Tim F. Holderbaum	2013	170,000	10,125	-	239,760		-	-	-	419,885
Executive Vice President and	2012	170,000	9,500	-	-		-	-	-	179,500
Chief Financial Officer

(1)	The table above reflects earned compensation only. From time to time, Mr. Mathis deferred part of his compensation to accommodate AWLD’s cash-flow needs. From 2009 through December 31, 2013, Mr. Mathis had a total of $791,996 accrued (earned but not paid) compensation, which does not include any commissions earned with DPEC, as all commissions were paid. Of the $387,832 and $337,529 earned by Mr. Mathis in 2013 and 2012, respectively, Mr. Mathis received $61,000 and 192,587 from AWLD in 2013 and 2012, respectively.
(2)	Refer to the Outstanding Equity Awards at Fiscal Year End schedule regarding option details on an award-by-award basis.
(3)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements.
(4)	Includes all other compensation not reported in the preceding columns, including perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000. Does not include certain fringe benefits made available on a nondiscriminatory basis to all the Company’s employees, such as group health insurance, vacation and sick leave, and matching stock contributions issued in conjunction with AWLD’s 401(k) plan.
(5)	Includes $18,754 fair value of compensation costs of stock options granted to Mr. Mathis in his capacity as a director of the Company.
(6)	Fair value of compensation costs of stock options granted to Mr. Mathis in his capacity as a director of the Company.

Summary of the 2008 Equity Incentive Plan

Reason for the Plan

The Company’s reasons for adopting the 2008 Equity Incentive Plan (the “Plan”) are to promote the long-term retention of key employees of the Company and its current and future subsidiaries and other persons or entities who are in a position to make significant contributions to the success of the Company, to further reward these employees and other persons or entities for their contributions to the Company’s success, to provide additional incentive to these employees and other persons or entities to continue to make similar contributions in the future, and to further align the interests of these employees and other persons or entities with those of the Company’s stockholders.

General Plan Information

The Plan was adopted by the Board of Directors (the “Board”) on August 28, 2008 (“Effective Date”), and approved by a majority of the Company’s stockholders on September 2, 2008. The Plan was subsequently amended with Board consent and majority stockholder consent on January 18, 2011 to adjust the aggregate number of shares reserved under the Plan, pursuant to the 14.59 to 1 reverse stock split effective September 30, 2010. On September 14, 2012, a second amendment was approved and adopted by Board consent and majority stockholder consent to increase the aggregate number of shares from 5,000,000 to 9,000,000, of which 2,674,890 remain available for issuance as of April 30, 2014.

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Eligibility

All current and future key employees of the Company, including officers and directors who are employed by the Company, and all other persons or entities, including directors of the Company who are not employees, consultants and/or members of advisory boards, and/or other parties who in the opinion of the Board of Directors are in a position to make a significant contribution to the success of the Company, shall be eligible to receive awards under the Plan.

Administration

The Plan is administered by the Board, unless the Board determines to delegate such administration to a compensation committee of the Board. In addition to its other authority to determine, in its sole discretion, the participants who shall be eligible to receive awards under the Plan, the Board of Directors or other committee shall determine the size of each award including the number of shares of common stock subject to the award, the type or types of each award, the date on which each award shall be granted, the terms and conditions of each award including any applicable vesting schedule, whether to waive compliance by a participant with any obligations to be performed by the participant under an award or waive any term or condition of an award, whether to amend or cancel an existing award in whole or part, and the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of participants.

No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board, or for any act or omission of any other member of the Board.

All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any award, or to any participant or any transferee of shares of common stock from any participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any participant or any such transferee.

Types of Awards

Options

An Option entitles the recipient on exercise thereof to purchase common stock at a specified exercise price. Both incentive stock options (an “ISO”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and Options that are not incentive stock options (a “non-ISO”), may be granted under the Plan. ISOs shall be awarded only to employees.

The exercise price of an Option will be determined by the Board of Directors but in any event may not be less than the fair market value of a share of common stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than 10% of the combined voting power of the Company or our affiliates, the exercise price per share may not be less than 110% of the fair market value of the common stock on the date the Option is granted. In no case may the exercise price paid for common stock which is part of an original issue of authorized common stock be less than the par value per share of the common stock.

The exercise price may be paid in cash or, if the written agreement so provides, a participant may pay all or part of the exercise price by tendering shares of common stock, by a broker-assisted cashless exercise, by delivery of a promissory note, or any combination thereof.

Restricted and Unrestricted Stock

A Restricted Stock Award entitles the recipient to acquire, for a purchase price not less than the par value, shares of common stock that may not be transferred, sold, assigned, exchanged, pledged, gifted or otherwise disposed of, and if a participant terminates his or her employment for any reason, must be offered to the Company for purchase for the amount of cash paid for the such stock, or forfeited to the Company if no cash was paid. The restrictions will lapse and the shares will become unrestricted at such time or times, and on such terms and conditions, as the Board may determine.

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Performance Awards

A Performance Award entitles the recipient to receive, without payment, an award or awards following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Board may determine. Performance goals may be related to overall corporate performance, operating group or business unit performance, personal performance or such other category of performance as the Board may determine. Financial performance may be measured by revenue, operating income, net income, earnings per share, number of days’ sales outstanding in accounts receivable, productivity, return on equity, common stock price, price earnings multiple, or such other financial factors as the Board may determine.

Loans and Special Grants

The Company may make a loan to a participant (“Loan”), either in connection with the purchase of common stock under the award or the payment of any federal, state and local income tax with respect to income recognized as a result of the award. The Board shall have the authority, in its sole discretion, to determine whether to make a Loan, the amount, the terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years

In connection with any award, the Board may grant a cash award to the participant (“Supplemental Grant”) not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the participant may be liable with respect to the award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the participant whole on an after-tax basis after discharging all the participant’s income tax liabilities arising from all payments.

Events Affecting Outstanding Awards

If a participant’s employment or consultant status is terminated by reason of death or permanent disability, for six months, all Options held by the participant then exercisable will continue to be exercisable by the participant’s heirs, executor, administrator or other legal or personal representative, and will terminate at the expiration of the six month period; all Restricted Stock held by the participant shall immediately become free of all restrictions and conditions; any payment or benefit under a Performance Award or Supplemental Grant to which the participant was not irrevocably entitled shall be forfeited and the award canceled.

If a participant’s employment or consultant status is terminated by any reason other than death or permanent disability, for one month, all Options held by the participant then exercisable will continue to be exercisable and will terminate at the expiration of the one month period; and any Restricted Stock held by the participant shall immediately become free of all restrictions and conditions, unless the termination results from a voluntary resignation or was for Cause (as defined in the Plan).

Any payment or benefit under a Performance Award or Supplemental Grant to which the participant was not irrevocably entitled at the time of such termination shall be forfeited and the award canceled as of the date of such termination.

Change in Control

In the event of a Change in Control (as defined under the Plan) and unless otherwise provide by the Board:

•	50% of each unvested outstanding option becomes exercisable six months after the Change of Control or, if sooner, upon a termination by the Company of the participant’s employment with or service to the Company for any reason other than for Cause. This provision shall not prevent an Option from becoming exercisable sooner as to common stock or cash that would otherwise have become available under such Option or Right during such period.

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•	50% of each unvested outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the participant’s employment with or service to the Company for any reason other than for Cause. This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.

•	Conditions on Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the participant’s employment with or service to the Company for any reason other than for Cause. This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the awards or in any other agreement between the participant and the Company or unless otherwise agreed to by the Board.

The Board shall have discretion, on a case by case basis, to increase the percentage of unvested outstanding Options or Restricted Stock that shall vest under the Plan or upon a Change in Control.

The vesting schedule set forth in the Plan shall not apply if provision is made in writing in connection with a Change in Control for the assumption of outstanding awards or the substitution for such awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and, if applicable, exercise prices, in which event such outstanding awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided.

Notwithstanding the Change in Control provisions, in the event of a sale of 50% or more of the common stock of the Company to any third party, in one or a series of transactions (any such sale being referred to as a “Go-Along Sale”), then the Board, in its sole discretion, may require the holder of any common stock acquired hereunder to sell all of such common stock at the same time as the completion of the sale for the same consideration as received by the other selling shareholders. The Company shall provide the stockholder with a written notice (a “Go- Along Notice”) at least ten days prior to the proposed closing of the Go-Along Sale. Such Go- Along Notice shall set forth: (a) the name and address of the proposed purchaser in the Go-Along Sale and the proposed closing date for such Go-Along Sale; (b) whether the Company has determined to exercise its right to require the stockholder to sell his common stock pursuant to this Section; and (c) the proposed amount and form of consideration to be paid for the common stock and the terms and conditions of payment. At the closing of a Go-Along Sale, the stockholder shall cause the stock certificates evidencing all of the stockholder’s common stock (with stock powers duly executed) to be delivered to the purchaser free and clear of all liens, charges, encumbrances and rights of third parties of any kind and shall take all actions necessary to vest in the purchaser at such closing good and marketable title to all of the stockholder’s common stock, free and clear of all liens, charges, encumbrances and rights of third parties. In addition, the stockholder shall deliver to the purchaser at each such closing any opinions of counsel and certificates that the purchaser may reasonably request. The closing of any sale under this provision shall take place on such date and at such time as the Company specifies to the stockholder by not less than three days’ prior notice.

Tax Withholding

The Company shall withhold from any cash payment made pursuant to an award an amount sufficient to satisfy all federal, state and local withholding tax requirements. In the case of an award pursuant to which common stock may be delivered, the Board of Directors may require that the participant remit to the Company an amount sufficient to satisfy all withholding tax requirements. At the time an ISO is exercised, the Board may require that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of common stock received upon exercise; and (b) to give such security as the Board deems adequate to meet the potential tax liability of the Company.

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The Company, in granting awards under the Plan, endeavors to comply with all U.S. and foreign tax laws as applicable.

Miscellaneous

Except as otherwise specifically provided by an award (other than an ISO), neither any award nor a participant’s rights under any award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. An award may be exercised only by the participant to whom such award was granted (or by such participant’s heirs, estate, beneficiary or personal or legal representative under Section 6.1 of the Plan). The foregoing shall not, however, restrict a participant’s rights with respect to unrestricted stock or the outright transfer of cash, nor shall it restrict the ability of a participant’s heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to awards granted to the participant.

Outstanding Equity Awards

The following table provides information as to option awards held by each of the named executive officers of AWLD as of December 31, 2013. There have been no stock awards made to Mr. Mathis, Mr. Downey or Mr. Holderbaum as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Scott L. Mathis	628,424	(4)	-		1.59	02/18/2014
	1,713		-		8.03	04/15/2014
	47,132		-		2.63	02/22/2015
	1,713		-		8.03	04/15/2015
	25,000		-		3.85	04/15/2016
	237,656		184,844	(1)	3.85	07/06/2016
	25,000		-		3.85	04/15/2017
	12,500		12,500	(2)	2.48	04/15/2018
	1,000,000		-		2.48	06/30/2018
			-
Tim F. Holderbaum	94,264	(5)	-		1.59	02/18/2014
	12,568		-		2.63	02/22/2015
	46,406		36,094	(3)	3.85	07/06/2016
	400,000		-		2.48	06/30/2018

(1)	On July 6, 2011 Mr. Mathis was granted an option to acquire 422,500 shares of the Company’s common stock. 105,625 shares underlying the option vested on July 6, 2012, with 26,409 shares vesting every three month period thereafter.
(2)	On April 15, 2013 Mr. Mathis was granted an option to acquire 25,000 shares of the Company’s common stock. 6,250 shares underlying the option vested on July 15, 2013, with 6,250 shares vesting every three month period thereafter.
(3)	On July 6, 2011 Mr. Holderbaum was granted an option to acquire 82,500 shares of the Company’s common stock. 20,625 shares underlying the option vested on July 6, 2012, with 5,156 shares vesting every three month period thereafter.
(4)	Of which the option to acquire 246,449 shares was subsequently exercised on February 18, 2014 and the maturity date of the option to acquire 381,975 shares was extended to February 18, 2015.
(5)	All of which were subsequently exercised on February 18, 2014.

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Members of the Company’s Board of Directors each receive options to purchase 25,000 shares of common stock per year as compensation. The following table provides information as to compensation of the directors of AWLD for the year ending December 31, 2013.

Director Compensation

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)(1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Peter Lawrence (2)	2013	-	-	-	289,090	-	-	-	289,090
Julian Beale (3)	2013	-	-	-	289,090	-	-	-	289,090

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements.
(2)	As of December 31, 2013, Mr. Lawrence held options to acquire 566,637 shares of the Company’s common stock, of which 478,668 were vested and exercisable.
(3)	As of December 31, 2013, Mr. Beale held options to acquire 566,637 shares of the Company’s common stock, of which 478,668 were vested and exercisable.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The following is a description of transactions during the last three fiscal years and through April 30, 2014 in which the transaction involved a material dollar amount and in which any of the Company’s directors, executive officers or holders of more than 5% of AWLD common stock and Series A Preferred on an as-converted basis had or will have a direct or indirect material interest, other than compensation which is described under “Executive Compensation.” Management believes the terms obtained or consideration that was paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arms’ length transactions:

• Scott Mathis, CEO and Chairman of the Company, loaned the Company $400,000 in April 2011 at 6% interest. As of April 30, 2014, a balance of $161,663 and accrued interest of $55,781 is still due to Mr. Mathis. Additionally, Mr. Mathis in 2011 and 2012 invested a total of $800,000 in the Company’s offering of convertible promissory notes on the same terms as other investors. A total balance of $581,154 of principal plus accrued interest is outstanding as of April 30, 2014. Mr. Mathis is also owed over $791,996 in accrued or unpaid salary from AWLD from 2009 through December 31, 2013.

• Ralph Rybacki, an investor and a greater than 5% stockholder, is affiliated with Jomada Imports, a company that imports wines for AWE to the United States.

• Frank Mathis, brother of Scott Mathis, is an independent contractor, working as a registered representative for DPEC Capital and is paid brokerage commissions. He received advances on future brokerage commissions, of which $96,144 are outstanding as of April 30, 2014. He is also a member of The WOW Group, LLC. In compliance with Section 402 of the Sarbanes-Oxley Act of 2002, no additional advances will be made to any officers or directors of AWLD or its subsidiaries, and no modifications to existing loans between DPEC Capital and Mr. Frank Mathis will be made.

• Keith Fasano, as Chief Compliance Officer and an employee of DPEC Capital, is paid brokerage commissions in connection with his work as a registered representative for DPEC Capital. He received advances on future brokerage commissions, of which $53,672 are outstanding as of April 30, 2014. He is a member of The WOW Group, LLC and also has participated in the formation and development of Hollywood Burger Holdings, Inc. In compliance with Section 402 of the Sarbanes-Oxley Act of 2002, no additional advances will be made to any officers or directors of AWLD or its subsidiaries, and no modifications to existing loans between DPEC Capital and Mr. Fasano will be made. DPEC Capital will continue to provide advances to the remainder of its employees provided that such advances are in compliance with Section 402 of the Sarbanes-Oxley Act of 2002.

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• Scott Mathis is Chairman and Chief Executive Officer of Hollywood Burger Holdings, Inc. (“HBH”), a private company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United Arab Emirates. In addition, Tim Holderbaum is an executive officer of Hollywood Burger Holdings, Inc. The Company has an expense sharing agreement with HBH to provide office space and other clerical services and HBH currently owes approximately $80,602 to the Company under such and similar prior agreements. Additionally, HBH received a short term loan from the company at 6% interest, with a balance of $598,924 principal and interest outstanding as of May 12, 2014. In compliance with Section 402 of the Sarbanes-Oxley Act of 2002, no additional advances will be made to any officers or directors of HBH or its subsidiaries, and no modifications to existing loans between HBH and AWLD will be made. Several employees of the Company also receive compensation from HBH for services performed on behalf of HBH.

• InvestBio, Inc. (“InvestBio”) was a wholly-owned subsidiary of AWLD until it was spun-off to AWLD shareholders, effective September 30, 2010. The owners of more than 5% of InvestBio are Scott Mathis and Ralph Rybacki. The Board of Directors of InvestBio consists of Scott Mathis, Julian Beale, and Peter Lawrence. The Company has an expense sharing agreement with InvestBio to provide office space and other clerical services. InvestBio currently owes $413,871 to the Company under such and similar prior agreements as of April 30, 2014, of which $195,000 is deemed unrecoverable and written off.

• Since September 30, 2010, when the IPG Exchange Transaction (between AWLD and IPG) was consummated, the largest AWLD stockholder has been The WOW Group, LLC. The WOW Group’s sole asset is shares of AWLD and is owned primarily by employees of DPEC Capital. In April 2012, a number of those employees sold their WOW Group interests to DPEC Capital (in effect selling to DPEC Capital shares of its corporate parent). The consideration for the WOW Group interests purchased by DPEC Capital was primarily forgiveness of outstanding loans made over the preceding few years by DPEC Capital to such employees. In connection with the departure of the Chief Operating Officer of AWLD in 2011 who was also a WOW Group member, AWLD, and a number of current AWLD employees using available funds in their personal 401(k) retirement accounts, purchased the WOW Group interests owned by that officer in 2011 and 2013. See also Item 4 for a description of The WOW Group, LLC as a related person to AWLD.

• AWLD processes payroll for Hollywood Burger Holdings, Inc. and allocates other expenses according to an Expense Sharing Agreement. Such expenses are recorded through an intercompany account and periodically paid by Hollywood Burger Holdings, Inc.

• As of April 30, 2014 and for the last four fiscal years, AWLD, together with its constituent subsidiary companies, has engaged in a number of offerings of securities, the proceeds of which have largely been used to finance AWLD’s operating expenses, growth, property acquisitions and development. These companies consist of: (a) InvestProperty Group, LLC, which became a wholly-owned subsidiary of AWLD in September 2010; and (b) IPG-Global Properties, LLC and Algodon Global Properties, LLC, two vehicles that were organized by InvestProperty Group in 2006 and 2008 to finance different parts of the Company’s projects in Argentina, and which were combined in 2009. The combined entity was effectively merged into AWLD on June 30, 2012. The gross proceeds raised during this period from the offerings or subscriptions of common stock (or LLC membership interests), or from the sale of convertible promissory notes, are listed below:

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Algodon Wines & Luxury Development Group, Inc.

Previous Financings since January 1, 2010 (last 4 years)

As of April 30, 2014

		Period
Previous Issuer (now all AWLD)	Type of Security	Beginning	End	Amount
InvestProperty Group, LLC	Convertible Note	9/8/2009	9/30/2010	13,238,120
Diversified Private Equity Corp.	Offering Common	11/1/2010	7/1/2011	4,306,305
Diversified Private Equity Corp.	Convertible Note	6/1/2011	11/1/2011	1,853,880
Diversified Private Equity Corp.	Convertible Note	11/1/2011	6/30/2012	6,711,820
Diversified Private Equity Corp.	Subscription Common	7/1/2012	9/30/2012	450,000
Algodon Wines & Luxury Development Group, Inc.	Series A Preferred	10/1/2012	present	8,682,709

Total				$35,242,834

DPEC Capital does pay regular brokerage commissions to its registered representatives according to the standard firm payout schedule, which includes the allocation of earned warrants. As of March 31, 2014 and for the last four fiscal years, a total of $4,585,145 ($2,993,104 of cash commissions and $1,592,041 of allocated AWLD and HBH warrants, valued at the grant date full fair value, using the Black-Scholes option pricing model—assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements) was paid out to 13 current and former DPEC employees or independent contractors including $1,006,579 to Scott Mathis ($409,920 of cash commissions and $596,659 of warrants) and $567,420 to Keith Fasano ($436,317 of cash commissions and $131,103 of warrants)—both in their capacity as registered representatives, and none to Tim Holderbaum.

Warrants in Affiliates Earned by DPEC Capital

As noted above, DPEC Capital has earned warrants to purchase the shares of certain companies including AWLD affiliates for which DPEC Capital has provided investment banking services. It is the Company’s policy to distribute part or all of the warrants it earned through serving as placement agent on various private placement offerings for a related but independent entity under common management, to registered representatives or other employees who provided investment banking services. As of April 30, 2014 and for the last four fiscal years, DPEC Capital earned warrants to purchase common stock in Hollywood Burger Holdings, Inc. in connection with providing investment banking services to Hollywood Burger Holdings, Inc. as set forth below.

DPEC Capital, Inc.

Warrants earned and allocated

		Warrants	Warrants	Warrants
		total	allocated to	net owned	Exercise	Year of
Issuer	Security	earned	employees	by CAP	price	expiration
Hollywood Burger Holdings, Inc.	Common	935,320	654,724	280,596	$0.13	2015
Hollywood Burger Holdings, Inc.	Common	999,307	697,015	302,292	$0.50	2016
Hollywood Burger Holdings, Inc.	Common	414,744	290,345	124,399	$0.75	2017-18
Total		2,349,371	1,642,084	707,287

In addition, Hollywood Burger Holdings Inc. paid DPEC Capital commissions in connection with these offerings in the amount of $569,600 in 2011; $195,959 in 2012; and $208,423 in 2013.

Director Independence

Our Board of Directors has undertaken a review of its composition and the independence of each director. Based on the review of each director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that two of our three directors (Peter Lawrence and Julian Beale) are “independent” under the rules and regulations of the SEC and the Nasdaq Stock Market. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock. Mr. Mathis was not deemed independent as a result of his service as our Chief Executive Officer, as described in Item 5 and his significant stock ownership as described in Item 4.

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Item 8. Legal Proceedings.

From time to time AWLD and its subsidiaries and affiliates are subject to litigation and arbitration claims incidental to its business. Such claims may not be covered by its insurance coverage, and even if they are, if claims against AWLD and its subsidiaries are successful, they may exceed the limits of applicable insurance coverage. Additionally, as participants in the heavily-regulated securities industry, DPEC Capital and its associated persons have been named as respondents in certain regulatory proceedings

Certain Regulatory Matters and Customer Arbitrations

Scott Mathis, Chairman of the Board of Directors of AWLD and Chief Executive Officer of AWLD, is a registered representative associated with DPEC Capital. The report available on Broker Check at www.finra.org reflects a number of disclosure events, including one pending regulatory matter, a number of completed customer arbitrations and customer complaints, and three liens and judgments.

DPEC Capital has eight disclosure events as reported to FINRA, available on Broker Check at www.finra.org.

Pending Regulatory Matter

In 2004, FINRA (then known as “NASD”), the regulatory body that has primary jurisdiction over DPEC Capital, Inc. (then known as “InvestPrivate”), commenced an enforcement action against InvestPrivate and three officers of InvestPrivate or the Company (then known as “Diversified Biotech Holdings Corp.” or “DBHC”), including Scott L. Mathis (Chairman and Chief Executive Officer).

In 2007, InvestPrivate and the three named individuals entered into a partial settlement of this action. Without any of the respondents admitting or denying any of the allegations, the settlement included findings that InvestPrivate, acting through Mr. Mathis, did violate Section 17(a)(2) of the Securities Act and NASD rules by (i) distributing, or causing to be distributed, to investors or potential investors private placement memoranda that contained material misrepresentations and omissions; and (ii) failing to supplement or amend the private placement memoranda so that they did not contain material misrepresentations or omissions concerning facts or events that occurred after the PPMs were issued. However, as part of the settlement with InvestPrivate, FINRA expressly withdrew all allegations and charges that such conduct amounted to a fraudulent, intentional, knowing or willful violation of the federal securities laws. Also, without any of the respondents admitting or denying any of the allegations, additional findings in the settlement were as follows: (1) that InvestPrivate and Mr. Mathis engaged in conduct prohibited by Sections 5(a) and 5(c) of the Securities Act and violated NASD rules by participating in public offerings and sales of unregistered securities; (2) that InvestPrivate and one of the other officers violated NASD rules by failing to report a written customer complaint against InvestPrivate, failing to timely report a separate customer complaint against InvestPrivate, and failing to report the settlement of two customer complaints that involved payments in excess of $25,000; (3) that InvestPrivate, Mr. Mathis and the other two officers violated NASD rules with respect to one of those other officers engaging in activity as a General Securities Principal and General Securities Representative without obtaining the required registrations; and (4) that InvestPrivate violated Section 15(c)(2) of the Exchange Act and Rule 15c2-4 thereunder and NASD rules by failing to hold funds specifically designated for escrow accounts in actual escrow accounts; Rule 15c3-1 of the Exchange Act and NASD rules for failure meet the Net Capital Rule minimum requirement of $250,000; and Section 17(a) of the Exchange Act and Rule 17a-4 thereunder for failure to preserve electronic mail communications. InvestPrivate and one of the two other officers were also found to violate NASD rules with respect to the failure to implement, maintain, and enforce supervisory procedures reasonably designed to achieve compliance with federal securities laws and NASD rules.

NASD censured InvestPrivate, imposed fines totaling $215,000 (all paid in 2007), and required InvestPrivate to engage an independent consultant to evaluate InvestPrivate’s practices and procedures relating to private placement offerings, and to make necessary changes in response to the consultant’s recommendations.

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Mr. Mathis and one of the officers each received a 30-day suspension from acting in a principal capacity for InvestPrivate, the other officer received a 10-day suspension, and InvestPrivate was suspended for 60 days from accepting new engagements to offer private placements. All suspensions were served in 2007 and all fines paid.

The part of the 2004 case that was severed concerned allegations only against Mr. Mathis, namely, that he willfully failed to amend his Form U4 (the securities industry registration form) to reflect the filing of certain personal federal tax liens totaling $634,436, willfully failed to disclose the tax liens on two initial Forms U4, and failed to disclose two customer complaints. In 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis willfully failed to make required disclosures on Form U4 regarding his personal tax liens and failed to timely make disclosures on his Form U4 regarding certain customer complaints. (All of the underlying tax liabilities were paid in full by Mr. Mathis in 2003 and the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to the non-willful late U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently) plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis appealed the decision (principally with respect to the issue of whether his conduct was willful) to the FINRA National Adjudicatory Council (“NAC”). In 2008, NAC affirmed the OHO finding that Mr. Mathis willfully failed to disclose on his Form U4 his tax liens, extended the period in which Mr. Mathis was found to have willfully failed to amend his Form U4, and that he failed to amend timely his Form U4 to disclose a customer complaint and a customer-initiated action. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission, which in 2009 affirmed the finding of the NAC. Mr. Mathis appealed the SEC decision to the U.S. Court of Appeals, which affirmed the NAC finding in February 2012.

Under FINRA’s rules, the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification.” This means that he might no longer be permitted to continue to work in the securities industry. In September 2012, Mr. Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. A decision on that application is expected in the third or fourth quarter of 2014. While a denial of that application would not preclude Mr. Mathis from continuing to perform his duties for non-securities related entities, including Algodon Wines & Luxury Development Group, Inc., InvestProperty Group, LLC, and all of the Company’s Argentina subsidiaries, it would preclude him from working at DPEC Capital.

Customer Arbitrations and Complaints

There are no pending customer arbitrations or complaints pertaining to DPEC Capital or any of its associated persons.

Pending Financial Disclosures

Mr. Mathis currently has three liens filed against him for unpaid taxes as disclosed on his Form U4. The majority of tax owed by Mr. Mathis resulted from the sale of a portion of his shares in Hollywood Burger Holdings, Inc., which Mr. Mathis liquidated in order to provide funds through a loan to the Company. Mr. Mathis has entered into payment plans with the IRS and is fully compliant with those plans. Mr. Mathis anticipates full payment of the tax owed to New York State by May 20, 2014.

Further information about the disclosures reported by DPEC Capital and by Mr. Mathis is available from Broker Check at www.finra.org

The Company and its management are not aware of any other regulatory or legal proceedings or investigations involving the Company, any of its subsidiaries or affiliates, or any of their respective officers, directors or employees.

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Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The Company’s stock is not currently quoted on the over-the-counter markets. There is currently no public trading market for the Company’s common stock. See Item 10 regarding stock price in reference to private placements.

There are 14,953,149 outstanding options or warrants to purchase, or securities convertible into, common stock of the Company as of April 30, 2014.

There are 23,757,025 shares of common stock of the Company that may be sold in reliance on Rule 144 of the Securities Act as of April 30, 2014.

Restricted Stock

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

There are no shares of common stock of the Company that will be or has been publicly proposed to be, publicly offered by the Company, the offering of which could have a material effect on the market price of the Company’s common stock.

There were approximately 680 holders of the Company’s common stock as of April 30, 2014. Upon the effectiveness of this Registration Statement, holders of the Company’s Series A Preferred will have their shares converted to common stock on a 1:1 basis, subject to other provisions in the Company’s Amended and Restated Certificate of Designation.

The Company has paid no dividends to date on its common stock. The Company reserves the right to declare a dividend when operations merit. However, payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our board of directors.

The Company does plan to pay dividends to the Series A Preferred stockholders as of the effective date of this Registration Statement at an annual rate equal to $0.184 (or 8% based on the Series A Liquidation Value as defined in the Amended and Restated Certificate of Designation) per share of Series A Preferred.

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The following table sets forth securities authorized for issuance under equity compensation plans as of December 31, 2013.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,136,236	$2.85	1,863,764
Equity compensation plans not approved by security holders	-	-	-
Total	7,136,236	$2.85	1,863,764

See also Item 6 for a description of the Company’s 2008 Equity Incentive Plan, as amended.

Item 10. Recent Sales of Unregistered Securities.

Since April 30, 2011, we have issued the following unregistered securities:

Sales of Common Stock and Series A Convertible Preferred Stock and Issuances of Convertible Promissory Notes

On November 1, 2010, AWLD commenced a private placement of shares of its common stock at $3.50 per share that terminated on July 1, 2011. The Company raised $4,306,306 and sold 1,230,373 shares of common stock to accredited investors.

During an offering that commenced on November 1, 2011 and ultimately ended on June 15, 2012, AWLD issued convertible notes with an interest rate of 10% and an amended maturity date of August 29, 2012 (the “10% Notes”) for gross proceeds of $6,711,820. Principal and accrued interest is convertible at the option of the holder into Series A Preferred at a 20% discount. On October 30, 2012, pursuant to an extended conversion period, holders elected to exchange principal and interest of $4,548,668 and $308,315 into 2,639,677 shares of Series A Preferred. During 2013, pursuant to extended conversion periods, holders elected to exchange principal and interest of $913,000 and $96,824 into 545,788 shares of Series A Preferred.

During an offering that commenced on June 24, 2011 and ultimately ended on October 31, 2011, AWLD issued convertible notes with an interest rate of 12.5% and an amended maturity date of August 29, 2012 (the “12.5% Notes”) for gross proceeds of $1,853,880. Principal and accrued interest is convertible at the option of the holder into Series A Preferred at a 25% discount. On October 30, 2012, pursuant to an extended conversion period, holders elected to exchange principal and interest of $1,203,880 and $176,141 into 797,712 shares of Series A Preferred. During 2013, pursuant to certain extended conversion periods, holders elected to exchange principal and interest of $350,000 and $90,331 into 249,289 shares of Series A Preferred.

In July 2012 through September 26, 2012, AWLD issued 199,998 shares of common stock at $2.25 per share to accredited investors by direct subscription for gross proceeds of $450,000. The common stock was convertible into Series A Preferred at the election of the holder for a thirty day period following written notice from the Company that a Series A Preferred offering had commenced. The Company extended the conversion period through the termination date of the offering and in 2013, 133,332 shares of common stock were converted into 130,346 shares of Series A Preferred.

On October 1, 2012, AWLD commenced a private placement of shares of its Series A Preferred at $2.30 per share. The offering is currently ongoing. As of April 30, 2014, we have raised $8,682,709 in cash and sold 3,775,095 shares of our Series A Preferred to accredited investors at $2.30 per share.

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In June 2012, the Company issued 14,144 shares of common stock to settle its 2011 contribution obligation to the Company’s 401(k) profit-sharing plan. In March 2013, the Company issued 34,723 shares of common stock to settle its 2012 contribution obligation to the Company’s 401(k) profit-sharing plan.

In January 2014, the Company issued 10,485 shares of common stock to settle accounts payable for $19,061 or an average of $1.82 per share of common stock.

In February 2014, the Company issued 166,305 shares of common stock to settle cashless exercised options and 31,421 shares of common stock to settle an exercised option for a purchase price of $49,959 or $1.59 per share of common stock.

In March 2014, the Company issued 21,454 shares of common stock to settle its 2013 contributions obligation to the Company’s 401(k) profit-sharing plan.

On April 9, 2014, AWLD signed an investment banking engagement agreement with National Securities Corporation, whereby National Securities Corporation would provide investment banking advice and other general advisory services. In addition to a fee of $15,000, AWLD issued National Securities Corporation 50,000 shares of AWLD’s common stock as compensation for those services for the following six months.

Grants of Options and Warrants

From April 30, 2011 through April 30, 2014, we issued to certain of our executive officers, directors, employees and/or independent contractors an aggregate of 3,240,000 shares of common stock upon the exercise of options under the stock option plan at exercise prices ranging from $2.48 to $3.85 per share, at a weighted average exercise price of $2.54 per share.

During 2013 and 2012, in connection with the sale of Series A Preferred, the Company issued five-year warrants to its subsidiary DPEC Capital, Inc., who acted as placement agent, to purchase 235,666 and 438,434 shares, respectively, of Series A Preferred at an exercise price of $2.30 per share. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives.

Between January 1, 2014 and April 30, 2014, the Company issued warrants to purchase 154,027 shares of Series A Preferred at $2.30 per share.

On June 30 2012, in connection with the AGP Exchange Transaction (see Item 1—Business “Argentina Activities” above), the Company issued five-year warrants in exchange for outstanding AGP warrants to purchase 167,544 and 343,005 shares of common stock at an exercise price of $2.11 and $3.70 per share, respectively.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to certain compensatory benefit plans and contracts relating to compensation as provided under Rule 701, or Section 3(a)(9) of the Securities Act with respect to any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 11. Description of Registrant’s Securities to Be Registered.

The Company has two classes of stock: common and preferred. The Company’s certificate of incorporation provides for 80,000,000 shares of common stock, par value $0.01 and 11,000,000 shares of preferred stock. Pursuant to the Amended and Restated Certificate of Designation, all 11,000,000 shares of preferred stock are designated as “Series A Convertible Preferred Stock” (“Series A Preferred”). Upon effectiveness of this Registration Statement, all outstanding shares of Series A Preferred will be converted on a 1:1 basis into common stock.

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In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws, certificate of designation, and the Delaware General Corporation Law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation, our bylaws, and our certificate of designation as currently in effect for provisions that may be important to you.

Common Stock

Each share has equal and identical rights to every other share for purposes of dividends, liquidation preferences, voting rights and any other attributes of the Company’s common stock. No voting trusts or any other arrangement for preferential voting exist among any of the stockholders, and there are no restrictions in the articles of incorporation, or bylaws precluding issuance of further common stock or requiring any liquidation preferences, voting rights or dividend priorities with respect to this class of stock. As of March 31, 2014, there were 23,991,101 shares of common stock issued and 23,986,690 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at a meeting of stockholders. The holders are not entitled to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of the directors of the Company.

All shares of common stock are entitled to participate ratably in dividends when and as declared by the Company’s board of directors out of the funds legally available. Any such dividends may be paid in cash, property or additional shares of common stock. The Company has not paid any dividends since its inception and presently anticipates that no dividends will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company’s board of directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Holders of common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary of the Company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Preferred Stock

As of April 30, 2014, there were 8,613,433 shares issued and outstanding of Series A Preferred. All 11,000,000 shares of authorized preferred stock have been designated as Series A Preferred.

Voting

The holders of shares of all classes of preferred stock and common stock vote together as a single class on all matters and each holder of Series A Preferred is entitled to vote on all matters and is entitled to that number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series A Preferred could then be converted, provided however, that any amendment to our certificate of incorporation shall require the approval of at least 50.01% of the then outstanding shares of all classes of preferred stock, voting together as a single class except and to the extent that any series of preferred stock would be treated differently from other series of preferred stock, if such corporate action or amendment would:

•	Amend any of the rights, preferences, privileges of or limitations provided for the benefit of any shares of Series A Preferred;
•	Authorize or issue, or obligate the Company to authorize or issue, (i) additional shares (beyond the amount authorized herein) of Series A Preferred; (ii) any other shares of the Company’s capital stock ranking on a parity with respect to payment on liquidation with Series A Preferred; or (iii) shares of preferred stock senior to the Series A Preferred with respect to liquidation preferences, dividend rights or redemption rights;

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•	Decrease the authorized number of shares of Series A Preferred;
•	Cause the Company to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any securities of the Company, pursuant to a redemption, purchase or other acquisition for cash of shares of preferred stock, which is effected pro rata with the holders thereof, in proportion to the full respective preferential amounts to which such holders are entitled;
•	Merge, consolidate or reorganize the Company, or sell all or substantially all of the Company’s assets or effect any transaction or series of transactions in which more than 50% of the voting power of the Company is disposed;
•	Change the Company’s line of business;
•	Commence voluntary bankruptcy proceedings;
•	Dissolve the Company, or take any formal or informal steps in preparation for dissolution;
•	Amend our certificate of incorporation or bylaws; or
•	Amend any provisions of Section 9 of the Company’s Amended and Restated Certificate of Designation.

Dividends

Subject to provisions of law, the holders of record of shares of the Series A Preferred shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors, including any special dividends declared by the Board as well as ordinary dividends, at an annual rate equal to $0.184 or 8% as set forth in the Company’s Amended and Restated Certificate of Designation) per share of Series A Preferred. Dividends shall be cumulative, without compounding, and shall accrue daily on each share of Series A Preferred from the date of issue thereof. Upon the conversion of shares of the Series A Preferred into common stock, all cumulative dividends with respect to such converted shares which have not been declared by the Board shall be cancelled.

In the event the Company shall make or issue, or shall fix a record date for the determination of holders of common stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the common stock payable in (i) securities of the Company other than shares of common stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof in addition to the number of shares of common stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series A Preferred been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to any holders of any shares of common stock or any other class or series of capital stock of the Company designated to be junior to the Series A Preferred, and subject to the liquidation rights and preferences of any class or series of preferred stock designated to be senior to, or on a parity with, the Series A Preferred, the holders of shares of Series A Preferred shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company’s capital stock whether such assets are capital, surplus or earnings, an amount equal to $2.30 per share of Series A Preferred (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event) plus any dividends accrued or declared but unpaid on such shares.

If upon such liquidation, dissolution or winding up the assets or surplus funds of the Company to be distributed to the holders of shares of Series A Preferred and any other then-outstanding shares of the Company’s capital stock ranking on a parity with respect to payment on liquidation with the Series A Preferred (such shares being referred to herein as the “Series A Parity Stock”) shall be insufficient to permit payment to such respective holders of the full Series A Preferred liquidation value and all other preferential amounts payable with respect to the Series A Preferred and such Series A Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Preferred and such Series A Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Preferred and such Series A Parity Stock are each entitled.

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Any acquisition of the Company by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of this Company, including shares of Series A Preferred, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the shareholders of this Company own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (ii) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of Series A Preferred to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 3(a) hereof, if the holders of at least 50% of the then outstanding shares of Series A Preferred so elect by giving written notice thereof to the Company at least three days before the effective date of such event, or have voted in favor of such event at a shareholders meeting (or pursuant to a written consent in lieu of a meeting). The Company will provide the holders of all preferred stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 3(c) fifteen (15) days prior to the earlier of the vote relating to such transaction or the closing of such transaction. Pursuant to Delaware law, a purchaser or group of persons purchasing more than 50% of the outstanding stock would be required to wait an extended period of time prior to effectuating a business combination. However, upon the effectiveness of this Registration Statement, expecting to occur 60 days from the date of filing this Registration Statement, the Series A Preferred will automatically convert to common shares and therefore the liquidation preference will not be available.

Whenever the distribution provided for shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series A Preferred request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of Series A Preferred. The cost of the independent appraiser shall be borne by the holders of the Series A Preferred unless such valuation is 15% (or more) greater than the initial valuation as determined by the Board of Directors.

Conversion into Common Stock

Shares of Series A Preferred will convert into common stock on a 1:1 basis subject to certain exceptions upon the effectiveness of a registration statement registering the common stock under either Section 12(b) or 12(g) of the Securities Exchange Act of 1934, the occurrence of an initial public offering, or comparable transaction, a reverse merger of AWLD into a publicly-traded shell corporation such as Mercari Communications Group, Ltd (which is controlled by AWLD) or a similarly situated publicly-traded company.

The conversion ratio may be adjusted from a 1:1 basis upon the following events: (i) the issuance of additional shares of common stock as a dividend or other distribution on outstanding shares of common stock; (ii) a subdivision of outstanding shares of common stock into a greater number of shares of common stock; or (iii) a combination or reverse stock split of outstanding shares of common stock into a smaller number of shares of common stock. The adjustment will be made by multiplying the conversion ratio of 1:1 by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of common stock outstanding immediately after such event.

Each stockholder may waive the adjustment with respect to any specific share or shares of Series A Preferred, either prospectively or retroactively and either generally or in a particular instance, by a writing executed by the registered holder of such share or shares. Any waiver will bind all future holders of shares of Series A Preferred for which such rights have been waived.

No fractional shares of common stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred. Instead of any fractional shares of common stock which would otherwise be issuable upon conversion of Series A Preferred, the Company shall round up to the next whole share of common stock issuable upon the conversion of shares of Series A Preferred. The determination as to whether any fractional shares of common stock shall be rounded up shall be made with respect to the aggregate number of shares of Series A Preferred being converted at any one time by any holder thereof, not with respect to each share of Series A Preferred being converted.

No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred.

56

No Dilution or Impairment

The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the preferred stock, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of preferred stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the preferred stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all preferred stock from time to time outstanding.

Transfer Agent and Registrar

Upon the effectiveness of this Registration Statement, the transfer agent and registrar for our common stock will be Continental Stock Transfer & Trust Company.

Item 12. Indemnification of Directors and Officers.

Our certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (the “DGCL”), our directors shall not be liable to the Company or our stockholders for monetary damages for any breach of fiduciary duty as our directors. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available.

The Company shall indemnify to the fullest extent permitted by and in the manner permissible under the DGCL, as amended from time to time, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (1) is or was a director or officer of the Company or any predecessor of the Company or (2) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Company bylaws, any agreement, a vote of stockholders or otherwise. Our certificate of incorporation provides that we may indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he is or was a director or officer of the Company or any predecessor of the Company or (2) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company.

Item 13. Financial Statements and Supplementary Data.

The information required by this Item may be found beginning on F-1 of this Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

During the last two fiscal years and through the date of this filing, we have not had a change in our independent registered public accounting firm and have not had any disagreements with our public accounting firm on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The registrant and its subsidiaries have had no disagreement with its accountants on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of the disagreement.

57

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements:

Audited Annual Financial Statements for the years ended December 31, 2013 and 2012

(b)         See the Exhibit Index for a list of those exhibits filed herewith, which Exhibit Index also includes and identifies management contracts or compensatory plans or arrangements required to be filed as exhibits to this Form 10 by Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

/s/ Scott L. Mathis
Scott L. Mathis
Chief Executive Officer

Date: May 14, 2014

58

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this Registration Statement on Form 10.

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation filed September 30, 2013
3.2	Amended and Restated Bylaws
4.1	Amended and Restated Certificate of Designation of the Series A Preferred filed September 30, 2013
4.2	Diversified Private Equity Corp. 2008 Equity Incentive Plan; Amendment No. 1 dated January 18, 2011; and Amendment No. 2 dated September 14, 2012
4.3	Form of Stock Option Certificate Pursuant to the 2008 Stock Option Plan
10.1	Employment Agreement between Diversified Biotech Holdings Corp., and Scott L. Mathis, dated January 1, 2003
10.2	Agreement of Lease between 135 Fifth Avenue LLC and Diversified Biotech Holdings Corp. dated July 1, 2006 and Amendment of Lease between 135 Fifth Avenue LLC and Diversified Private Equity Corp., dated September 1, 2010
10.3	Warrant Agreement between Algodon Global Properties, LLC and DPEC Capital, Inc. dated July 18, 2008; Amendment No. 1 to Warrant Agreement dated April 13, 2009; and Form of Warrant Certificate
10.4	Placement Agent Agreement between Hollywood Burger Holdings, Inc. and DPEC Capital, Inc. dated March 11, 2010; Initial Extension of Placement Agent Agreement dated October 8, 2010; Second Extension of Placement Agent Agreement dated July 8, 2011; Third Extension of Placement Agent Agreement dated September 7, 2011; and Fourth Extension of Placement Agent Agreement dated March 21, 2012
10.5	Warrant Agreement between Hollywood Burger Holdings, Inc. and DPEC Capital, Inc. dated March 11, 2010; Initial Extension of Warrant Agent Agreement dated October 8, 2010; Second Extension of Warrant Agent Agreement dated March 21, 2012; and Form of Warrant Certificate
10.6	Exchange Agreement between InvestPropertyGroup, LLC and Diversified Private Equity Corp. dated September 30, 2010
10.7	Demand Promissory Note issued to Scott L. Mathis by Diversified Private Equity Corp., dated April 14, 2011, Amendment No. 1 dated April 13, 2012; and Amendment No. 2 dated August 20, 2012
10.8	Convertible Note Purchase Agreement dated June 24, 2011; Amendment No. 1 dated September 30, 2011; and Form of Convertible Promissory Note
10.9	Convertible Note Purchase Agreement (II) dated November 1, 2011; Amendment No. 1 dated February 1, 2012; Amendment No.2 dated April 2, 2012; Amendment No. 3 dated May 15, 2012; and Form of Convertible Promissory Note
10.10	Exchange Agreement between Algodon Global Properties, LLC and Diversified Private Equity Corp. dated June 30, 2012
10.11	Placement Agent Agreement between Algodon Wines & Luxury Development Group, Inc. and DPEC Capital, Inc. dated October 1, 2012
10.12	Warrant Agreement between Algodon Wines & Luxury Development Group, Inc. and DPEC Capital, Inc. dated October 1, 2012 and Form of Warrant Certificate
21.1	Subsidiaries of Algodon Wines & Luxury Development Group, Inc.
99.1	Algodon Wine Estates Property Map

59

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC. and Subsidiaries

Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Algodon Wines & Luxury Development Group, Inc.

We have audited the accompanying consolidated balance sheets of Algodon Wines & Luxury Development Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Algodon Wines & Luxury Development Group, Inc. and Subsidiaries, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

New York, NY

May 14, 2014

F-2

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
Assets
Current Assets
Cash	$207,418	$114,763
Accounts receivables, net	235,697	234,170
Accounts receivables - related parties, net	365,917	373,241
Advances and loans to registered representatives, net	207,748	72,032
Inventory	1,258,281	1,304,839
Prepaid expenses and other current assets, net	383,740	360,925
Total Current Assets	2,658,801	2,459,970
Property and equipment, net	8,523,546	11,851,234
Prepaid foreign taxes, net	944,051	822,879
Investment - related parties	318,195	326,049
Deposits	42,121	42,178
Total Assets	$12,486,714	$15,502,310

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$569,574	$698,598
Current portion of accrued expenses	2,236,820	1,640,884
Current portion of accrued expenses - related parties	232,476	120,398
Deferred revenue	1,224,296	1,000,044
Loans payable	458,480	250,000
Loans payable - related parties	330,599	204,730
Current portion of convertible debt obligations	695,391	1,151,903
Current portion of convertible debt obligations - related parties	373,958	800,000
Current portion of other liabilities	11,681	13,023
Total Current Liabilities	6,133,275	5,879,580
Convertible debt obligations, non-current portion	384,012	1,263,000
Convertible debt obligations - related parties, non-current portion	426,042	-
Accrued expenses, non-current portion	64,027	187,154
Other liabilities, non-current portion	789,800	298,050
Total Liabilities	7,797,156	7,627,784

Commitments and Contingencies

Stockholders' Equity
Series A convertible preferred stock, par value $0.01 per share; 11,000,000 shares authorized; 6,871,363 and 4,384,317 shares issued and outstanding and liquidation preference of $16,936,899 and $10,213,567 at December 31, 2013 and 2012, respectively.	68,713	43,843
Common stock, par value $0.01 per share; 80,000,000 shares authorized; 23,761,436 and 23,860,045 shares issued and 23,757,025 and 23,855,634 shares outstanding as of December 31, 2013 and 2012, respectively.	237,614	238,600
Additional paid-in capital	50,847,039	42,601,211
Accumulated other comprehensive loss	(6,202,701)	(3,540,851)
Accumulated deficit	(40,247,037)	(31,454,207)
Treasury stock, at cost, 4,411 shares at December 31, 2013 and 2012.	(14,070)	(14,070)
Total Stockholders' Equity	4,689,558	7,874,526
Total Liabilities and Stockholders' Equity	$12,486,714	$15,502,310

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2013	2012
Sales	$2,844,101	$2,986,842
Cost of sales	(2,613,998)	(3,061,789)
Gross profit (loss)	230,103	(74,947)
Operating Expenses
Selling and marketing	283,628	294,407
General and administrative	7,420,431	6,138,541
Depreciation and amortization	533,630	659,462
Total operating expenses	8,237,689	7,092,410
Loss from Operations	(8,007,586)	(7,167,357)

Other Expenses
Interest expense, net	406,721	1,063,693
Loss on extinguishment of convertible debt	378,523	1,668,992
Total other expenses	785,244	2,732,685
Net Loss	(8,792,830)	(9,900,042)
Less: Net loss attributable to the noncontrolling interests	-	(1,357,563)
Net Loss Attributable to Algodon Partners	(8,792,830)	(8,542,479)
Cumulative preferred stock dividends	(1,132,764)	(129,638)
Net Loss Attributable to Common Stockholders	$(9,925,594)	$(8,672,117)

Net Loss Per Share Attributable to Common Stockholders:
Basic and Diluted	$(0.42)	$(0.46)
Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	23,821,765	18,771,323

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2013	2012
Net Loss	$(8,792,830)	$(9,900,042)
Other Comprehensive Loss
Foreign currency translation adjustments	(2,661,850)	(1,878,717)
Total Comprehensive Loss	(11,454,680)	(11,778,759)
Less: Comprehensive loss attributable to the noncontrolling interests	-	(1,730,719)
Comprehensive Loss Attributable to Algodon Partners	$(11,454,680)	$(10,048,040)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Series A							Accumulated
	Convertible						Additional	Other		Attributable	Non-
	Preferred Stock		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	to Owners of	Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	the Company	Interests	Equity
Balance - December 31, 2011	-	$-	13,682,301	$136,823	-	$-	$24,543,864	$(2,035,290)	$(22,911,728)	$(266,331)	$9,873,222	$9,606,891

Stock-based compensation
Common stock	-	-	14,144	141	-	-	49,481	-	-	49,622	-	49,622
Options and warrants	-	-	-	-	-	-	1,270,437	-	-	1,270,437	-	1,270,437
Common stock purchased into treasury at cost	-	-	-	-	3,670	(12,070)	-	-	-	(12,070)	-	(12,070)
Common stock issued for cash	-	-	199,998	2,000	-	-	448,000	-	-	450,000	-	450,000
Series A convertible preferred stock issued for cash	946,927	9,469	-	-	-	-	2,168,463	-	-	2,177,932	-	2,177,932
Exchange of 12.5 % convertible notes for Series A convertible preferred stock	797,712	7,977	-	-	-	-	1,826,760	-	-	1,834,737	-	1,834,737
Exchange of 10 % convertible notes for Series A convertible preferred stock	2,639,678	26,397	-	-	-	-	6,044,861	-	-	6,071,258	-	6,071,258
Acquisition of indirect interest in AWLD common stock	-	-	-	-	-	-	(1,795,522)	-	-	(1,795,522)	-	(1,795,522)
Issuance of common stock for noncontrolling interests	-	-	9,963,602	99,636	741	(2,000)	8,044,867	-	-	8,142,503	(8,142,503)	-
Comprehensive loss										-
Net loss	-	-	-	-	-	-	-	-	(8,542,479)	(8,542,479)	(1,357,563)	(9,900,042)
Other comprehensive loss	-	-	-	-	-	-	-	(1,505,561)	-	(1,505,561)	(373,156)	(1,878,717)

Balance - December 31, 2012	4,384,317	43,843	23,860,045	238,600	4,411	(14,070)	42,601,211	(3,540,851)	(31,454,207)	7,874,526	-	7,874,526

Stock-based compensation
Common stock	-	-	34,723	347	-	-	77,780	-	-	78,127	-	78,127
Options and warrants	-	-	-	-	-	-	2,771,383	-	-	2,771,383	-	2,771,383
Series A convertible preferred stock issued for cash	1,561,534	15,615	-	-	-	-	3,575,909	-	-	3,591,524	-	3,591,524
Exchange of 12.5 % convertible notes for Series A convertible preferred stock	249,289	2,493	-	-	-	-	570,870	-	-	573,363	-	573,363
Exchange of 10 % convertible notes for Series A convertible preferred stock	545,788	5,458	-	-	-	-	1,249,857	-	-	1,255,315	-	1,255,315
Common stock converted into preferred stock and retired	130,435	1,304	(133,332)	(1,333)			29	-	-	-	-	-
Comprehensive loss										-
Net loss	-	-	-	-	-	-	-	-	(8,792,830)	(8,792,830)	-	(8,792,830)
Other comprehensive loss	-	-	-	-	-	-	-	(2,661,850)	-	(2,661,850)	-	(2,661,850)

Balance - December 31, 2013	6,871,363	$68,713	23,761,436	$237,614	4,411	$(14,070)	$50,847,039	$(6,202,701)	$(40,247,037)	$4,689,558	$-	$4,689,558

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2013	2012
Cash Flows from Operating Activities
Net loss	$(8,792,830)	$(9,900,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,771,383	1,270,437
Net realized & unrealized investment losses (gains)	10,744	(92,785)
Depreciation and amortization	708,730	858,655
Provision for uncollectable assets	(733,712)	(943,743)
Prepaid compensation amortization	(190)	12,008
Loss on extinguishment of convertible debt	378,523	1,668,992
Other non-cash expense (income)	(2,890)	(29,112)
Decrease (increase) in assets:
Accounts receivable	(225,187)	(129,399)
Inventory	(303,992)	(329,486)
Prepaid expenses and other current assets	22,093	(26,400)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,084,025	1,094,942
Deferred revenue	540,917	333,930
Other current liabilities	(1,342)	2,984
Total Adjustments	4,249,102	3,691,023
Net Cash Used in Operating Activities	(4,543,728)	(6,209,019)
Cash Used in Investing Activities
Proceeds from sale of unconsolidated affiliate	—	173,789
Acquisition of noncontrolling interests	—	(823,276)
Purchase of property and equipment	(202,350)	(510,059)
Net Cash Used in Investing Activities	(202,350)	(1,159,546)
Cash Provided by Financing Activities
Cash paid for treasury shares	—	(12,070)
Proceeds from issuance of promissory notes	892,028	254,618
Repayments of promissory notes	(544,000)	(1,162,600)
Proceeds from issuance of convertible debt obligations	—	5,556,820
Repayments of convertible debt obligations	(72,500)	(280,450)
Proceeds from preferred stock offering prior to closing	789,800	298,050
Proceeds from issuance of common stock	—	450,000
Proceeds from issuance of preferred stock	3,293,475	2,177,932
Net Cash Provided by Financing Activities	4,358,803	7,282,300
Effect of Exchange Rate Changes on Cash	479,930	(3,959)
Net Increase (Decrease) in Cash	92,655	(90,224)
Cash - Beginning of Year	114,763	204,987
Cash - End of Year	$207,418	$114,763

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

	For the Years Ended
	December 31,
	2013	2012
Supplemental Disclosures of Cash Flow Information:
Interest paid	$141,652	$479,782
Income taxes paid	$89,336	$111,188

Non-Cash Investing and Financing Activity
Accrued stock based compensation converted to equity	$78,127	$49,623
Acquisition of noncontrolling interests for stock	$—	$8,142,503
Receipt of investment to satisfy loan obligations	$—	$1,785,060
Debt and interest converted to equity	$1,450,154	$6,237,003
Issuance of preferred stock previously paid for	$298,050	$—
Common stock exchanged for preferred stock	$299,997	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-8

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

1.	ORGANIZATION

Through its wholly-owned subsidiaries, Algodon Wines & Luxury Development Group, Inc. (“Company”, “Algodon Partners”, “AWLD”), a Delaware corporation that was incorporated on April 5, 1999, currently invests in, develops and operates international real estate projects.

As wholly-owned subsidiaries of AWLD, InvestProperty Group, LLC (“IPG”) and Algodon Global Properties, LLC (“AGP”) operate as holding companies that invest in, develop and operate global real estate and other lifestyle businesses such as wine production and distribution, golf, tennis, and restaurants. AWLD operates its properties through its ALGODON® brand. IPG and AGP have invested in two ALGODON® brand projects located in Argentina. The first project is Algodon Mansion, a Buenos Aires-based luxury boutique hotel property that opened in 2010 and is owned by the Company’s subsidiary, The Algodon – Recoleta, SRL (“TAR”). The second project is the redevelopment, expansion and repositioning of a Mendoza-based winery and golf resort property now called Algodon Wine Estates (“AWE”), the integration of adjoining wine producing properties, and the subdivision of a portion of this property for residential development.

The Company consolidated the ownership of all its assets and operations through three significant transactions. In September 2010, AWLD and IPG entered into an exchange agreement (the “IPG Exchange”), whereby all members of IPG exchanged their membership units for shares of AWLD common stock. Consequently all former IPG members became shareholders of AWLD and AWLD became the sole member of IPG. In April 2011, the Company entered into an agreement to purchase the remaining 10% of AWE’s noncontrolling interests. In June 2012, AWLD and AGP entered into an exchange agreement, whereby all members of AGP exchanged their membership units for shares of AWLD common stock. Consequently all former AGP members became shareholders of AWLD and AWLD became the sole member of AGP (see Note 17 – Stockholders’ Equity – Noncontrolling Interests).

AWLD’s wholly owned subsidiary, DPEC Capital, Inc. (“CAP”), is a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), the Securities and Exchange Commission (“SEC”) and the Securities Investor Protection Corporation (“SIPC”) and clears its securities transactions on a fully disclosed basis with another broker-dealer. CAP provides brokerage securities trading; private equity and venture capital investments; and advisory and other financial services to customers. CAP, in its normal course of business, enters into and may be a party to private equity transactions with AWLD and certain related affiliates (see Note 8 – Investments and Fair Value of Financial Instruments, Note 15 – Related Party Transactions, Note 17 – Stockholders’ Equity – Warrants and Note 19 – Subsequent Events – Warrants).

AWLD’s wholly owned subsidiary Algodon Europe, Ltd., is a United Kingdom wine distribution company. AWLD also owns approximately 96.5% of Mercari Communications Group, Ltd. (“Mercari”), a public shell corporation that is current in its SEC reporting obligations and is a ready target for merger or sale. Mercari is a consolidated subsidiary of the Company and the noncontrolling interest is negligible.

2.	GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company incurred losses of $8,792,830 and $9,900,042 during the years ended December 31, 2013 and 2012, respectively. Cash used in operating activities was $4,543,728 and $6,209,019 for the years ended December 31, 2013 and 2012, respectively. In addition, based upon projected revenues and expenses, the Company believes that it may not have sufficient funds to operate for the next twelve months. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-9

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

The Company needs to raise additional capital in order to expand its business objectives. The Company funded its operations for the years ended December 31, 2013 and 2012 primarily through the sale of common stock for net proceeds of $0 and $450,000, respectively, the issuance of preferred stock for net proceeds of $4,083,275 and $2,475,982, respectively, (See Note 17 – Stockholders’ Equity) promissory notes for net proceeds (repayments) of $348,028 and $(907,870), respectively, (See Note 12 – Loans Payable) and convertible promissory notes for net proceeds (repayments) of $(72,500) and $5,276,370, respectively (see Note 11 – Convertible Debt Obligations). The Company presently has enough cash on hand to sustain its operations until December 2014. Management intends to secure additional funds through a private placement of common stock whose proceeds are expected to sustain operations into 2015. Management believes that it will be successful in obtaining additional financing within ninety days after filing its Form 10; however, no assurance can be provided that the Company will be able to do so. There is no assurance that these funds will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful and notwithstanding any request the Company may make, the Company’s debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of Algodon Wines & Luxury Development Group, Inc. and the Company’s consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, the Company must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions of the Company are the valuation of equity instruments, the fair value of acquired assets, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States Dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States Dollar, Argentine Peso and British Pound). There has been a steady devaluation of the Argentine Peso relative to the United States Dollar in recent years and the Argentine government has instituted foreign exchange controls. Assets and liabilities are translated into U.S. Dollars at the balance sheet date exchange rate (6.5049 and 4.9071 at December 31, 2013 and 2012, respectively) and revenue and expense accounts are translated at a weighted average exchange rate for the period or for the year then ended (5.4714 and 4.5458 for the years ended December 31, 2013 and 2012, respectively). Resulting translation adjustments are made directly to accumulated other comprehensive income. Losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency of $259,864 and $147,492 for the years ended December 31, 2013 and 2012, respectively, are recognized in operating results in the consolidated statements of operations. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies.

A highly inflationary economy is defined as an economy with a cumulative inflation rate of approximately 100 percent or more over a three-year period. If a country’s economy is classified as highly inflationary, the functional currency of the foreign entity operating in that country must be remeasured to the functional currency of the reporting entity. The official cumulative inflation rate for Argentina over the last three years approximated 35%, although the International Monetary Fund has concerns regarding the accuracy of the official data.

F-10

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

Accounts Receivable

Accounts receivable primarily represent receivables from hotel guests who occupy rooms and wine sales to commercial customers. The Company provides an allowance for doubtful accounts when it determines that it is more likely than not a specific account will not be collected. Bad debt expense for the years ended December 31, 2013 and 2012 was $35,591 and $84,779, respectively. Write-offs of accounts receivable for the years ended December 31, 2013 and 2012 were $3,154 and $43,090, respectively.

Inventory

Inventories are comprised primarily of vineyard in process, wine in process, finished wine, plus food and beverage items and are stated at the lower of cost or market, with cost being determined on the first-in, first-out method. Costs associated with winemaking, and other costs associated with the creation of products for resale, are recorded as inventory. Vineyard in process represents the monthly capitalization of farming expenses (including farming labor costs, usage of farming supplies and depreciation of the vineyard and farming equipment) associated with the growing of grape, olive and other fruits during the farming year which culminates with the February/March harvest. Wine in process represents the capitalization of costs during the winemaking process (including the transfer of grape costs from vineyard in process, winemaking labor costs and depreciation of winemaking fixed assets, including tanks, barrels, equipment, tools and the winemaking building). Finished wines represents wine available for sale and includes the transfer of costs from wine in process once the wine is bottled and labeled. Other inventory represents olives, other fruits, golf equipment and restaurant food.

In accordance with general practice within the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year. As required, the Company reduces the carrying value of inventories that are obsolete or in excess of estimated usage to estimated net realizable value. The Company’s estimates of net realizable value are based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of sales. If future demand and/or pricing for the Company’s products are less than previously estimated, then the carrying value of the inventories may be required to be reduced, resulting in additional expense and reduced profitability. There were negligible inventory write-downs recorded during 2013 and 2012, respectively.

Property and Equipment

Investments in property and equipment are recorded at cost. These assets are depreciated using the straight-line method over their estimated useful lives as follows:

Buildings	10 - 30 years
Computer hardware and software	3 - 5 years
Furniture and fixtures	3 - 10 years
Machinery and equipment	3 - 20 years
Vineyards	7 - 20 years
Leasehold improvements	3 - 5 years

The Company capitalizes internal vineyard improvement costs when developing new vineyards or replacing or improving existing vineyards. These costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. Expenditures for repairs and maintenance are charged to operating expense as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income. Real estate development consists of costs incurred to ready the land for sale, including primarily costs of infrastructure as well as master plan development and associated professional fees. Given that they are not currently in service, the assets are currently not being depreciated.

F-11

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

Stock-based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the shares expected to ultimately vest is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

Acquisition Accounting

The Company follows acquisition accounting for all acquisitions that meet the business combination definition. Under acquisition accounting, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest are measured at the acquisition-date fair value. The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date; however, these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operation.

Concentrations

The Company maintains cash with major financial institutions. Cash held in US bank institutions is currently insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 at each institution. No similar insurance or guarantee exists for cash held in Argentina bank accounts. There was aggregate uninsured cash balances of $135,335 and $100,530 at December 31, 2013 and 2012, respectively.

During 2013 and 2012, a single investor/lender comprised 65% and 69% of the $5,556,820 and $2,177,932 of gross proceeds from the issuance of convertible debt obligations and preferred stock, respectively.

See Note 15 – Related Party Transactions – Liabilities for details associated with a liability concentration.

F-12

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

Foreign Operations

The following summarizes key financial metrics associated with the Company’s foreign operations (these financial metrics are immaterial for the Company’s operations in the United Kingdom):

	December 31,
	2013	2012

Assets - Argentina	$11,217,588	$14,381,093
Assets - U.S.	1,269,126	1,121,217
Assets - Total	$12,486,714	$15,502,310

Liabilities - Argentina	$2,511,955	$2,125,373
Liabilities - U.S.	5,285,201	5,502,411
Liabilities - Total	$7,797,156	$7,627,784

	For The Years Ended
	December 31,
	2013	2012

Revenues - Argentina	$2,424,906	$2,527,246
Revenues - U.S.	419,195	459,596
Revenues - Total	$2,844,101	$2,986,842

Net Loss - Argentina	$(2,247,178)	$(3,274,876)
Net Loss - U.S.	(6,545,652)	(6,625,166)
Net Loss - Total	$(8,792,830)	$(9,900,042)

Comprehensive Income (Loss)

Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The guidance requires other comprehensive income (loss) to include foreign currency translation adjustments.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets for the years ended December 31, 2013 and 2012, respectively.

Segment Information

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. The Company operates in one segment which is the business of real estate development in Argentina. The Company’s chief operating decision-maker reviews the Company’s operating results on an aggregate basis and manages the Company’s operations as a single operating segment. Certain activities of the Company such as the U.S. Broker Dealer Operations, is considered a service or support division to the Company, by providing capital raising efforts substantially to support the AWLD real estate development activities, and is not considered a business for segment purposes.

F-13

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

Revenue Recognition

The Company earns revenues from its real estate, hospitality, food & beverage, broker-dealer and other related services. Revenues from rooms, food and beverage, and other operating departments are recognized as earned at the time of sale or rendering of service. Cash received in advance of the sale or rendering of services is recorded as advance deposits or deferred revenue on the consolidated balance sheets. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by the Company in connection with agreements to sell barrels of wine. These wine barrel deposits are recognized as revenues (along with any outstanding balance) when the barrel of wine is shipped to the purchaser. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are presented on a net basis within revenues in the consolidated statements of operations.

The Company operates within a single operating segment, because all of its operations are in support of the Company’s branding strategy and its associated real estate development initiatives. However, the Company does track revenues associated with its different products and services, as follows:

	For The Years Ended
	December 31,
	2013	2012

Hotel rooms and events	$1,189,594	$1,117,696
Restaurants	671,177	951,238
Winemaking	401,898	219,907
Agricultural	210,524	176,642
Broker-dealer	270,401	391,661
Golf, tennis and other	100,507	129,698
Total revenues	$2,844,101	$2,986,842

Noncontrolling Interests

The net earnings attributable to the controlling and noncontrolling interests are included within the statement of operations before backing out the portion attributable to the noncontrolling interests. See Note 17 – Stockholders’ Equity - Noncontrolling Interests.

Income Taxes

The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. The Company additionally establishes a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Net Loss Per Common Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants and the conversion of convertible instruments.

F-14

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	December 31,
	2013	2012

Options	7,136,236	4,541,095
Warrants	899,156	885,628
Convertible instruments	7,263,015	4,759,986
Total potentially dilutive shares	15,298,407	10,186,709

Prepaid Compensation

Loans are given to certain registered representatives of CAP as an incentive for their affiliation with the Company. The registered representatives sign an agreement with CAP which specifies that portions of the loan will be forgiven on specific dates over a specified term, typically up to a five-year period. The loan is then amortized on a straight-line basis, which is included in general and administrative expenses in the accompanying statements of operations. In the event a registered representative’s affiliation with the Company terminates prior to the fulfillment of their contract, the registered representative is required to repay the unforgiven balance and the related accrued interest (rates up to 2% currently). The Company considers establishing an allowance for uncollectible amounts to reflect the amount of loss that can be reasonably estimated by management. Determination of the estimated amount of uncollectible loans includes consideration of the amount of credit extended, the affiliation status and the length of time each receivable has been outstanding, as it relates to each individual registered representative. As of December 31, 2013 and 2012, the Company had $52,000 and $65,000 of unforgiven principal balances with two registered representatives and $10,917 and $10,917 of accumulated amortization and a $40,000 and $0 reserve for potential non-collection, respectively, which is included in prepaid expenses and other current assets in the consolidated balance sheets.

Advances and Loans to Registered Representatives

Advances and loans to registered representatives of the Company’s subsidiary CAP represent short-term loans to registered representatives of the Company. The Company has the right to recover such advances from other monies owed to the registered representatives in the ordinary course of business. The determination of the uncollectible accounts is based on the amount of credit extended, the length of time each receivable has been outstanding and future compensation prospects, as it relates to each individual registered representative. The allowance for uncollectible amounts reflects the amount of loss that can be reasonably estimated by management and is included as part of general and administrative expenses in the accompanying statements of operations. As of December 31, 2013 and 2012, the Company has reserved approximately $114,000 and $141,000 for any potential non-collection, respectively.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2013 and 2012 was $168,703 and $101,494, respectively.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820)”. This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update became effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s financial position or results of operations.

F-15

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU No. 2011-05” (“ASU 2011-12”). ASU 2011-12 defers the requirement that companies present reclassification adjustments for each component of Accumulated Other Comprehensive Income in both net income and Other Comprehensive Income on the face of the financial statements. All other requirements in ASU No. 2011-05 are not affected by ASU No. 2011-12, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011. Nonpublic entities should apply these requirements for fiscal years ending after December 15, 2012, and interim and annual periods thereafter.

In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists." This ASU addresses the requirements regarding the financial statement presentation of an unrecognized tax benefit within ASC Topic 740 for the purpose of providing consistency between the financial reporting of U.S. GAAP entities. Generally, this ASU provides guidance for the preparation of financial statements and disclosures when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This ASU is effective for periods beginning after December 15, 2013 and is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.	INVENTORY

Inventory at December 31, 2013 and 2012 is comprised of the following:

	December 31,
	2013	2012

Vineyard in Process	$242,726	$292,442
Wine In Process	846,934	834,999
Finished Wine	93,094	97,669
Other	75,527	79,729
	$1,258,281	$1,304,839

5.	NET CAPITAL REQUIREMENTS

The Company’s subsidiary, CAP, as a registered broker-dealer, is subject to the SEC’s Uniform Net Capital Rule 15c3-1 that requires the maintenance of minimum net capital. This requires that CAP maintain minimum net capital of $5,000 and requires that the ratio of aggregate indebtedness, as defined, to net capital, shall not exceed 15 to 1.

As of December 31, 2013 and 2012, CAP’s net capital exceeded the requirement by $38,271 and $3,956, respectively.

The Company had a percentage of aggregate indebtedness to net capital of approximately 57% and 489% as of December 31, 2013 and 2012, respectively.

Advances, dividend payments and other equity withdrawals are restricted by the regulations of the SEC, and other regulatory agencies are subject to certain notification and other provisions of the net capital rules of the SEC. The Company qualifies under the exemptive provisions of Rule 15c3-3 as the Company does not carry security accounts for customers or perform custodial functions related to customer securities.

F-16

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2013	2012

Buildings	$5,974,403	$7,914,993
Real estate development	1,459,772	1,862,888
Land	957,999	1,269,933
Furniture and fixtures	890,364	1,136,189
Vineyards	854,544	1,071,601
Machinery and equipment	725,351	886,105
Leasehold improvements	164,375	164,375
Computer hardware and software	87,418	149,042
	11,114,226	14,455,126
Less: accumulated depreciation and amortization	(2,590,680)	(2,603,892)
Property and equipment, net	$8,523,546	$11,851,234

Depreciation and amortization expense was $708,730 and $851,334 for the years ended December 31, 2013 and 2012, respectively, of which $175,100 and $191,872 were recorded within cost of sales in the accompanying statements of operations.

7.	PREPAID FOREIGN TAXES

Prepaid foreign taxes, net, of $944,051 and $822,879 at December 31, 2013 and 2012, respectively, consists primarily of prepaid VAT. The ability to realize the prepaid VAP doesn’t expire, but it is dependent upon the generation of VAT collections on revenues that exceed VAT payments on eligible expenditures in an amount that offsets the prepaid VAT. Management considers the historical and projected revenues, expenses and capital expenditures in making this assessment.

In assessing the realization of the prepaid foreign taxes, management considers whether it is more likely than not that some portion or all of the prepaid foreign taxes will not be realized.

Based on this assessment, management has established valuation allowances of $0 and $658,272 as of December 31, 2013 and 2012.

F-17

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

8.	INVESTMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or developed by the Company. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 -	Valued based on quoted prices at the measurement date for identical assets or liabilities trading in active markets. Financial instruments in this category generally include actively traded equity securities.

Level 2 -	Valued based on (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active; (c) inputs other than quoted prices that are observable for the asset or liability; or (d) from market corroborated inputs. Financial instruments in this category include certain corporate equities that are not actively traded or are otherwise restricted.

Level 3 -	Valued based on valuation techniques in which one or more significant inputs is not readily observable. Included in this category are certain corporate debt instruments, certain private equity investments, and certain commitments and guarantees.

Investments – Related Parties at Fair Value:

As of December 31, 2013	Level 1	Level 2	Level 3	Total

Warrants - Affiliates	$-	$-	$318,195	$318,195

As of December 31, 2012	Level 1	Level 2	Level 3	Total

Warrants - Affiliates	$-	$-	$326,049	$326,049

A reconciliation of Level 3 assets is as follows:

Warrants

Balance - December 31, 2011	$204,154
Received	97,376
Allocated to employees as compensation	(68,165)
Unrealized gain	92,684
Balance - December 31, 2012	326,049
Received	97,125
Allocated to employees as compensation	(67,995)
Unrealized loss	(36,984)
Balance - December 31, 2013	$318,195

Accumulated Unrealized Gains Related to
Investments at Fair Value at December 31, 2013	$137,729

It is the Company’s policy to distribute part or all of the warrants CAP earns through serving as placement agent on various private placement offerings for a related but independent entity under common management, to registered representatives or other employees who provided investment banking services. The total compensation expense (fair value) recorded related to these distributed warrants was $67,995 and $68,165 for the years ended December 31, 2013 and 2012, respectively, and is classified as general and administrative expense in the consolidated statements of operations. Warrants retained by the Company’s broker-dealer subsidiary are marked to market at each reporting date using the Black-Scholes option pricing model.

F-18

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

The fair value of the warrants was determined based on the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the expected share price volatility. Given that such shares were not publicly-traded, the Company developed an expected volatility figure based on a review of the historical volatilities, over a period of time, of similarly positioned public companies within the industry.

The Company’s short term financial instruments include cash, accounts receivable, advances and loans to registered representatives, accounts payable, accrued expenses, deferred revenue and other current liabilities, each of which approximate their fair values based upon their short term nature. The Company’s other financial instruments include loans payable and convertible debt obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

9.	ACCRUED EXPENSES

Accrued expenses are comprised of the following:

	December 31,
	2013	2012

Accrued compensation	$1,529,951	$1,205,837
Accrued taxes payable	182,890	57,099
Accrued interest	647,247	518,112
Other accrued expenses	173,235	167,388
Total	$2,533,323	$1,948,436

The non-current portion of the above amounts represents accrued interest that was subsequently exchanged for equity securities prior to the release of the financial statements. See Note 15 – Related Party Transactions for the portion of accrued interest attributable to related parties.

10.	DEFERRED REVENUES

Deferred revenues are comprised of the following:

	December 31,
	2013	2012

Real estate lot sale deposits	$1,157,670	$892,880
Other	66,626	107,164
Total	$1,224,296	$1,000,044

The Company accepts deposits in conjunction with agreements to sell real estate building lots at Algodon Wine Estate in the Mendoza wine region of Argentina. These lot sale deposits are generally denominated is US dollars. As of December 31, 2013, the Company had executed agreements to sell real estate building lots for aggregate proceeds of $2,667,383.

F-19

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

11.	CONVERTIBLE DEBT OBLIGATIONS

Convertible notes consist of the following:

	December 31,
	2013			2012
	Principal	Interest [1]	Total	Principal	Interest [1]	Total

8% Convertible Notes	$509,250	$195,723	$704,973	$534,250	$141,954	$676,204
12.5% Convertible Notes	140,500	64,493	204,993	517,500	103,118	620,618
10% Convertible Notes	1,229,653	254,646	1,484,299	2,163,153	202,623	2,365,776
Total	$1,879,403	$514,862	$2,394,265	$3,214,903	$447,695	$3,662,598

[1] Accrued interest is included as a component of accrued expenses on the consolidated balance sheets.

The non-current portion of the above amounts represents principal and accrued interest that was subsequently exchanged for equity securities prior to the release of the financial statements.

8% Convertible Notes

During an offering that commenced on September 8, 2009 and ultimately ended on September 30, 2010, IPG issued convertible notes with an interest rate of 8% and an amended maturity date of March 31, 2011 (the “8% Notes”) for gross proceeds of $13,238,120. Principal and accrued interest was contingently convertible, on an all-or-none basis, at the option of the holder (1) just prior to the consummation of the IPG Exchange into IPG membership units (“IPG Units”) at an amended 22.5% discount to the conversion date fair market value; or (2) just prior to the consummation of a share exchange with a public company (or a similar transaction) into AWLD common stock (the “Go Public Transaction”) at an amended 20% discount to the conversion date fair market value. The contingent embedded conversion options (“ECO’s”) expire(d) two days prior to either the IPG Exchange or the Go Public Transaction.

The Company determined that the ECO’s should not be bifurcated and accounted for as a derivative, primarily because the ECO’s, if freestanding, would not qualify as a derivative, on account of the fact that, at conversion settlement, the Company would not be delivering an asset that is readily convertible into cash. On September 30, 2010, principal of $11,735,520 and accrued interest of $439,628 were converted into 6,545,784 IPG Units at $1.86 per unit, which represented a 22.5% discount to the pre-conversion $2.40 per unit fair market value. In turn, these IPG Units were exchanged for 4,113,594 shares of AWLD common stock based on the exchange ratios established for the transaction. The Company recognized a beneficial conversion feature of $427,424 for those issuances where the commitment date fair market value exceeded the accounting conversion price of $1.86 per unit. The resulting debt discount was fully expensed immediately because these issuances all converted on September 30, 2010.

Through December 31, 2013, principal and accrued interest of $993,350 and $102,423, respectively, has been repaid in cash. As of December 31, 2013 and 2012, principal of $509,250 and $534,250 and accrued interest of $195,723 and $141,954, remained outstanding, respectively.

12.5% Convertible Notes

During an offering that commenced on June 24, 2011 and ultimately ended on October 31, 2011, AWLD issued convertible notes with an interest rate of 12.5% and an amended maturity date of August 29, 2012 (the “12.5% Notes”) for gross proceeds of $1,853,880. Principal and accrued interest was contingently convertible at the option of the holder (1) upon commencement of a $10,000,000 plus offering of preferred stock, on an all-or-none basis into such preferred stock at a 25% discount to the conversion date fair market value; or (2) after refusing the option to convert into preferred stock, into AWE land parcels at a 30% discount to the lesser of (i) the commitment date fair market value; or (ii) the conversion date fair market value. The contingent ECO’s expired at the August 29, 2012 maturity of the 12.5% Notes.

F-20

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

The Company determined that the ECO’s should not be bifurcated and accounted for as a derivative, primarily because the ECO’s, if freestanding, would not qualify as a derivative, on account of the fact that, at conversion settlement, the Company would not be delivering an asset that is readily convertible into cash. On October 30, 2012, pursuant to a limited time offer, holders elected to exchange principal and interest of $1,203,880 and $176,141 into 797,712 shares of Series A Preferred Stock. The fair market value of the equity securities issued exceeded the value of the extinguished debt by $454,717, which was recorded as a loss on extinguishment. During 2013, pursuant to certain limited time offers, holders elected to exchange principal and interest of $350,000 and $90,331 into 249,289 shares of Series A Preferred Stock. The fair market value of the equity securities issued exceeded the value of the extinguished debt by $133,035, which was recorded as a loss on extinguishment.

Through December 31, 2013, principal and accrued interest of $159,500 and $15,730, respectively, has been repaid in cash. As of December 31, 2013 and 2012, principal of $140,500 and $517,500 and accrued interest of $64,493 and $103,118, remained outstanding, respectively.

10% Convertible Notes

During an offering that commenced on November 1, 2011 and ultimately ended on June 15, 2012, AWLD issued convertible notes with an interest rate of 10% and an amended maturity date of August 29, 2012 (the “10% Notes”) for gross proceeds of $6,711,820. Principal and accrued interest was contingently convertible at the option of the holder (1) upon commencement of a $10,000,000 plus offering of preferred stock, on an all-or-none basis into such preferred stock at a 20% discount to the conversion date fair market value; or (2) after refusing the option to convert into preferred stock, into AWE land parcels at a 25% discount to the lesser of (i) the commitment date fair market value; or (ii) the conversion date fair market value. The contingent ECO’s expired at the August 29, 2012 maturity of the 10% Notes.

The Company determined that the ECO’s should not be bifurcated and accounted for as a derivative, primarily because the ECO’s, if freestanding, would not qualify as a derivative, on account of the fact that, at conversion settlement, the Company would not be delivering an asset that is readily convertible into cash. On October 30, 2012, pursuant to a limited time offer, holders elected to exchange principal and interest of $4,548,668 and $308,315 into 2,639,677 shares of Series A Preferred Stock. The fair market value of the equity securities issued exceeded the value of the extinguished debt by $1,214,275, which was recorded as a loss on extinguishment. During 2013, pursuant to certain limited time offers, holders elected to exchange principal and interest of $913,000 and $96,824 into 545,788 shares of Series A Preferred Stock. The fair market value of the equity securities issued exceeded the value of the extinguished debt by $245,488, which was recorded as a loss on extinguishment.

Through December 31, 2013, principal and accrued interest of $20,500 and $217, respectively, has been repaid in cash. As of December 31, 2013 and 2012, principal of $1,229,653 and $2,163,153 (including $800,000 and $800,000 due to an executive officer) and accrued interest of $254,646 and $202,623 (including $176,475 and $86,585 due to an executive officer), remained outstanding, respectively.

12.	LOANS PAYABLE

Loans payable consist of notes payable to independent lenders and to a related party (see Note 15 – Related Party Transactions). Loans payable to independent lenders of $458,840 and $250,000 at December 31, 2013 and 2012, respectively, are primarily comprised of two notes payable to a single lender. The first $250,000 note dated March 4, 2011 became a demand note on March 3, 2012 and bears interest at 8% per annum. The second $200,000 note dated January 3, 2013 became a demand note on March 3, 2013 and bears interest at 10% per annum.

13.	OTHER LIABILITIES

The current portion of other liabilities consists of deferred rent. The non-current portion other liabilities consists of deposits for preferred stock that have not closed as of the balance sheet date and were subsequently exchanged for equity securities prior to the release of the financial statements.

F-21

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

14.	INCOME TAXES

The Company files tax returns in United States (“U.S.”) Federal, state and local jurisdictions, plus Argentina and the United Kingdom (“U.K.”).

United States and international components of income before income taxes were as follows:

	For The Years Ended
	December 31,
	2013	2012

United States	$(6,584,275)	$(6,678,134)
International	(2,208,555)	(1,864,344)
Income before income taxes	$(8,792,830)	$(8,542,478)

The income tax provision (benefit) consisted of the following:

	For The Years Ended
	December 31,
	2013	2012
Federal
Current	$-	$-
Deferred	(2,419,896)	456,013

State and local
Current	-	-
Deferred	(747,321)	140,828
	(3,167,217)	596,841
Change in valuation allowance	3,167,217	(596,841)
Income tax provision (benefit)	$-	$-

For the years ended December 31, 2013 and December 31, 2012, the expected tax expense (benefit) based on the statutory rate is reconciled with the actual tax expense (benefit) as follows:

	For The Years Ended
	December 31,
	2013	2012
U.S. federal statutory rate	(34.0)%	(34.0)%
State and local tax rate, net of federal benefit	(10.5)%	(10.5)%
Permanent differences:
- Loss on extinguishment	1.9%	8.7%
- Stock based compensation	5.7%	4.4%
- Other	0.9%	(1.0)%
Impact of annual NOL limitation	0.0%	39.4%
Change in valuation allowance	36.0%	(7.0)%

Income tax provision (benefit)	0.0%	0.0%

F-22

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

As of December 31, 2013 and December 31, 2012, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	December 31,
	2013	2012

Net operating loss	$12,584,808	$10,257,256
Stock based compensation	1,730,234	1,035,234
Argentine tax credits	664,601	742,507
Accruals and other	676,525	455,464
Receivable allowances	207,021	178,748
Total deferred tax assets	15,863,189	12,669,209
Valuation allowance	(15,691,334)	(12,524,117)
Deferred tax assets, net of valuation allowance	171,855	145,092
Excess of book over tax basis of warrants	(171,855)	(145,092)
Net deferred tax assets	$-	$-

As of December 31, 2013 and December 31, 2012, the Company had approximately $35,425,000 and $30,221,000 of gross U.S. net operating loss (“NOL”) carryovers which may be carried forward for 20 years and begin to expire in 2019. These NOL carryovers are subject to annual limitations under Section 382 of the U.S. Internal Revenue Code when there is a greater than 50% ownership change, as determined under the regulations. Based on our analysis, there was a change of control on or about June 30, 2012 and we have determined that, due to the annual limitations under Section 382, approximately $7,566,000 of the NOLs will expire unused. Therefore, we have reduced the related deferred tax asset for U.S. NOL carryovers by approximately $3,367,000 from June 30, 2012 forward. The Company’s U.S. NOL’s generated through the date of the ownership change on June 30, 2012 are subject to an annual limitation of approximately $1,004,000.

As of December 31, 2013 and December 31, 2012, the Company had approximately $422,000 and $395,000 of gross U.K. NOL carryovers which do not expire. Finally, as of December 31, 2013 and December 31, 2012, the Company had approximately $665,000 and $743,000 of Argentine tax credits which may be carried forward 10 years and begin to expire in 2014.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized. The valuation allowance for the years ended December 31, 2013 and 2012 increased $3,167,217 and decreased $596,841, respectively.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2013 and 2012. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company has U.S. tax returns subject to examination by tax authorities beginning with those filed for the year ended December 31, 2010. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

F-23

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

15.	RELATED PARTY TRANSACTIONS

Assets

Accounts receivable – related parties of $365,917 and $373,241 at December 31, 2013 and 2012, respectively, represents the net realizable value of advances made to related, but independent, entities under common management.

See Note 8 – Investments and Fair Value of Financial Instruments.

Liabilities

The CEO and Chairman of the Company (the “CEO”), loaned the Company $400,000 in April 2011 at a 6% interest rate and since then he has periodically advanced and withdrawn additional amounts. The following balances were due to the CEO as of December 31, 2013 and 2012 and are included in accrued expenses - related parties (interest) and loans payable – related parties (principal) in the accompanying consolidated balance sheets.

Additionally, in 2011 and 2012 the CEO invested a total $800,000 in the Company’s offering of convertible promissory notes on the same terms as other investors, earning a 10% interest rate. The following balances were due to Mr. Mathis as of December 31, 2013 and 2012 and are included in accrued expenses - related parties (interest) and convertible debt obligations - related parties (principal) in the accompanying consolidated balance sheets.

	December 31,
	2013			2012
	Principal	Interest	Total	Principal	Interest	Total

6% Note	$266,663	$51,432	$318,095	$204,730	$33,812	$238,542
10% Note	800,000	176,475	976,475	800,000	86,585	886,585
20% Note [1]	63,936	4,569	68,505	-	-	-
Total	$1,130,599	$232,476	$1,363,075	$1,004,730	$120,397	$1,125,127

[1] This note bears interest at 20% because it is denominated in Argentine pesos and the peso has been subject to significant devaluation in recent years.

The Company’s indebtedness to its CEO represents 17% and 15% of total liabilities at December 31, 2013 and 2012, respectively.

Revenues

For the years ended December 31, 2013 and 2012, CAP recorded $305,548 and $293,335 of private equity and venture capital fees arising from private placement transactions on behalf of a related, but independent, entity under common management. Of the total amounts, $208,423 and $195,959 represent cash fees and $97,125 and $97,376 represents fees in the form of warrants, which were recorded at fair market value as of the grant date using the Black-Scholes option pricing model, for the years ended December 31, 2013 and 2012, respectively.

Expense Sharing

On April 1, 2010, the Company entered into an agreement with a related, but independent, entity under common management, to share expenses such as office space, support staff and other operating expenses. General and administrative expenses were reduced by $204,797 and $218,644 during the years ended on December 31, 2013 and 2012, respectively.

F-24

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

16.	BENEFIT CONTRIBUTION PLAN

The Company sponsors a 401(k) profit-sharing plan (“401(k) Plan”) that covers substantially all of its employees in the United States. The 401(k) Plan provides for a discretionary annual contribution, which is allocated in proportion to compensation. In addition, each participant may elect to contribute to the 401(k) Plan by way of a salary deduction.

A participant is always fully vested in their account, including the Company’s contribution. For the years ended December 31, 2013 and 2012, the Company recorded a charge associated with its contribution of approximately $50,000 and $78,000, respectively. This charge has been included as a component of general and administrative expenses in the accompanying consolidated statements of operations. The Company issues shares of its common stock to settle these obligations based on the fair market value of its common stock on the date the shares are issued (shares were issued at $2.25 per share during 2013 and 2012).

17.	STOCKHOLDERS’ EQUITY

Authorized Shares

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 80,000,000 shares of common stock, $0.01 par value per share effective September 30, 2013, whereas it had previously been authorized to issue up to 40,000,000 shares of common stock. As of December 31, 2013 and 2012, 23,757,025 and 23,855,634 shares of common stock were outstanding, respectively.

On October 1, 2012, the shareholders of the Company approved an amendment to the Certificate of Incorporation to authorize the Company to issue up to 11,000,000 shares of Series A convertible preferred stock (“Series A Preferred”), $0.01 par value per share. As of December 31, 2013 and 2012, 6,871,363 and 4,384,317 shares of preferred stock were issued and outstanding, respectively.

Convertible Preferred Stock

The Company entered into a Series A Convertible Preferred Stock Purchase Agreement on October 1, 2012. The Series A Preferred have a par value of $0.01. In the event of liquidation, the holders of Series A Preferred are entitled to receive preference to any distributions of the assets of the Company equal to the original purchase price of the shares and cumulative accrued dividends of 8% per year, less the amount of any dividends actually paid. A liquidation is considered to occur upon any corporate reorganization, merger, consolidation, sale of substantially all of the assets, where (a) the stockholders of record prior to the transition will immediately after the transaction hold less than 50% of the voting power of the surviving entity and (b) preferred stockholders representing greater than 50% of the outstanding Series A Preferred elect to treat the transaction as such. Pursuant to Delaware law, a purchaser or group of persons purchasing more than 50% of the outstanding stock would be required to wait an extended period of time prior to effectuating a business combination. However, upon the effectiveness of this Registration Statement, expecting to occur 60 days from the date of filing this Registration Statement, the Series A Preferred will automatically convert to common shares and therefore the liquidation preference will not be available. The Series A Preferred are convertible into the Company’s common stock based on the original issue price, subject to certain customary anti-dilution adjustments, excluding any accrued but unpaid dividends. The shares of Series A Preferred may convert into common stock at any time at the option of the holder at the then applicable conversion rate. All shares of Series A Preferred automatically convert into common stock, at the then applicable conversion rate, upon the consummation of a registered initial public offering that results in gross proceeds equal to or greater than $7,500,000, a reverse merger into a public traded shell corporation, effectiveness of a Form 10 registration statement or a comparable transaction. If converted at December 31, 2013, the outstanding Series A Preferred would convert into 6,871,363 shares of common stock. In the event cash dividends are paid on any shares of common stock, the holders of the Series A Preferred will be entitled to dividends based on an equal basis with common stockholders, if and when declared by the Board of Directors of the Company. There were no dividends declared by the Board of Directors through December 31, 2013. The holders of the Series A Preferred are also entitled to the number of votes equal to the number of shares of common stock into which the Series A Preferred are convertible.

The Company issued 1,561,534 and 946,927 shares of Series A Preferred at $2.30 per share to accredited investors in a private placement transaction for gross proceeds of $3,591,525 and $2,177,932 for the years ended December 31, 2013 and 2012, respectively. Cumulative Series A Preferred dividends were $1,262,402 and $129,638 as of December 31, 2013 and 2012, respectively. See Note 11 – Convertible Debt Obligations and Note 17 – Stockholders’ Equity – Common Stock Transactions for details related to other exchanges/conversions into Series A Preferred.

F-25

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

Common Stock

In June 2012, the Company issued 14,144 shares of common stock to settle its 2011 contribution obligation to the Company’s 401(k) profit-sharing plan.

During 2012, the Company issued 199,998 shares of common stock at $2.25 per share to accredited investors by direct subscription for gross proceeds of $450,000. The common stock was contingently convertible into Series A Preferred at the offering price at the election of the holder for a thirty day period following written notice from the Company that a Series A Preferred offering had commenced. The Company extended the convertibility and in 2013, 133,332 shares of common stock were converted into 130,345 shares at $2.30 per share of Series A Preferred.

In March 2013, the Company issued 34,723 shares of common stock to settle its 2012 contribution obligation to the Company’s 401(k) profit-sharing plan.

Treasury Stock

The Company records the value of its common shares held in treasury at cost.

In 2012, the Company repurchased 3,670 shares of common stock for a total of $12,070.

On June 30, 2012, in the exchange transaction with AGP, the Company’s subsidiary IPG received 741 shares of AWLD common stock in exchange for its AGP interest, which had a cost basis of $2,000.

Acquisition of Indirect Interest in AWLD Common Stock

During 2012, the Company acquired WOW Group, LLC (“WOW”) units from several employees, in exchange for releasing the employees from certain employee receivables. WOW is a related, but independent, entity under common management whose sole asset is AWLD common stock and WOW is AWLD’s single largest shareholder. The acquisition of the WOW units was recorded as an equity transaction, by recording a reduction of Additional Paid-In Capital for the $1,795,522 carrying value of the employee receivables.

Noncontrolling Interests

On June 30, 2012, AWLD and AGP entered into an exchange agreement, whereby all members of AGP exchanged their membership units (“Units”) for shares of AWLD common stock (the “Exchange Transaction”). Consequently all former AGP members became shareholders of AWLD and AWLD became the sole member of AGP. For each Unit, the members of AGP received 0.27 of one voting share of AWLD common stock (an immaterial amount of AGP Profit Interest Units were converted at a different ratio).

Accumulated Other Comprehensive Loss

For the years ended December 31, 2013 and 2012, the Company recorded $2,661,850 and $1,878,717, respectively, of foreign currency translation adjustment as accumulated other comprehensive loss.

Warrants

During 2013 and 2012, in connection with the sale of Series A Preferred, the Company issued five-year warrants to its subsidiary DPEC Capital, Inc., who acted as placement agent, to purchase 235,666 and 438,434 shares, respectively, of Series A Preferred at an exercise price of $2.30 per share. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives and recorded $208,040 and $459,606 of stock-based compensation expense for the years ended December 31, 2013 and 2012, respectively, within general and administrative expense in the consolidated statements of operations.

On June 30, 2012, in connection with the AGP Exchange Transaction (see Non-Controlling Interests above), the Company issued five-year warrants in exchange for outstanding AGP warrants to purchase 167,544 and 343,005 shares of common stock at an exercise price of $2.11 and $3.70 per share, respectively.

F-26

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

A summary of warrants activity during the years ended December 31, 2013 and 2012 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding, December 31, 2011	59,133	$6.05
Issued	948,983	2.77
Exercised	-	-
Cancelled	(122,488)	3.24
Outstanding, December 31, 2012	885,628	2.93
Issued	235,666	2.30
Exercised	-	-
Cancelled	(222,138)	3.82
Outstanding, December 31, 2013	899,156	$2.54	3.3	$30,446

Exercisable, December 31, 2013	899,156	$2.54	3.3	$30,446

A summary of outstanding and exercisable warrants as of December 31, 2013 is presented below:

Warrants Outstanding			Warrants Exercisable
			Weighted
		Outstanding	Average	Exercisable
Exercise	Exercisable	Number of	Remaining Life	Number of
Price	Into	Warrants	In Years	Warrants
$1.59	Common Stock	46,130	1.5	46,130
$2.30	Preferred Stock	674,100	4.2	674,100
$3.70	Common Stock	178,926	0.5	178,926
	Total	899,156	3.3	899,156

Equity Incentive Plans

The Company’s 2001 Equity Incentive Plan, as amended (the “2001 Plan”), and the 2008 Equity Incentive Plan, as amended (the “2008 Plan”), were approved by the Company’s Board and shareholders on June 21, 2001 and August 25, 2008, respectively. The plans provide for grants to purchase up to an aggregate of 342,700 shares, and 9,000,000 shares, respectively. Both equity plans permit the granting of incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. Under all plans, (1) awards may be granted to employees, consultants, independent contractors, officers and directors; (2) the maximum term of any award shall be ten years from the date of grant; (3) the exercise price of any award shall not be less than the fair value on the date of grant. On June 21, 2011, the 2001 Plan expired, such that no new awards may be granted from the 2001 Plan, but all outstanding awards continue to run their course. The Company intends to issue new shares of common stock to satisfy any plan obligations.

Stock Options

On January 13, 2012, the Company granted a five-year option to purchase 50,000 shares of common stock at an exercise price of $3.85 to an employee of the Company, pursuant to the 2008 Plan. The option vests over a four year period with one-fourth vesting on the one year anniversary of the date of grant and the remainder vesting quarterly thereafter. The $78,472 grant date fair value will be recognized ratably over the vesting period.

On April 15, 2012, the Company granted five-year options to purchase an aggregate of 75,000 shares of common stock at an exercise price of $3.85 to employees of the Company, pursuant to the 2008 Plan. The options vest quarterly over a one year period from the date of grant. The $103,902 aggregate grant date fair value was recognized ratably over the vesting period.

F-27

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

On January 13, 2013, the Company granted a five-year option to purchase 50,000 shares of common stock at an exercise price of $2.48 to an employee of the Company, pursuant to the 2008 Equity Incentive Plan. The option vests over a four year period with one-fourth vesting on the one year anniversary of the date of grant and the remainder vesting quarterly thereafter. The $45,200 grant date fair value is being amortized ratably over the vesting period.

On April 15, 2013, the Company granted five-year options to purchase an aggregate of 75,000 shares of common stock at an exercise price of $2.48 to directors of the Company, pursuant to the 2008 Plan. The options vest quarterly over a one year period from the date of grant. The $56,261 aggregate grant date fair value is being amortized over the vesting period.

On June 30, 2013, the Company granted five-year options to purchase 2,955,000, 25,000, and 10,000 shares of immediately vested common stock at exercise prices of $2.48, $3.50 and $3.85 to employees and consultants of the Company, pursuant to the 2008 Equity Incentive Plan. The $1,994,608 grant date fair value was recognized immediately.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. There is currently no public trading market for the shares of AWLD common stock underlying the 2008 Plan. Accordingly, the fair value of the AWLD common stock was estimated by management based on observations of the cash sales prices of AWLD equity securities. Forfeitures are estimated at the time of valuation and reduce expense ratably over the vesting period. This estimate will be adjusted periodically based on the extent to which actual forfeitures differ, or are expected to differ, from the previous estimate, when it is material. The expected term of options granted to consultants represents the contractual term, whereas the expected term of options granted to employees and directors was estimated based upon the “simplified” method for “plain-vanilla” options. Given that the Company’s shares are not publicly traded, the Company developed an expected volatility figure based on a review of the historical volatilities, over a period of time, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the options.

In applying the Black-Scholes option pricing model, the Company used the following weighted average assumptions:

	For The Years Ended
	December 31,
	2013	2012
Risk free interest rate	0.71%	0.43%
Expected term (years)	3.09	3.13
Expected volatility	48.4%	66.0%
Expected dividends	-	-
Forfeiture rate	5.0%	5.0%

The weighted average estimated fair value of the stock options granted during the years ended December 31, 2013 and 2012 were $0.67 and $1.46 per share, respectively.

During the years ended December 31, 2013 and 2012, the Company recorded stock-based compensation expense of $2,563,343 and $810,831 respectively, related to stock option grants, which is reflected as general and administrative expenses in the consolidated statements of operations. As of December 31, 2013, there was $680,760 of unrecognized stock-based compensation expense related to stock option grants that will be amortized over a weighted average period of 1.6 years, of which $29,745 of unrecognized expense is subject to non-employee mark-to-market adjustments.

F-28

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

A summary of options activity during the years ended December 31, 2013 and 2012 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, December 31, 2011	4,946,198	$3.54
Granted	125,000	3.85
Exercised	-	-
Cancelled	(28,162)	6.64
Forfeited	(501,941)	3.32
Outstanding, December 31, 2012	4,541,095	3.55
Granted	3,115,000	2.49
Exercised	-	-
Cancelled	(519,859)	6.75
Forfeited	-	-
Outstanding, December 31, 2013	7,136,236	$2.85	2.7	$715,052

Exercisable, December 31, 2013	6,243,627	$2.73	2.8	$715,052

The following table presents information related to stock options at December 31, 2013:

	Options Outstanding		Options Exercisable
	Weighted		Weighted	Weighted
Range of	Average	Outstanding	Average	Average	Exercisable
Exercise	Exercise	Number of	Exercise	Remaining Life	Number of
Price	Price	Options	Price	In Years	Options
$1.59 - $2.00	$1.60	1,101,313	$1.60	0.1	1,101,313
$2.01 - $2.50	$2.48	3,080,000	$2.48	4.5	2,992,500
$2.51 - $3.50	$2.65	904,792	$2.65	0.5	902,828
$3.51 - $4.50	$3.85	1,991,500	$3.85	2.6	1,188,355
$4.51 - $9.50	$7.78	38,415	$7.78	0.8	38,415
$9.51 - $41.78	$29.88	20,216	$29.88	1.1	20,216
$1.59 - $41.78	$2.85	7,136,236	$2.73	2.8	6,243,627

18.	COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. The Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable.

F-29

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

Regulatory Matters

The partial settlement in May 2007 of a securities industry (FINRA) enforcement case first brought in 2004 left a few charges unresolved, principally, whether Company CEO, Scott Mathis, inadvertently or willfully failed to properly disclose the existence of certain federal tax liens on his Form U4 (the securities industry registration form) during the years 1996-2002. In December 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis negligently failed to make certain disclosures on his Form U4 concerning personal tax liens, and willfully failed to make other required Form U4 disclosures regarding those tax liens. (All of the underlying tax liabilities were paid in 2003 so the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to other non-willful late Form U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently), plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis has never disputed that he failed to make, or timely make, these disclosures on his Form U4; he only disputed the willfulness finding. He appealed the decision (principally with respect to the willfulness issue) to the FINRA National Adjudicatory Council (“NAC”). In December 2008, NAC affirmed the OHO decision pertaining to the “willful” issue, and slightly broadened the finding. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission and thereafter to the U.S. Court of Appeals. In each instance, the decision of the NAC was affirmed.

Under FINRA’s rules, the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification.” This means that he might no longer be permitted to continue to work in the securities industry. In September 2012, Mr. Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry, notwithstanding the fact that he is subject to a statutory disqualification. A hearing on that application is scheduled for June 2014 and a decision on that application is expected during the third or fourth quarter of 2014. While a denial of that application would preclude Mr. Mathis from continuing to work at the Company’s broker-dealer, he would still be able to continue performing his duties for the non-securities side of the business.

Employment Agreement

The CEO has an employment agreement which commenced on January 1, 2003 which automatically renews for annual periods following the initial two-year term. The agreement may be terminated by either party upon three months written notice in advance of any renewal date. Compensation pursuant to the agreement includes an annual salary of $250,000 (subject to annual increases of 5% beginning with the first automatic renewal), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the CEO’s annual sales of AWLD common stock. If the CEO’s employment is terminated by the Company without cause or by the CEO for Good Reason, then the salary is payable for the remainder of the then current term, plus an additional six months. Upon a change of control (1) the CEO’s options fully vest; (2) the employment term resets to one year from the date of the change of control; (3) the CEO has the right to resign during the thirty day period commencing on the one year anniversary of the change of control and then receive, within thirty days of his termination, a lump sum payment equal to his then current annual salary. The CEO isn’t permitted to solicit AWLD clients or employees during a two-year non-solicitation period following his termination.

Commitments

The Company leases office space, storage space and office equipment under various operating leases that expire between 2013 and 2015. Most of the leases include renewal options. Future minimum payments on these operating leases are as follows:

For The Years Ending December 31,	Amount

2014	$152,967
2015	103,997
Total	$256,964

Rent expense for this property for the years ended December 31, 2013 and 2012 was $129,169 and $140,209, respectively, net of expense allocation to affiliates.

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ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

and Subsidiaries

NOTES TO Consolidated Financial Statements

19.	SUBSEQUENT EVENTS

Management has evaluated all subsequent events to determine if events or transactions occurring through May 6, 2014, the date the consolidated financial statements were available to be issued, require adjustment to or disclosure in the consolidated financial statements.

Common Stock Transactions

In January 2014, the Company issued 10,485 shares of common stock to settle certain accounts payable for $19,061 or an average of $1.82 per share of common stock.

In February 2014, the Company issued 166,305 shares of common stock to settle cashless exercised options to purchase 566,946 shares of common stock at an exercise price of $1.59 per share and 31,421 shares of common stock to settle an exercised option for a purchase price of $49,959 or $1.59 per share of common stock.

In March 2014, the Company issued 21,454 shares of common stock to settle its 2013 contributions obligation to the Company’s 401(k) profit-sharing plan.

In April 2014, the Company issued 50,000 shares of common stock as part of an agreement to provide advisory services in connection with the Form 10 filing.

Preferred Stock Transactions

To date, during 2014, the Company issued 1,266,634 shares of Series A Preferred at $2.30 per share to accredited investors in a private placement transaction for gross proceeds of $2,913,252.

Warrants

To date, during 2014, in connection with the sale of Series A Preferred, DPEC Capital, Inc., as placement agent, earned warrants to purchase to purchase 154,027 shares of Series A Preferred at an exercise price of $2.30 per share. The warrants are exercisable for five years from the date of issuance. DPEC Capital, Inc., in turn, will award all such warrants to CAP’s registered representatives.

Convertible Note Exchanges

To date, during 2014, pursuant to a limited time offer, convertible note holders elected to exchange principal and interest totaling $874,082 into 475,436 shares of Series A Preferred (including principal totaling $426,042 held by the CEO was exchanged into 231,545 shares of Series A Preferred). The fair market value of the equity securities issued exceeded the value of the extinguished debt by $219,415, which was recorded as a loss on extinguishment.

Consulting Agreement

On April 9, 2014, the Company engaged a financial advisor for a six month term (subject to immediate termination by either party) for consideration comprised of a $15,000 cash fee and the issuance of 50,000 shares of common stock.

Foreign Currency Exchange Rates

The Argentine Peso to United States Dollar exchange rate was 8.0125, 6.5049 and 4.9071 at May 12, 2014, December 31, 2013 and December 31, 2012, respectively.

Loans Payable

To date, during 2014, the Company loaned an aggregate of $598,924 to a related, but independent, entity. As of the date of filing, the loans remained outstanding.

F-31